Exhibit 10.1

AMENDMENT NO. 4

AMENDMENT NO. 4, dated as of November 21, 2019 (this “Amendment”), among WRKCO INC. (formerly, WestRock Company), a Delaware corporation (the “Parent Borrower”), WESTROCK COMPANY OF CANADA CORP./COMPAGNIE WESTROCK DU CANADA CORP. (as successor by amalgamation to WESTROCK COMPANY OF CANADA HOLDINGS CORP./COMPAGNIE DE HOLDINGS WESTROCK DU CANADA CORP.), a Nova Scotia unlimited company (the “Canadian Borrower”), WRK LUXEMBOURG S.À.R.L, a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg with registered office at 163 rue du Kiem, L-8030 Strassen, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 159 099 (the “Luxembourg Borrower” and, together with the Parent Borrower and the Canadian Borrower, the “Borrowers”), the other Credit Parties, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as multicurrency agent for the Lenders (in such capacity, the “Multicurrency Agent,” together with the Administrative Agent, the “Agent”), to the Credit Agreement dated as of July 1, 2015 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among the Parent Borrower, the Canadian Borrower, the Subsidiary Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Administrative Agent, the Multicurrency Agent and the Lenders and Issuing Lenders referred to therein.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement.

WHEREAS, the Parent Borrower has requested an increase in (x) the U.S. Revolving Commitments in the aggregate principal amount of $200,000,000 and (y) the Multicurrency Revolving Commitments in the aggregate principal amount of $100,000,000;

WHEREAS, each financial institution having an amount set forth opposite its name under the heading “U.S. Revolving Commitment” on Schedule 2.1(a) hereto that exceeds its U.S. Revolving Commitments immediately prior to the effectiveness of this Amendment (each, an “Amendment No. 4 Incremental U.S. Revolving Lender”) has agreed severally, on the terms and conditions set forth herein and in the Credit Agreement, to provide a portion of the Amendment No. 4 Incremental U.S. Revolving Commitments (as defined below) and to become, if it is not already, a Lender and a Revolving Lender for all purposes under the Credit Agreement;

WHEREAS, each financial institution having an amount set forth opposite its name under the heading “Multicurrency Revolving Commitment” on Schedule 2.1(a) hereto that exceeds its Multicurrency Revolving Commitments immediately prior to the effectiveness of this Amendment (each, an “Amendment No. 4 Incremental Multicurrency Revolving Lender” and, together with the Amendment No. 4 Incremental U.S. Revolving Lenders, the “Amendment No. 4 Revolving Lenders”) has agreed severally, on the terms and conditions set forth herein and in the Credit Agreement, to provide a portion of the Amendment No. 4 Incremental Multicurrency Revolving Commitments (as defined below) and to become, if it is not already, a Lender and a Revolving Lender for all purposes under the Credit Agreement;

WHEREAS, pursuant to Section 2.3(f) of the Credit Agreement, the Parent Borrower has requested to designate the Luxembourg Borrower as a Foreign Subsidiary Borrower; and

WHEREAS, pursuant to Section 9.1 of the Credit Agreement, the Credit Parties, the Lenders party hereto and the Agent desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.          Amendment No. 4 Incremental Revolving Commitments; Foreign Subsidiary Borrower.  (a) (x) The Parent Borrower has requested, and the Amendment No. 4 Incremental U.S. Revolving Lenders hereby agree to provide, an increase in the U.S. Revolving Commitments in an aggregate amount equal to $200,000,000 (the “Amendment No. 4 Incremental U.S. Revolving Commitments”) and (y) the Parent Borrower has requested, and the Amendment No. 4 Incremental Multicurrency Revolving Lenders hereby agree to provide, an increase in the Multicurrency Revolving Commitments in and aggregate amount equal to $100,000,000 (the “Amendment No. 4 Incremental Multicurrency Revolving Commitments” and, together with the Amendment No. 4 Incremental U.S. Revolving Commitments, the “Amendment No. 4 Incremental Revolving Commitments”), in each case, on the terms set forth herein and in the Amended Credit Agreement.  As of the Effective Date (as defined below), the Amendment No. 4 Incremental U.S. Revolving Commitments shall constitute U.S. Revolving Commitments and each of the Amendment No. 4 Incremental U.S. Revolving Lenders shall become a Lender and a U.S. Revolving Lender. As of the Effective Date, the Amendment No. 4 Incremental Multicurrency Revolving Commitments shall constitute Multicurrency Revolving Commitments and each of the Amendment No. 4 Incremental Multicurrency Revolving Lenders shall become a Multicurrency Revolving Lender, a Canadian Revolving Lender and a Lender.

(b)          As of the Effective Date, the Luxembourg Borrower shall be a Foreign Subsidiary Borrower, an Additional Borrower and a Borrower for all purposes of the Amended Credit Agreement and the other Credit Documents.  This Amendment shall constitute the joinder agreement required under Section 2.3(f) of the Credit Agreement with respect to the Luxembourg Borrower.

Section 2.          Amendment.  The Credit Agreement is, effective as of the Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.  In addition, effective as of the Effective Date, Schedules 1.1(a)(i), 1.1(a)(ii) and 2.1(a) to the Credit Agreement are hereby amended to read in their entirety as set forth in Schedules 1.1(a)(i), 1.1(a)(ii) and 2.1(a), respectively, to this Amendment.

Section 3.          Representations and Warranties.  The Credit Parties (including, for the avoidance of doubt, the Luxembourg Borrower) represent and warrant to the Lenders and the Agent as of the Effective Date that:

(a)          At the time of and immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Documents are true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) with the same effect as if made on the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)          At the time of and immediately after giving effect to this Amendment (including the establishment of the Amendment No. 4 Incremental Revolving Commitments and the making of any Loans pursuant thereto on the Effective Date), no Default or Event of Default has occurred and is continuing.

(c)          As of the Effective Date, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Amendment is true and correct in all respects.

Section 4.          Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Effective Date”) on which:

(a)          the Agent (or its counsel) shall have received from the Credit Parties (including, for the avoidance of doubt, the Luxembourg Borrower), each Revolving Lender listed on Schedule 2.1(a) hereto (including each Amendment No. 4 Revolving Lender), the Required Lenders, each Swingline Lender and each Issuing Lender, a counterpart of this Amendment signed on behalf of each such party;

(b)          the Agent (or its counsel) shall have received the following (or their equivalent), each (other than with respect to clause (iv)) certified by the secretary or assistant secretary of the Parent Borrower and the Canadian Borrower as of the Effective Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Administrative Agent: (i) copies of the articles of incorporation or charter documents of each of the Parent Borrower and the Canadian Borrower, certified by the secretary or assistant secretary of such Borrower as of the Effective Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Administrative Agent, and that the articles or charter documents are in full force and effect; (ii) copies of resolutions of the board of directors of each of the Parent Borrower and the Canadian Borrower approving and adopting this Amendment (including the transactions contemplated herein) and authorizing execution and delivery hereof; (iii) copies of the bylaws, operating agreement, partnership agreement or equivalent of each of the Parent Borrower and the Canadian Borrower, and that such by-laws, operating agreements or partnership agreements are in full force and effect; and (iv) copies, where applicable, of a certificate of good standing of each of the Parent Borrower and the Canadian Borrower in its jurisdiction of organization, certified as of a recent date by the appropriate Governmental Authorities of the applicable jurisdiction of organization;

(c)          the representations and warranties set forth in Section 3 hereof shall be true and correct and the Agent shall have received a certificate of a Responsible Officer to such effect;

(d)          the Agent shall have received a legal opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Parent Borrower, in form and substance reasonably acceptable to the Agent;

(e)          the Agent shall have received a legal opinion of McInnes Cooper, special Canadian counsel to the Canadian Borrower, in form and substance reasonably acceptable to the Agent;

(f)          the Agent shall have received a legal opinion of Eversheds Sutherland (Luxembourg) LLP, special Luxembourg counsel to the Luxembourg Borrower, in form and substance reasonably acceptable to the Agent;

(g)          the Agent shall have received a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer certifying that immediately after giving effect to this Amendment, the Credit Parties taken as a whole are solvent as of the Effective Date;

(h)          the Parent Borrower shall have (x) paid (i) all fees required to be paid on the Effective Date pursuant to the Engagement Letter, dated as of October 9, 2019 (the “Engagement Letter”), among the Parent Borrower, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, (ii) all expenses due and payable pursuant to Section 5 hereof and (iii) all interest on the Revolving Loans (as defined in the Credit Agreement) and all fees pursuant to Sections 2.13(a), (b) and (c) of the Credit Agreement, in each case, which have accrued and remain unpaid as of the Effective Date and (y) repaid the Revolving Loans of each Exiting Lender (as defined below);

(i)          to the extent requested by the Agent or any Lender not less than five (5) days prior to the Effective Date, the Lenders shall have received a Beneficial Ownership Certification;

(j)          the Lenders shall have received, in accordance with Section 2.3(f) of the Credit Agreement, all documentation and other information reasonably requested by the Lenders relating to the Luxembourg Borrower required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act;

(k)          [reserved]; and

(l)          the Agent (or its counsel) shall have received the following (or their equivalent), each certified by an authorized signatory of the Luxembourg Borrower as of the Effective Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Agent: (i) a true, complete and up-to-date copy of the articles association (statuts) of the Luxembourg Borrower; (ii) a true, complete and up-to-date copy of an extract (extrait) from the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) (the “Luxembourg Companies Register”) dated as at the date of the Effective Date, certified by an authorised signatory of the Luxembourg Borrower; (iii) a negative certificate (certificat de non-inscription d’une décision judiciaire) from the Luxembourg Companies Register in respect of the Luxembourg Borrower and dated as at the Effective Date, certified by an authorised signatory of the Luxembourg Borrower; (iv) a copy of a resolution of the board of managers of the Luxembourg Borrower approving and adopting this Amendment (including the transactions contemplated herein) and authorizing execution and delivery hereof; (v) a specimen of the signature of each person authorised by the resolution referred to in clause (iv) above; (vi) a solvency certificate dated as of the Effective Date (signed by an authorised signatory of the Luxembourg Borrower) stating that such Luxembourg Borrower is not subject to nor, as applicable, meets or threatens to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and no application has been made or is to be made by its manager or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings; and (vii) a certificate from an authorised signatory of the Luxembourg Borrower, certifying that it has complied with the Luxembourg law of 31 May 1999 on the domiciliation of companies, as amended and all related regulations.

Section 5.          Expenses.  The Parent Borrower agrees to reimburse the Agent for the reasonable and documented out-of-pocket expenses incurred by the Agent in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agent, Borden Ladner Gervais LLP, Canadian counsel for the Agent, and NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel for the Agent, to the extent required by Section 9.5 of the Credit Agreement.

Section 6.          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 7.          Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.          Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.          Effect of Amendment.  On and after the Effective Date, each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment.  The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, but rather constitute a modification thereof pursuant to the terms contained herein.  This Amendment constitutes a Credit Document.

Section 10.          Acknowledgement and Consent. (a) Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment.  Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Credit Party Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

(b)          Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(c)          Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

Section 11.          Master Assignment Agreement; Exiting Lenders.  By delivering an executed counterpart to this Amendment, each Lender party hereto that is listed on Schedule A and/or Schedule B of the Master Assignment Agreement attached hereto as Exhibit B (the “Master Assignment Agreement”), hereby consents to the Master Assignment Agreement and agrees that it is a party to the Master Assignment Agreement.  Pursuant to Section 9.1 of the Credit Agreement, each financial institution that is a Revolving Lender immediately prior to giving effect to this Amendment that is not a party to this Amendment (each, an “Exiting Lender”) was notified by the Agent on November 18, 2019 that (x) it would be replaced as a Lender and (y) if it failed to execute the Master Assignment Agreement, the Parent Borrower would execute the Master Assignment Agreement on its behalf.  Accordingly, pursuant to Section 9.1 of the Credit Agreement, the Parent Borrower has executed the Master Assignment Agreement on behalf of each Exiting Lender that did not deliver an executed counterpart thereto.  Upon the Effective Date, each Exiting Lender (i) shall have been replaced with another Revolving Lender pursuant to Section 9.1 of the Credit Agreement and (ii) shall not be a Revolving Lender, a U.S. Revolving Lender, a Canadian Revolving Lender or a Multicurrency Revolving Lender under the Amended Credit Agreement; provided that the Exiting Lenders shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20, 2.21 and 9.5 of the Credit Agreement with respect to facts and circumstances occurring prior to the Effective Date.

 [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	WRKCO INC.

	By:	/s/ John D. Stakel
		Name:	John D. Stakel
		Title:	Senior Vice President and Treasurer

WESTROCK COMPANY OF CANADA CORP./COMPAGNIE WESTROCK DU CANADA CORP.

By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Senior Vice President and Treasurer

WRK LUXEMBOURG S.À.R.L

By:	/s/ Cornelia Mettlen
	Name:	Cornelia Mettlen
	Title:	Manager B

GUARANTORS:	WESTROCK RKT, LLC

	By:	/s/ John D. Stakel
		Name:	John D. Stakel
		Title:	Senior Vice President and Treasurer

WESTROCK MWV, LLC

By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Senior Vice President and Treasurer

WESTROCK COMPANY

By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Senior Vice President and Treasurer

[Signature Page to WestRock Amendment No. 4]

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, U.S. Swingline Lender, an Issuing Lender and a Lender

	By:	/s/ Kay Reedy
		Name:	Kay Reedy
		Title:	Managing Director

[Signature Page to WestRock Amendment No. 4]

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Erron Powers
		Name:	Erron Powers
		Title:	Director

BANK OF AMERICA, NA., ACTING THROUGH ITS CANADA BRANCH, as Lender and Canadian Swingline Lender:

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

[Signature Page to WestRock Amendment No. 4]

BANK OF AMERICA, N.A., as an Issuing Lender

By:	/s/ Erron Powers
	Name:	Erron Powers
	Title:	Director

[Signature Page to WestRock Amendment No. 4]

LENDERS:	Mizuho Bank, Ltd., as a Lender

	By:	/s/ Donna DeMagistris
		Name:	Donna DeMagistris
		Title:	Authorized Signatory

[Signature Page to WestRock Amendment No. 4]

LENDERS:	CoBank, ACB as a Lender

	By:	/s/ Kent Haverkamp
		Name:	Kent Haverkamp
		Title:	Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	Citibank, N.A., as a Lender

	By:	/s/ Susan Olsen
		Name:	Susan Olsen
		Title:	Vice President

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to WestRock Amendment No. 4]

LENDERS:	COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

	By:	/s/ Claire Laury
		Name:	Claire Laury
		Title:	Executive Director

By:	/s/ Jennifer Smith
	Name:	Jennifer Smith
	Title:	Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	Fifth Third Bank, National Association, as a Lender

	By:	/s/ Jonathan James
		Name:	Jonathan James
		Title:	Managing Director

[Signature Page to WestRock Amendment No. 4]

LENDERS:	ING BANK N.V., DUBLIN BRANCH, as a Lender

	By:	/s/ Barry Fehily
		Name:	Barry Fehily
		Title:	Managing Director

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

[Signature Page to WestRock Amendment No. 4]

LENDERS:	MUFG BANK, LTD. (f/k/a THE BANK OF TOKYO‑MITSUBISHI UFJ, LTD.), as a Lender

	By:	/s/ Jeffrey Flagg
		Name:	Jeffrey Flagg
		Title:	Director

[Signature Page to WestRock Amendment No. 4]

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Jeffrey Mills
		Name:	Jeffrey Mills
		Title:	Vice President

[Signature Page to WestRock Amendment No. 4]

LENDER:	Sumitomo Mitsui Banking Corporation, as a Lender

	By:	/s/ Michael Maguire
		Name:	Michael Maguire
		Title:	Executive Director

[Signature Page to WestRock Amendment No. 4]

SUNTRUST BANK, as a Lender

By:	/s/ Alexander Harrison
	Name:	Alexander Harrison
	Title:	Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	TD BANK, N.A. as a Lender

	By:	/s/ Uk-Sun Kim
		Name:	Uk-Sun Kim
		Title:	Senior Vice President

[Signature Page to WestRock Amendment No. 4]

The Bank of Nova Scotia, as a Lender

By:	/s/ Sangeeta Shah
	Name:	Sangeeta Shah
	Title:	Director

[Signature Page to WestRock Amendment No. 4]

LENDERS:	U.S. Bank National Association, as a Lender

	By:	/s/ Steven L. Sawyer
		Name:	Steven L. Sawyer
		Title:	Senior Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	Branch Banking and Trust Company as a Lender

	By:	/s/ Ketak Sampat
		Name:	Ketak Sampat
		Title:	Senior Vice President

If a second signature is necessary

By:
Name:
Title:

[Signature Page to WestRock Amendment No. 4]

LENDERS:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Peter S. Predun
		Name:	Peter S. Predun
		Title:	Executive Director

[Signature Page to WestRock Amendment No. 4]

LENDERS:	Bank of China. New York Branch

	By:	/s/ Raymond Qiao
		Name:	Raymond Qiao
		Title:	Executive Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	GOLDMAN SACHS BANK USA, as a Lender

	By:	/s/ Ryan Durkin
		Name:	Ryan Durkin
		Title:	Authorized Signatory

[Signature Page to WestRock Amendment No. 4]

LENDERS:	Royal Bank of Canada, as a Lender

	By:	/s/ Sandya Benoist
		Name:	Sandya Benoist
		Title:	Managing Director National Client Group - Finance RBC Royal Bank

[Signature Page to WestRock Amendment No. 4]

LENDERS:	The Bank of New York Mellon, as a Lender

	By:	/s/ Thomas J. Tarasovich, Jr.
		Name:	Thomas J. Tarasovich, Jr.
		Title:	Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	THE NORTHERN TRUST COMPANY, as a Lender

	By:	/s/ Kimberly A. Crotty
		Name:	Kimberly A. Crotty
		Title:	Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	BANCO BILBAO VIZCAYA ARGENTARIA , S.A. New York Branch as a Lender

	By:	/s/ Brian Crowley
		Name:	Brian Crowley
		Title:	Managing Director

By:	/s/ Miriam Trautmann
	Name:	Miriam Trautmann
	Title:	Senior Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	First Horizon Bank_____________________________, as a Lender

	By:	/s/ Terence J. Dolch
		Name:	Terence J. Dolch
		Title:	Senior Vice President

[Signature Page to WestRock Amendment No. 4]

LENDERS:	Synovus Bank, as a Lender

	By:	/s/ Chandra Cockrell
		Name:	Chandra Cockrell
		Title:	Corporate Banker

[Signature Page to WestRock Amendment No. 4]

EXHIBIT A

~~$4,300,000,000~~

CREDIT AGREEMENT

Dated as of July 1, 2015

as amended by Amendment No. 1 on July 1, 2016

as further amended by Amendment No. 2 on June 30, 2017

as further amended by Amendment No. 3 on March 7, 2018

as further amended by Amendment No. 4 on November 21, 2019

among,

~~WHISKEY HOLDCO, INC.,~~
~~as Holdco,~~WESTROCK COMPANY,
as Holdco,

WRKCO INC.,
as the Parent Borrower

WESTROCK COMPANY OF CANADA ~~HOLDINGS~~ CORP./COMPAGNIE ~~DE HOLDINGS~~
WESTROCK DU CANADA CORP.,
as the Canadian Borrower,

CERTAIN SUBSIDIARIES OF THE PARENT BORROWER FROM TIME TO TIME PARTY
HERETO,
as Subsidiary Borrowers,

CERTAIN SUBSIDIARIES OF THE PARENT BORROWER FROM TIME TO TIME PARTY
HERETO,
as Guarantors,

THE LENDERS PARTIES HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Multicurrency Agent

WELLS FARGO SECURITIES, LLC,
~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~
~~BARCLAYS BANK PLC~~BOFA SECURITIES, INC.,

Page

COBANK, ACB,
~~THE~~MIZUHO BANK ~~OF TOKYO MITSUBISHI UFJ, LTD.~~,
~~CITIGROUP GLOBAL MARKETS INC.,~~
~~HSBC SECURITIES (USA) INC.,~~
~~J.P. MORGAN SECURITIES LLC,~~
~~PNC CAPITAL MARKETS LLC,~~, LTD.,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
CITIGROUP GLOBAL MARKETS INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
ING BANK N.V., DUBLIN BRANCH,
MUFG BANK, LTD.,
PNC CAPITAL MARKETS LLC,
SUMITOMO MITSUI BANKING CORPORATION ~~and~~,
SUNTRUST ROBINSON HUMPHREY, INC.,
TD BANK, N.A.,
THE BANK OF NOVA SCOTIA,
U.S. BANK NATIONAL ASSOCIATION, and
BRANCH BANKING AND TRUST COMPANY
as Joint Lead Arrangers and Joint Book Runners

BANK OF AMERICA, N.A.,
as Syndication Agent

~~BARCLAYS BANK PLC,~~
COBANK, ACB,
~~THE~~MIZUHO BANK ~~OF TOKYO MITSUBISHI UFJ, LTD.,~~
~~CITIBANK, N.A.,~~
~~HSBC BANK USA, N.A.,~~
~~JPMORGAN CHASE BANK, N.A.,~~
~~PNC BANK, NATIONAL ASSOCIATION~~, LTD.,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
CITIGROUP GLOBAL MARKETS INC.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
ING BANK N.V., DUBLIN BRANCH,
MUFG BANK, LTD.,
PNC CAPITAL MARKETS LLC,
SUMITOMO MITSUI BANKING CORPORATION ~~and~~,
SUNTRUST BANK,
TD BANK, N.A.,
THE BANK OF NOVA SCOTIA,
U.S. BANK NATIONAL ASSOCIATION, and
BRANCH BANKING AND TRUST COMPANY,
as Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1

1.1	Definitions	1
1.2	Computation of Time Periods	~~48~~47
1.3	Accounting Terms	~~48~~47
1.4	Exchange Rates; Currency Equivalents	~~49~~48
1.5	Terms Generally; Construction	48
1.6	Divisions.	49
1.7	Luxembourg Terms.	49

ARTICLE II CREDIT FACILITY		~~50~~49

2.1	U.S. Revolving Loans	~~50~~49
2.2	Canadian Revolving Loans	~~53~~51
2.3	Multicurrency Alternative Currency Revolving Loans	~~56~~53
2.4	Closing Date Term Loan	~~60~~56
2.5	Delayed Draw Term Loan.	~~62~~57
2.6	U.S. Swingline Loan Subfacility	~~62~~58
2.7	Canadian Swingline Loan Subfacility	~~65~~60
2.8	Letter of Credit Subfacility	~~69~~64
2.9	Default Rate	~~72~~67
2.10	Conversion Options	~~72~~67
2.11	Prepayments	~~74~~68
2.12	Termination and Reduction of Commitments	~~78~~72
2.13	Fees	~~79~~73
2.14	Computation of Interest and Fees	~~80~~74
2.15	Pro Rata Treatment and Payments	~~81~~75
2.16	Non-Receipt of Funds by an Agent	~~84~~78
2.17	Inability to Determine Interest Rate	~~85~~79
2.18	Illegality	~~86~~80
2.19	Requirements of Law	~~87~~81
2.20	Indemnity	~~88~~82
2.21	Taxes	~~89~~83
2.22	Indemnification; Nature of Issuing Lender’s Duties	~~92~~86
2.23	Replacement of Lenders	~~93~~87
2.24	Relationship between the Canadian Swingline Lender and the Administrative Agent	~~93~~87
2.25	Defaulting Lenders	~~93~~87
2.26	Incremental Loans	~~96~~90
2.27	Extensions of Revolving Maturity Date and/or Term Loan Maturity Date	~~99~~93
2.28	Mexican Peso Revolving Credit Facility	~~101~~95

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~102~~96

3.1	Corporate Existence; Compliance with Law	~~102~~96
3.2	Corporate Power; Authorization	~~102~~96
3.3	Enforceable Obligations	~~102~~96
3.4	No Legal Bar	~~103~~97

- i-

Page

3.5	No Material Litigation	~~103~~97
3.6	Investment Company Act	~~103~~97
3.7	Margin Regulations	~~103~~97
3.8	Compliance with Environmental Laws	~~103~~97
3.9	[Reserved].	~~104~~98
3.10	Financial Statements, Fiscal Year and Fiscal Quarters	~~104~~98
3.11	ERISA	~~105~~99
3.12	Accuracy and Completeness of Information	~~105~~99
3.13	Compliance with Trading with the Enemy Act, OFAC Rules and Regulations, Patriot Act and FCPA	~~106~~100
3.14	Use of Proceeds	~~106~~100
3.15	Luxembourg Specific Representations	101

ARTICLE IV CONDITIONS PRECEDENT		~~107~~101

4.1	Conditions to Closing Date and Initial Revolving Loans and Term Loans	~~107~~101
4.2	Conditions to Subsequent Extensions of Credit	~~109~~104

ARTICLE V AFFIRMATIVE COVENANTS		~~111~~105

5.1	Corporate Existence, Etc.	~~111~~105
5.2	Compliance with Laws, Etc.	~~111~~105
5.3	Payment of Taxes and Claims	~~111~~106
5.4	Keeping of Books	~~111~~106
5.5	Visitation, Inspection, Etc.	~~111~~106
5.6	Insurance; Maintenance of Properties and Licenses	~~112~~106
5.7	Financial Reports; Other Notices	~~112~~107
5.8	Notices Under Certain Other Indebtedness	~~114~~109
5.9	Notice of Litigation	~~114~~109
5.10	Additional Guarantors	~~115~~109
5.11	Use of Proceeds	~~115~~110

ARTICLE VI NEGATIVE COVENANTS		~~115~~110

6.1	Financial Requirements	~~116~~110
6.2	Liens	~~116~~110
6.3	Subsidiary Indebtedness	~~118~~113
6.4	Merger and Sale of Assets	~~119~~114

ARTICLE VII EVENTS OF DEFAULT		~~121~~115

7.1	Events of Default	~~121~~115
7.2	Acceleration; Remedies	~~124~~118

ARTICLE VIII AGENCY PROVISIONS		~~124~~119

8.1	Appointment	~~124~~119
8.2	Delegation of Duties	~~125~~119
8.3	Exculpatory Provisions	~~125~~120
8.4	Reliance by Agents	~~126~~120
8.5	Notice of Default	~~126~~121

- ii-

Page

8.6	Non-Reliance on Agents and Other Lenders	~~126~~121
8.7	Agents in Their Individual Capacity	~~127~~121
8.8	Successor Agent; Issuing Lender; Swingline Lender	~~127~~122
8.9	Patriot Act Notice	~~128~~123
8.10	Guaranty Matters	~~128~~123
8.11	Withholding	~~129~~123
8.12	ERISA	~~129~~124

ARTICLE IX MISCELLANEOUS		~~129~~124

9.1	Amendments and Waivers	~~129~~124
9.2	Notices	~~133~~128
9.3	No Waiver; Cumulative Remedies	~~135~~129
9.4	Survival of Representations and Warranties	~~135~~130
9.5	Payment of Expenses	~~135~~130
9.6	Successors and Assigns; Participations; Purchasing Lenders	~~137~~131
9.7	Adjustments; Set-off	~~141~~136
9.8	Table of Contents and Section Headings	~~141~~136
9.9	Counterparts; Electronic Execution	~~142~~137
9.10	Severability	~~142~~137
9.11	Integration	~~142~~137
9.12	Governing Law	~~142~~137
9.13	Consent to Jurisdiction and Service of Process	~~142~~137
9.14	Confidentiality	~~143~~138
9.15	Acknowledgements	~~144~~139
9.16	Waivers of Jury Trial	~~144~~139
9.17	Judgment Currency	~~144~~139
9.18	Subordination of Intercompany Debt	~~145~~140
9.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~145~~140
9.20	Acknowledgement Regarding Any Supported QFCs	140

ARTICLE X GUARANTY OF PARENT BORROWER OBLIGATIONS		~~145~~141

10.1	The Guaranty	~~145~~141
10.2	Bankruptcy	~~146~~142
10.3	Nature of Liability	~~146~~142
10.4	Independent Obligation	~~147~~143
10.5	Authorization	~~147~~143
10.6	Reliance	~~147~~143
10.7	Waiver	~~147~~143
10.8	Limitation on Enforcement	~~148~~144
10.9	Confirmation of Payment	~~148~~145
10.10	Keepwell	~~149~~145

ARTICLE XI GUARANTY OF CANADIAN OBLIGATIONS AND FOREIGN SUBSIDIARY BORROWER OBLIGATIONS		~~149~~145

11.1	The Guaranty	~~149~~145
11.2	Bankruptcy	~~149~~146
11.3	Nature of Liability	~~150~~146
11.4	Independent Obligation.	~~150~~146

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Page

11.5	Authorization	~~150~~146
11.6	Reliance	~~151~~147
11.7	Waiver	~~151~~147
11.8	Limitation on Enforcement	~~152~~148
11.9	Confirmation of Payment	~~152~~148
11.10	Keepwell	~~152~~148

ARTICLE XII SPECIAL PROVISIONS APPLICABLE TO LENDERS UPON THE OCCURRENCE OF A SHARING EVENT		~~153~~149

12.1	Participations	~~153~~149
12.2	Administrative Agent’s Determinations Binding	~~153~~149
12.3	Participation Payments in U.S. Dollars	~~153~~149
12.4	Delinquent Participation Payments	~~154~~150
12.5	Settlement of Participation Payments	~~154~~150
12.6	Participation Obligations Absolute	~~155~~151
12.7	Increased Costs; Indemnities	~~155~~151
12.8	Provisions Solely to Effect Sharing Arrangement	~~155~~151

EXHIBITS

Exhibit A	Form of Account Designation Letter
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Notice of Conversion/Extension
Exhibit D	Form of Designation Notice
Exhibit E-1	Form of U.S. Revolving Note
Exhibit E-2	Form of Canadian Revolving Note
Exhibit E-3	Form of Multicurrency Revolving Note
Exhibit E-4	Form of Closing Date Term Loan Note
Exhibit E-5	Form of U.S. Swingline Note
Exhibit E-6	Form of Canadian Swingline Note
Exhibit F	Form of Tax Exempt Certificate
Exhibit G	Form of Officer’s Compliance Certificate
Exhibit H	Form of Joinder Agreement
Exhibit I	Form of Assignment and Assumption
Exhibit J	Form of Discounted Prepayment Option Notice
Exhibit K	Form of Lender Participation Notice
Exhibit L	Form of Discounted Voluntary Prepayment Notice

- iv-

SCHEDULES

Schedule 1.1(a)(i)	Existing MWV Notes
Schedule 1.1(a)(ii)	Existing ~~RockTenn~~RKT Notes
Schedule 1.1(b)	Existing Letters of Credit
Schedule 2.1(a)	Lenders and Commitments

Schedule 9.2	Multicurrency Agent’s Office
Schedule 9.6	Voting Participants

- v-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of July 1, 2015, and amended as of July 1, 2016, June 30, ~~2017 and~~2017, March 7, 2018 and November 21, 2019 (this “Agreement” or “Credit Agreement”), is by and among WESTROCK COMPANY (f/k/a WHISKEY HOLDCO, INC.), a Delaware corporation (“Holdco”), WRKCO INC. (f/k/a WESTROCK COMPANY), a Delaware corporation (the “Parent Borrower”), WESTROCK COMPANY OF CANADA ~~HOLDINGS~~ CORP./COMPAGNIE ~~DE HOLDINGS~~ WESTROCK DU CANADA CORP. (~~f/k/a ROCKTENN~~as successor by amalgamation to WESTROCK COMPANY OF CANADA HOLDINGS CORP./COMPAGNIE DE HOLDINGS ~~ROCKTENN~~WESTROCK DU CANADA CORP.), a Nova Scotia unlimited company (the “Canadian Borrower”, and together with the Parent Borrower~~, and any other Subsidiary of the Parent Borrower designated by the Parent Borrower as an additional Borrower pursuant to~~ Section 2.1(f)~~,~~ Section 2.2(f) ~~or~~ Section 2.3(f) ~~hereof~~ and each Additional Borrower, the “Borrowers”), WESTROCK RKT COMPANY (f/k/a ROCK-TENN COMPANY), a Georgia corporation (“~~RockTenn~~RKT”) and WESTROCK MWV, LLC (f/k/a MEADWESTVACO CORPORATION), a Delaware limited liability company (“MWV” and, together with ~~RockTenn~~RKT, the “Initial Guarantors”), the lenders named herein and such other lenders that hereafter become parties hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Multicurrency Agent for the Lenders (in such capacity, the “Multicurrency Agent”).

W I T N E S S E T H

WHEREAS, the Borrowers have requested that the Lenders provide revolving credit and term loan facilities for the purposes hereinafter set forth;

WHEREAS, the Lenders have agreed to make the requested credit facilities available to the Borrowers on the terms and conditions hereinafter set forth; and

~~WHEREAS, this Agreement has been amended by Amendment No. 1, dated as of the Amendment No. 1 Effective Date, to extend the maturity date of the Revolving Commitments of the Extended Multicurrency Revolving Lenders and the Extended U.S. Revolving Lenders;~~

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1          Definitions.

As used in this Credit Agreement, the following terms have the meanings specified below unless the context otherwise requires:

“2015 Lead Arranger” means Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, CoBank, ACB, The Bank Of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, Coöperatieve Rabobank U.A., New York Branch, Sumitomo Mitsui Banking Corporation and SunTrust Robinson Humphrey, Inc., each in its capacity as a joint lead arranger with respect to this Agreement.

“Acceptable Price” has the meaning specified in Section 2.11(f)(iii).

“Acceptance Date” has the meaning specified in Section 2.11(f)(ii).

“Account Designation Letter” means the Notice of Account Designation Letter dated the Closing Date from the Borrowers to the Administrative Agent in substantially the form of Exhibit A.

“Acquisition” means any acquisition, whether by stock purchase, asset purchase, merger, amalgamation, consolidation or otherwise, of a Person or a business line of a Person.

“Additional Borrowers” means the U.S. Subsidiary Borrowers, the Canadian Subsidiary Borrowers and the Foreign Subsidiary Borrowers (including, as of the Amendment No. 4 Effective Date, the Luxembourg Borrower).

“Additional Credit Party” means each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof, together with any successors or assigns.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agents” means the Administrative Agent and the Multicurrency Agent.

“Aggregate Revolving Committed Amount” means TWO BILLION THREE HUNDRED MILLION U.S. DOLLARS (U.S.$~~2,000,000,000~~2,300,000,000), which amount shall be automatically reduced by any permanent reduction of the U.S. Revolving Committed Amount or the Multicurrency Revolving Committed Amount in accordance with the terms of Section 2.12 (including, for the avoidance of doubt, Section 2.12(b)).

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Agreement Currency” has the meaning set forth in Section 9.17.

“Alternate Base Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greatest of (i) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (ii) the Prime Rate in effect on such day and (iii) LIBOR for an Interest Period of one month plus 1%. If at any time the Administrative Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, then the Alternate Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  If at any time the Administrative Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain LIBOR for any reason, then the Alternate Base Rate shall be determined without regard to clause (iii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, LIBOR or the Federal Funds Rate, respectively.

Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 0.00% per annum.

“Alternate Base Rate Loans” means Loans that bear interest at an interest rate based on the Alternate Base Rate.

“Alternative Currency” has the meaning set forth in Section 2.3(g).

“Alternative Currency Facility” has the meaning set forth in Section 2.3(g).

“Alternative Currency Facility Amendment” has the meaning set forth in Section 2.3(g).

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of July 1, 2016.

“Amendment No. 1 Effective Date” means July 1, 2016, the date of effectiveness of Amendment No. 1.

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of March 7, 2018.

“Amendment No. 3 Effective Date” means the Amendment Date (as defined in Amendment No. 3).

“Amendment No. 4” means Amendment No. 4 to this Agreement dated as of November 21, 2019.

“Amendment No. 4 Effective Date” means the Effective Date (as defined in Amendment No. 4).

“Amendment No. 4 Incremental Multicurrency Revolving Lenders” means each Multicurrency Revolving Lender as of the Amendment No. 4 Effective Date that is not an Existing Multicurrency Revolving Lender.

“Amendment No. 4 Incremental U.S. Revolving Lenders” means each U.S. Revolving Lender as of the Amendment No. 4 Effective Date that is not an Existing U.S. Revolving Lender.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdco or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Borrower” means (i) with respect to all Loans other than Non-U.S. Revolving Loans and the Canadian Swingline Loans, the Parent Borrower, (ii) with respect to Canadian Revolving Loans and Canadian Swingline Loans, the Canadian Borrower and (iii) with respect to Multicurrency Alternative Currency Revolving Loans, a Multicurrency Borrower.

“Applicable Discount” has the meaning specified in Section 2.11(f)(iii).

“Applicable Percentage” means, for any day, with respect to Revolving Loans denominated in U.S. Dollars, Canadian Dollars or any other Multicurrency Alternative Currency, Closing Date Term Loans, Delayed Draw Term Loans and Commitment Fees on Delayed Draw Term Loan Commitments and Revolving Commitments denominated in U.S. Dollars, Canadian Dollars or any other Multicurrency Alternative Currency, the percentages per annum set forth in the table below corresponding with the then applicable Level, which will be the lower of (a) the applicable Level determined by reference to the Leverage Ratio and (b) the applicable Level determined by reference to the Rating (the “Ratings Level”), such that Level I is the lowest Level and Level V is the highest Level; provided that prior to five (5) Business Days after delivery of financial statements for the period ending on the last day of the first Fiscal Quarter ending after the Amendment No. 3 Effective Date in accordance with the provisions of Section 5.7, the applicable Level shall not be lower than Level II.

For purposes of the foregoing, (a) (i) if the applicable Ratings established by Moody’s and S&P are different but correspond to consecutive pricing levels, then the Ratings Level will be based on the higher applicable Rating (e.g., if Moody’s applicable Rating corresponds to Level I and S&P’s applicable Rating corresponds to Level II, then the Ratings Level will be Level I), and (ii) if the applicable Ratings established by Moody’s and S&P are more than one pricing level apart, then the Ratings Level will be based on the rating which is one level higher than the lower rating (e.g., if Moody’s and S&P’s applicable Ratings correspond to Levels I and IV, respectively, then the Ratings Level will be Level III), (b) in the event that either S&P or Moody’s (but not both) shall no longer issue a Rating, the Ratings Level shall be determined by the remaining Rating, and (c) in the event that neither S&P nor Moody’s issues a Rating, unless and until the date, if any, that the Parent Borrower and the Required Lenders agree on a different arrangement, the existing Ratings Level shall continue in effect for the 60-day period immediately following such event, and subsequent to such period the Ratings Level shall be Level V.

Level	Leverage Ratio	Rating (S&P / Moody’s)	Applicable Percentage for LIBOR Rate Loans	Applicable Percentage for Base Rate Loans	Commitment Fee
I	< 2.00 to 1.00	BBB+ / Baa1 (or better)	1.000%	0.000%	0.125%
II	≥ 2.00 to 1.00 but < 2.50 to 1.00	BBB / Baa2	1.125%	0.125%	0.150%
III	≥ 2.50 to 1.00 but < 3.00 to 1.00	BBB- / Baa3	1.250%	0.250%	0.200%
IV	≥ 3.00 to 1.00 but < 3.25 to 1.00	BB+ / Ba1	1.500%	0.500%	0.250%
V	≥ 3.25 to 1.00	BB / Ba2	1.750%	0.750%	0.300%

(or worse)

The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Parent Borrower the financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Section 5.7 (each an “Interest Determination Date”). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date.  After the Closing Date, if the Borrowers shall fail to provide the Required Financial Information for any Fiscal Quarter or Fiscal Year, the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrowers were so required to provide such Required Financial Information to the Agents and the Lenders, be based on Level V until such time as such Required Financial Information is provided, whereupon the Level shall be determined by the then current Leverage Ratio.  In the event that any Required Financial Information that is delivered to the Agents is shown to be inaccurate in a manner that results in the miscalculation of the Leverage Ratio (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then the Credit Parties shall immediately (i) deliver to the Administrative Agent corrected Required Financial Information for such Applicable Period, (ii) determine the Applicable Percentage for such Applicable Period based upon the corrected Required Financial Information (which Applicable Percentage shall be made effective immediately in the current period, to the extent applicable) and (iii) immediately pay to the applicable Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by such Agent in accordance with Section 2.14(a). It is acknowledged and agreed that nothing contained herein shall limit the rights of the Agents and the Lenders under the Credit Documents, including their rights under Sections 2.9 and 7.2.

For the avoidance of doubt, for any periods prior to the Amendment No. 3 Effective Date, the Applicable Percentage shall be determined without giving effect to the amendments to this Agreement effected pursuant to Amendment No. 3.

“Applicable Period” has the meaning set forth in the definition of “Applicable Percentage.”

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit I.

“Assuming Lender” has the meaning set forth in Section 2.27(c).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate Loans” means all Loans accruing interest based on the Alternate Base Rate, the U.S. Base Rate or the Canadian Prime Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BofA Term Loan Agreement” means the Credit Agreement dated as of June 7, 2019 among the Parent Borrower, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

“Borrowers” has the meaning set forth in the introductory paragraph hereof.

“Borrowing Minimum” means (a) in the case of LIBOR Rate Loans denominated in U.S. Dollars, U.S.$2,000,000; (b) in the case of LIBOR Rate Loans denominated in Canadian Dollars, C$2,000,000; (c) in the case of LIBOR Rate Loans denominated in any Multicurrency Alternative Currency (other than U.S. Dollars), the smallest amount of such Multicurrency Alternative Currency that is an integral multiple of 100,000 units of such currency and the Dollar Amount of which is at least U.S.$2,000,000; (d) in the case of Alternate Base Rate Loans, U.S.$1,000,000; (e) in the case of U.S. Base Rate Loans, U.S.$2,000,000; and (f) in the case of Canadian Prime Rate Loans, C$2,000,000.

“Borrowing Multiple” means (a) in the case of LIBOR Rate Loans denominated in U.S. Dollars, U.S.$1,000,000; (b) in the case of LIBOR Rate Loans denominated in Canadian Dollars, C$1,000,000; (c) in the case of LIBOR Rate Loans denominated in any Multicurrency Alternative Currency (other than U.S. Dollars), the smallest amount of such Multicurrency Alternative Currency that is an integral multiple of 100,000 units of such currency and the Dollar Amount of which is at least U.S.$1,000,000; (d) in the case of Alternate Base Rate Loans, U.S.$1,000,000; (e) in the case of U.S. Base Rate Loans, U.S.$1,000,000; and (f) in the case of Canadian Prime Rate Loans, C$1,000,000.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that (a) when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in deposits of U.S. Dollars in the London interbank market, (b) the term “Business Day” shall also exclude any day on which banks are not open for foreign exchange dealings between banks in the exchange of the home country of such foreign currency, (c) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Canadian Revolving Loan, the term “Business Day” shall also exclude any day on which banks are authorized or required by law to close in Toronto, Ontario or London, England and any day on which banks in Toronto, Ontario are not open for dealings in deposits of Canadian Dollars in the Canadian interbank market, (d) when used in connection with any Loan or Letter of Credit denominated in any Multicurrency Alternative Currency, the term “Business Day” shall also exclude any day on which banks in London are not open for dealings in deposits in such Multicurrency Alternative Currency, (e) when used in connection with a Loan or Letter of Credit denominated in Euro, the term “Business Day” shall also exclude any day that is not a TARGET Day ~~and~~, (f) when used in connection with any Loan or Letter of Credit denominated in Sterling, the term “Business Day” shall also exclude any day on which commercial banks in London, England are authorized or required by law to remain closed and (g) with respect to any Revolving Loan requested by, or made to, the Luxembourg Borrower, the term “Business Day” shall also exclude any day on which banks in Luxembourg are authorized or required by law to close.

“Calculation Date” means the date of the applicable Specified Transaction which gives rise to the requirement to calculate the financial covenants set forth in Section 6.1(a) and (b) or the Leverage Ratio, in each case on a Pro Forma Basis.

“Calculation Period” means, in respect of any Calculation Date, the period of four Fiscal Quarters ended as of the last day of the most recent Fiscal Quarter preceding such Calculation Date for which the Administrative Agent shall have received the Required Financial Information.

“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Canadian Borrower” has the meaning set forth in the introductory paragraph hereof.

“Canadian Business Day” means a day other than a day on which banks in Toronto, Ontario are not open for dealings in deposits of Canadian Dollars in the Canadian interbank market.

“Canadian Credit Party” means any of the Canadian Borrower and any Canadian Subsidiary Borrower ~~designated as such under Section 2.2(f)~~.

“Canadian Dollars” or “C$” means the lawful currency of Canada.

“Canadian Lenders” means (a) each of the Persons identified as a “Multicurrency Revolving Lender” on Schedule 2.1(a) or its designated Affiliate or branch, (b) any other entity that may be added as a Canadian Lender in accordance with the terms of this Agreement; provided that such entity is able to fulfill all obligations of a Canadian Lender under the terms of this Agreement (including the obligation to make Loans in Canadian Dollars) in accordance with the requirements of the Bank Act (Canada), and (c) the successors and assigns of each of the foregoing; provided in all cases that only those entities dealing at arm’s-length with the Canadian Borrower for all purposes of the Income Tax Act (Canada) shall be permitted to be Canadian Lenders hereunder.

“Canadian Lending Office” means, initially, the office of each Canadian Lender designated as such Lender’s Canadian Lending Office shown on the Administrative Questionnaire provided to the Administrative Agent prior to the date hereof; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agents and the Parent Borrower as the office of such Lender at which Base Rate Loans and LIBOR Rate Loans denominated in Canadian Dollars of such Lender are to be made.

“Canadian Obligations” means all Credit Party Obligations of the Canadian Borrower and the other Canadian Credit Parties.

“Canadian Prime Rate” means a fluctuating rate of interest per annum which is equal to the greater of (i) the reference rate of interest (however designated) of, in the case of Canadian Revolving Loans, the Multicurrency Agent or, in the case of Canadian Swingline Loans, the Canadian Swingline Lender for determining interest chargeable by it on Canadian Dollar commercial loans made in Canada at 10:00 a.m. on such day and (ii) 0.50% above the annual rate for 30-day Canadian Dollar bankers’ acceptances of Schedule I banks that appears on the Thomson Reuters Screen CDOR Page (or any successor page) as of 10:00 a.m. on such day.

Notwithstanding the foregoing, in no event shall the Canadian Prime Rate be less than 0.00% per annum.

“Canadian Prime Rate Loan” means any Revolving Loan made by the Canadian Lenders in Canadian Dollars accruing interest based on the Canadian Prime Rate.

“Canadian Revolving Lender” means, as of any date of determination, any Canadian Lender holding a Multicurrency Revolving Commitment on such date ~~(and which shall include, for the avoidance of doubt, Non Extended Canadian Revolving Lenders and Extended Canadian Revolving Lenders)~~. For purposes of clarity, each Canadian Revolving Lender shall also be a Multicurrency Revolving Lender.

“Canadian Revolving Loans” means Revolving Loans made to the Canadian Borrower under Section ~~2.2 (and which shall include, for the avoidance of doubt, Non Extended Canadian Revolving Loans and Extended Canadian Revolving Loans).~~2.2.

“Canadian Revolving Note” or “Canadian Revolving Notes” means the promissory notes of the Canadian Borrower provided pursuant to Section 2.2(e) in favor of each of the Canadian Revolving Lenders that requests a promissory note evidencing the Canadian Revolving Loans made by each such Canadian Revolving Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Canadian Sanctions List” means the list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and/or the United Nations Al-Qaida and Taliban Regulations as published by the Office of the Superintendent of Financial Institutions Canada.

“Canadian Subsidiary Borrowers” means each Restricted Subsidiary of the Parent Borrower incorporated, formed or otherwise organized in Canada or any province or territory thereof that becomes a Borrower pursuant to Section 2.2(f).

“Canadian Swingline Commitment” means the commitment of the Canadian Swingline Lender to make Canadian Swingline Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the Canadian Swingline Committed Amount, and the commitment of the Canadian Revolving Lenders to purchase participation interests in the Canadian Swingline Loans as provided in Section 2.7(c)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Canadian Swingline Committed Amount” has the meaning set forth in Section 2.7(a).

“Canadian Swingline Lender” means Bank of America, N.A., acting through its Canada Branch, in its capacity as such, or any successor Canadian swingline lender hereunder.

“Canadian Swingline Loan” or “Canadian Swingline Loans” has the meaning set forth in Section 2.7(a).

“Canadian Swingline Note” means the promissory note of the Canadian Borrower in favor of the Canadian Swingline Lender evidencing the Canadian Swingline Loans provided pursuant to Section 2.7(i), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Capital Assets” means, collectively, for any Person, all fixed assets of such Person, whether tangible or intangible determined in accordance with GAAP.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP as of the Closing Date, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of a Consolidated Company, any such lease under which another Consolidated Company is the lessor.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, units or partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (i)(a) at the time it enters into a Cash Management Agreement, is a Lender, an Agent or an Affiliate of a Lender or an Agent or (b) is a Lender, an Agent or an Affiliate of a Lender or an Agent on the Closing Date or becomes a Lender after the Closing Date in connection with the primary syndication of the credit facilities provided hereunder and the Cash Management Agreement to which such Person is a party was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or Agent or such Person’s Affiliate ceased to be a Lender or an Agent), in each case (a) or (b) in its capacity as a party to such Cash Management Agreement; provided, in the case of a Cash Management Agreement with a Person who is no longer a Lender, such Person shall be considered a Cash Management Bank only through the stated maturity date (without extension or renewal or increase in amount) of such Cash Management Agreement and (ii) to the extent it is not a Lender, has provided the Administrative Agent with a fully executed Designation Notice, substantially in the form of Exhibit D.

“CDOR Rate” means, for any Interest Period, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances for a term comparable to such Interest Period displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefore) of Thomson Reuters as of approximately 10:00 a.m. (Toronto time) on the first day of such Interest Period, or if such day is not a Canadian Business Day, then on the immediately preceding Canadian Business Day (as adjusted by the Multicurrency Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate). Notwithstanding the foregoing, in no event shall the CDOR Rate be less than 0.00% per annum.

“Change in Control” means, as applied to Holdco and the Parent Borrower, after giving effect to the KapStone Combination, that (a) any Person or “Group” (as defined in Section 13(d)(3) of the Exchange Act, but excluding (i) any employee benefit or stock ownership plans of Holdco or any of its Subsidiaries, and (ii) members of the Board of Directors and executive officers of Holdco as of the Amendment No. 3 Effective Date, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than fifty percent (50%) of the combined voting power of all classes of common stock of Holdco, except that Holdco’s purchase of its common stock outstanding on the Amendment No. 3 Effective Date which results in one or more of Holdco’s shareholders of record as of Amendment No. 3 Effective Date controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of Holdco shall not constitute an acquisition hereunder or (b) Holdco ceases to own, directly or indirectly, one hundred percent (100%) of the Capital Stock of the Parent Borrower.

“Class” means (i) with respect to any Commitment, its character as a ~~Non-Extended~~ U.S. Revolving Commitment, a ~~Non-Extended~~ Multicurrency ~~Revolving Commitment, an Extended U.S.~~ Revolving Commitment, or an ~~Extended Multicurrency~~Incremental Revolving Commitment and (ii) with respect to any Loan, its character as a ~~Non-Extended~~ Canadian Revolving Loan, a ~~Non-Extended~~ Multicurrency Alternative Currency Revolving Loan, a ~~Non-Extended~~ U.S. Revolving Loan, an ~~Extended Canadian~~Incremental Revolving Loan, ~~an Extended Multicurrency Alternative Currency Revolving Loan, an Extended U.S. Revolving Loan~~ or a Closing Date Term Loan.

“Closing Date” means the date hereof.

“Closing Date Term Loan” has the meaning set forth in Section 2.4(a).  For the avoidance of doubt, all references in this Agreement to Closing Date Term Loans shall include, at any time after any Delayed Draw Funding Date, the Delayed Draw Term Loans borrowed on such Delayed Draw Funding Date.

“Closing Date Term Loan Commitment” means, with respect to each Closing Date Term Loan Lender, the commitment of such Closing Date Term Loan Lender to make its portion of the Closing Date Term Loan in a principal amount equal to such Closing Date Term Loan Lender’s Closing Date Term Loan Commitment Percentage of the Closing Date Term Loan Committed Amount.

“Closing Date Term Loan Commitment Percentage” means, for any Closing Date Term Loan Lender, the percentage identified as its Closing Date Term Loan Commitment Percentage on Schedule 2.1(a) (as in effect on the Closing Date), as such percentage may be modified in connection with any Incremental Term Loan Commitment and/or any assignment made in accordance with the provisions of Section 9.6(b).

“Closing Date Term Loan Committed Amount” has the meaning set forth in Section 2.4(a).

“Closing Date Term Loan Lender” means, as of any date of determination, any Lender that holds a portion of the outstanding Closing Date Term Loan on such date.  For the avoidance of doubt, all references in this Agreement to Closing Date Term Loan Lenders shall include, at any time after any Delayed Draw Funding Date, the Delayed Draw Term Loan Lenders in respect of the Delayed Draw Term Loan borrowed on such Delayed Draw Funding Date.

“Closing Date Term Loan Note” or “Closing Date Term Loan Notes” means the promissory notes of the Parent Borrower in favor of each of the Closing Date Term Loan Lenders that requests a promissory note evidencing the portion of the Closing Date Term Loan provided pursuant to Section

2.4(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateralized Bonds” means the Solid Waste Disposal Facility Revenue Bonds, Series 1997A, issued by the City of Wickliffe, Kentucky, and maturing on January 15, 2027.

“Combination” means, collectively, the MWV Merger and the RockTenn Merger.

“Combination Agreement” means the Second Amended and Restated Business Combination Agreement, dated as of April 17, 2015, among WestRock Company (f/k/a Rome-Milan Holdings, Inc.), MeadWestvaco Corporation, Rock-Tenn Company, Milan Merger Sub, LLC and Rome Merger Sub, Inc., including all schedules, exhibits and attachments thereto and as such agreement may be amended, restated, amended and restated or otherwise modified from time to time prior to the Closing Date.

“Commitment” means the ~~Non-Extended~~ U.S. Revolving Commitment, the ~~Non-Extended~~ Multicurrency Revolving Commitment, ~~the Extended U.S. Revolving Commitment, the Extended Multicurrency Revolving Commitment,~~ the LOC Commitment, the U.S. Swingline Commitment, the Canadian Swingline Commitment, any Incremental Revolving Commitment, the Closing Date Term Loan Commitment, the Delayed Draw Term Loan Commitment and/or any Incremental Term Loan Commitment, individually or collectively, as appropriate.

“Commitment Fees” has the meaning set forth in Section 2.13(a)(iii).

“Commitment Period” means (i) with respect to ~~any Class of~~the Revolving Commitments, the period from (and including) the Closing Date to (but excluding) the Revolving Maturity Date ~~of such Class~~, (ii) with respect to Letters of Credit ~~issued pursuant to any Class of Revolving Commitments~~, the period from (and including) the Closing Date to (but excluding) the date that is five (5) Business Days prior to the Revolving Maturity Date ~~with respect to the Extended U.S. Revolving Commitments~~ and (iii) with respect to the Delayed Draw Term Loans, the Delayed Draw Commitment Period.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consenting Lender” has the meaning set forth in Section 2.27(b).

“Consolidated Companies” means, collectively, Holdco, the Parent Borrower, the Canadian Borrower, the Multicurrency Borrowers, all of the other Restricted Subsidiaries, each Permitted Securitization Subsidiary and, to the extent required to be consolidated with Holdco under GAAP, any Joint Venture.

“Consolidated Company Investment” has the meaning set forth in the definition of “EBITDA.”

“Consolidated Funded Debt” means the Funded Debt of the Consolidated Companies on a consolidated basis.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (i) EBITDA for the period of the four prior Fiscal Quarters ending on such date to (ii) Consolidated Interest

Expense paid or payable in cash during such period (together with any sale discounts given in connection with sales of accounts receivable and/or inventory by the Consolidated Companies during such period).

“Consolidated Interest Expense” means, for any period, all Interest Expense of the Consolidated Companies net of interest income and income from corporate-owned life insurance programs (excluding (i) deferred financing costs included in amortization, (ii) interest expense in respect of insurance premiums, (iii) interest expense in respect of Indebtedness that is non-recourse to Holdco and its Restricted Subsidiaries under the laws of the applicable jurisdiction, except for Standard Securitization Undertakings, (iv) interest expense in respect of the write-up or write-down of the fair market value of Indebtedness and (v) any interest expense attributable to the KapStone Paper Chip Mill Contracts) of the Consolidated Companies determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes of calculating Consolidated Interest Expense for the fiscal periods ending on the last day of each of the first three Fiscal Quarters ending after the Amendment No. 3 Effective Date, Consolidated Interest Expense shall be annualized such that (a) for the calculation of Consolidated Interest Expense for the four Fiscal Quarters ending on the last day of the first Fiscal Quarter ending after the Amendment No. 3 Effective Date, Consolidated Interest Expense shall be Consolidated Interest Expense for the Fiscal Quarter then ending multiplied by four (4), (b) for the calculation of Consolidated Interest Expense for the four Fiscal Quarters ending on the last day of the second Fiscal Quarter ending after the Amendment No. 3 Effective Date, Consolidated Interest Expense shall be Consolidated Interest Expense for the two Fiscal Quarter period then ending multiplied by two (2) and (c) for the calculation of Consolidated Interest Expense for the four Fiscal Quarters ending on the last day of the third Fiscal Quarter ending after the Amendment No. 3 Effective Date, Consolidated Interest Expense shall be Consolidated Interest Expense for the three Fiscal Quarters then ending multiplied by one and one-third (1 1/3).

“Consolidated Net Income” means the consolidated net income of the Consolidated Companies on a consolidated basis as defined according to GAAP before giving effect to any non-controlling interests; provided that there shall be excluded from Consolidated Net Income (in each case, to the extent included in consolidated net income of the Consolidated Companies) (i) any net loss or net income of any Unrestricted Subsidiary that is not a Consolidated Company and the proportionate share of any net loss or net income of any Joint Venture that is a Consolidated Company attributable to a Person other than a Consolidated Company, (ii) the net income or loss of any Consolidated Company for any period prior to the date it became a Consolidated Company as a result of any Consolidated Company Investment, (iii) the gain or loss (net of any tax effect) resulting from the sale, transfer or other disposition of any Capital Assets by the Consolidated Companies other than in the ordinary course of business of the Consolidated Companies or from the sale, transfer or other disposition of the Non-Core MWV Businesses, (iv) any expense in respect of severance payments to the extent paid from the assets of any Plan, (v) other extraordinary items, as defined by GAAP, of the Consolidated Companies and (vi) any interest expense attributable to the KapStone Paper Chip Mill Contracts.

“Consolidated Net Tangible Assets” means, as of any date of determination, with respect to the Consolidated Companies, total assets minus goodwill, other intangible assets and current liabilities (other than current maturities of long term debt and other short term Funded Debt), all as determined in accordance with GAAP on a consolidated basis and any Consolidated Net Tangible Assets attributable to the MWV SPE Assets.

“Contractual Obligation” of any Person means any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

“Copyright Licenses” means any written agreement, naming any Credit Party as licensor, granting any right under any Copyright.

“Copyrights” means (a) all copyrights, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

“Credit Agreement” has the meaning set forth in the introductory paragraph hereof.

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, the LOC Documents, the Fee Letter, any Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (excluding, however, any Guaranteed Hedging Agreement and any Guaranteed Cash Management Agreement).

“Credit Party” means any of the Parent Borrower, the Canadian Borrower, the Multicurrency Borrowers, any Additional Borrower ~~designated as such under Section 2.1(f), Section 2.2(f) or Section 2.3(f)~~ or any Guarantor.

“Credit Party Obligations” means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agents, whenever arising, under this Credit Agreement and the other Credit Documents (including any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to any Hedging Agreement Provider under any Guaranteed Hedging Agreement or to any Cash Management Bank under any Guaranteed Cash Management Agreement.  Notwithstanding anything to the contrary contained in this Credit Agreement or any provision of any other Credit Document, Credit Party Obligations shall not extend to or include any Excluded Swap Obligation.

“Debt to Capitalization Ratio” means, as of the last day of any Fiscal Quarter, the ratio (expressed as a percentage) of (a)(i) Total Funded Debt minus (ii) the aggregate amount of cash on the consolidated balance sheet of Holdco and its Restricted Subsidiaries attributable to the net proceeds of an issuance or incurrence of Indebtedness that constitutes Refinancing Indebtedness in respect of existing Indebtedness maturing within 180 days of such issuance or incurrence, to (b) the sum of (i)(x) Total Funded Debt minus (y) the aggregate amount of cash on the consolidated balance sheet of Holdco and its Restricted Subsidiaries attributable to the net proceeds of an issuance or incurrence of Indebtedness that constitutes Refinancing Indebtedness in respect of existing Indebtedness maturing within 180 days of such issuance or incurrence plus (ii) the Equity Capitalization plus (iii) deferred Taxes of Holdco and its consolidated Subsidiaries, each as of the last day of such Fiscal Quarter.

“DDTL Agreement” means the Credit Agreement, dated as of March 7, 2018, by and among Holdco, the Parent Borrower, the other Credit Parties (as defined therein), the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means, at any time, any Lender that, at such time, (a) has failed to fund any portion of the Revolving Loans, any Term Loan, participations in LOC Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified any Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or under other agreements generally in which it commits or is obligated to extend credit, or (d) has become or is, or has a direct or indirect parent company that has become or is, insolvent or has become, or has a direct or indirect parent company that has become,  the subject of a bankruptcy or insolvency proceeding, or has had, or has a direct or indirect parent company that has had, a receiver, conservator, trustee or custodian appointed for it, or has taken, or has a direct or indirect parent company that has taken, any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has become or has a direct or indirect parent company that has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the applicable law of the country where such Person is subject to home jurisdiction supervision if any applicable law requires that such appointment not be publicly disclosed, in any such case, so long as such ownership interest or appointment, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Delayed Draw Commitment Fee” has the meaning assigned to that term in Section 2.13(a)(iii).

“Delayed Draw Commitment Period” means the period from the Closing Date to the Delayed Draw Termination Date.

“Delayed Draw Funding Date” has the meaning assigned to that term in Section 2.5.

“Delayed Draw Term Loans” has the meaning assigned to that term in Section 2.5.

“Delayed Draw Term Loan Commitment” means, with respect to each Delayed Draw Term Loan Lender, the commitment of such Delayed Draw Term Loan Lender to make its portion of the Delayed Draw Term Loan in a principal amount equal to such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment Percentage of the Delayed Draw Term Loan Committed Amount.

“Delayed Draw Term Loan Commitment Percentage” means, for any Delayed Draw Term Loan Lender, the percentage identified as its Delayed Draw Term Loan Commitment Percentage on Schedule 2.1(a) (as in effect on the Closing Date), as such percentage may be modified in connection with any Incremental Term Loan Commitment and/or any assignment made in accordance with the provisions of Section 9.6.

“Delayed Draw Term Loan Committed Amount” means an initial aggregate principal amount of ONE BILLION, ONE HUNDRED MILLION U.S. DOLLARS (U.S.$1,100,000,000) as of the Closing Date, as such amount may be decreased pursuant to Section 2.5 or Section 2.12.

“Delayed Draw Term Loan Lender” means, as of any date of determination, any Lender that holds a portion of the outstanding Delayed Draw Term Loan and/or Delayed Draw Term Loan Commitment on such date.

“Delayed Draw Termination Date” means the nine month anniversary of the Closing Date.

“Determination Date” means with respect to any Extension of Credit:

(a)          in connection with the origination of any new Extension of Credit, the Business Day which is the earliest of the date such credit is extended, the date the rate is set or the date the bid is accepted, as applicable;

(b)          in connection with any extension or conversion or continuation of an existing Loan, the last Business Day of each month or the Business Day which is the earlier of the date such advance is extended, converted or continued, or the date the rate is set, as applicable, in connection with any extension, conversion or continuation;

(c)          in connection with any extension of an existing Letter of Credit, the last Business Day of each month or the Business Day which is the date such Letter of Credit is extended;

(d)          the date of any reduction of the Aggregate Revolving Committed Amount pursuant to the terms of Section 2.12; or

(e)          in connection with any Incremental Loan Commitment, the Increased Amount Date; and

in addition to the foregoing, such additional dates not more frequently than once a month as may be determined by the Administrative Agent.  For purposes of determining availability hereunder, the rate of exchange for Canadian Dollars shall be the Spot Rate for the purchase of U.S. Dollars with Canadian Dollars and the rate of exchange for any Multicurrency Alternative Currency shall be the Exchange Rate for the purchase of U.S. Dollars with such Multicurrency Alternative Currency.

“Discount Range” has the meaning specified in Section 2.11(f)(ii).

“Discounted Prepayment Option Notice” means a Discounted Prepayment Option Notice substantially in the form of Exhibit J.

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.11(f)(i).

“Discounted Voluntary Prepayment Notice” means a Discounted Voluntary Prepayment Notice substantially in the form of Exhibit L.

“Disqualified Institution” means (a) certain banks, financial institutions and other institutional lenders or investors or any competitors of the Parent Borrower that, in each case, have been specified by name to the Administrative Agent by the Parent Borrower in writing prior to the Closing Date (collectively, the “Identified Institutions”) and (b) with respect to such Identified Institutions, Persons (such Persons, “Known Affiliates”) that are Affiliates of such Identified Institutions readily identifiable as such by the name of such Person, but excluding any Person that is a bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in loans, bonds or similar extensions of credit or securities in the ordinary course of business; provided that, upon reasonable notice to the Administrative Agent after the Closing Date, the Parent Borrower shall be permitted to supplement in writing the list of Persons that are Disqualified Institutions with the name of any Person that is or becomes a competitor of Holdco or any of its Restricted Subsidiaries or a Known Affiliate of one of the competitors of Holdco or any of its Restricted Subsidiaries, which supplement shall be in the form of a list of names provided to the Administrative Agent and shall become effective upon delivery to the Administrative Agent, but which supplement shall not apply retroactively to disqualify any persons that have previously acquired an interest in respect of the Loans or Commitments hereunder.

“Dollar Amount” means, at any time, (a) with respect to U.S. Dollars or an amount denominated in U.S. Dollars, such amount, (b) with respect to Canadian Dollars or an amount denominated in Canadian Dollars, the equivalent amount thereof in U.S. Dollars as determined in good faith by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with Canadian Dollars and (c) with respect to any Multicurrency Alternative Currency (other than U.S. Dollars), the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with such Multicurrency Alternative Currency.

“Domestic Lending Office” means, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown on the Administrative Questionnaire provided to the Administrative Agent prior to the date hereof; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agents and the Parent Borrower as the office of such Lender at which Base Rate Loans of such Lender are to be made, which shall include with respect to any Canadian Lender, such Lender’s Canadian Lending Office for Base Rate Loans and with respect to any Multicurrency Revolving Lender, such Lender’s Multicurrency Lending Office.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States, any ~~state~~State thereof or the District of Columbia.

“EBITDA” means for any fiscal period, Consolidated Net Income for such period plus (a) the following (without duplication) to the extent deducted in determining such Consolidated Net Income, in each case as determined for the Consolidated Companies in accordance with GAAP for the applicable period: (i) Consolidated Interest Expense, (ii) consolidated tax expenses, including all federal, state, provincial, local income and similar taxes (provided that, if the entry for consolidated tax expenses increases (rather than decreases) Consolidated Net Income for such fiscal period, then EBITDA shall be reduced by the amount of consolidated tax expenses for such fiscal period), (iii) depreciation and amortization expenses, (iv) all charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of original issue discount on prepayment of Indebtedness, premiums paid  in respect of prepayment of Indebtedness, and commitment fees (including bridge fees and ticking fees but excluding, for the avoidance of doubt, periodic revolver drawn or unused line fees) in respect of financing commitments, (v) all charges and expenses associated with the write up of inventory acquired in Acquisitions or in any other Investments that become Consolidated Companies (or Property of Consolidated Companies, including by way of merger, consolidation or amalgamation) (such Acquisitions or Investments, “Consolidated Company Investments”), in each case as required by Accounting Standards Codification (“ASC”) 805 – “Business Combinations”, (vi) all other non-cash charges, including non-cash charges for the impairment of goodwill taken pursuant to ASC 350 – “Intangibles - Goodwill and Other”, acquisition-related expenses taken pursuant to ASC 805 (whether consummated or not), stock-based compensation and restructuring and other charges, (vii) all legal, accounting and other professional advisory fees and expenses incurred in respect of Consolidated Company Investments and related financing transactions, (viii) (A) all expenses related to payments made to officers and employees, including any applicable excise taxes, of the acquired companies and businesses in any Consolidated Company Investment and other payments due in respect of employment agreements entered into as provided in the agreements relating to any Consolidated Company Investment, and retention bonuses and other transition and integration costs, including information technology transition costs, related to any Consolidated Company Investment, (B) change of control expenses of the acquired companies and businesses in any Consolidated Company Investment, (C) all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations (without duplication) that are not related to plant and other facilities closures and (D) all cash acquisition-related expenses taken pursuant to ASC 805 (whether consummated or not), all cash charges and expenses for plant and other facility closures (whether complete or partial) and other cash restructuring charges, labor disruption charges and officer payments in connection with any Consolidated Company Investment or associated with efforts to achieve EBITDA synergies or improvements; provided that the amount added back under this clause (viii) shall not exceed 10% of EBITDA (calculated prior to such addback), in each case in the aggregate for any period of four consecutive Fiscal Quarters, (ix) run-rate synergies expected to be achieved within 12 months following the end of such period due to any Consolidated Company Investment as a result of specified actions taken or expected in good faith to be taken (calculated on a pro forma basis as though such synergies had been realized on the first day of such period) and not already included in EBITDA; provided that (A) the aggregate initial estimated run-rate synergies for any Consolidated Company Investment with respect to which an add-back is made pursuant to this clause (ix) during any period of four consecutive Fiscal Quarters shall not exceed 10% of EBITDA (calculated prior to such addback) and (B) the aggregate add-back that may be made pursuant to this clause (ix) in respect of the expected run-rate synergies for any Consolidated Company Investment shall not exceed, for the four consecutive Fiscal Quarter period ending (v) on the last day of the first Fiscal Quarter ending after the date of such Consolidated Company Investment, 100% of the initial estimated run-rate synergies thereof (or such lesser amount necessary to comply with the immediately preceding clause (A)), (w) on the last day of the second Fiscal Quarter ending after the date of such Consolidated Company Investment, 75% of the initial estimated run-rate synergies thereof (or such lesser amount necessary to comply with the immediately preceding clause (A)), (x) on the last day of the third Fiscal Quarter ending after the date of such Consolidated Company Investment, 50% of the initial estimated run-rate synergies thereof (or such lesser amount necessary to comply with the immediately preceding clause (A)), (y) on the last day of the fourth Fiscal Quarter ending after the date of such Consolidated Company Investment, 25% of the initial estimated run-rate synergies thereof (or such lesser amount necessary to comply with the immediately preceding clause (A)), and (z) on the last day of each subsequent Fiscal Quarter, 0% of the initial estimate run-rate synergies thereof and (C) such synergies are reasonably identifiable, factually supportable and certified by the chief executive officer or the chief financial officer of Holdco and acceptable to the Administrative Agent (not to be unreasonably withheld) (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken provided that such benefit is expected to be realized within 12 months of taking such action), (x) all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations (without duplication) that are related to plant and other facilities closures (whether complete or partial), (xi) business interruption insurance items and other expenses, in each case during such period that the Parent Borrower believes, in good faith, shall be reimbursed by a third party (including through insurance or indemnity payments) not later than 365 days after the last day of the Fiscal Quarter for which an add back is first taken under this clause (xi) for such item or expense (provided that, if such item or expense has not been reimbursed, in whole or in part, on or prior to such 365th day, then EBITDA for the period next ending after such 365th day shall be reduced by an amount equal to the excess of the add-back taken for such item or expense pursuant to this clause (xi) over the amount, if any, that is reimbursed with respect to such item or expense on or prior to such 365th day), and (xii) all sale discounts given in connection with sales of accounts receivables and/or inventory, plus (b) cash distributions of earnings of Unrestricted Subsidiaries made to a Consolidated Company to the extent previously excluded in the determination of Consolidated Net Income by virtue of clause (i) of the definition of Consolidated Net Income, minus (c) the following (without duplication) to the extent added in determining such Consolidated Net Income, in each case as determined for the Consolidated Companies in accordance with GAAP for the applicable period: all non-cash gains (other than any such non-cash gains (i) in respect of which cash was received in a prior period or will be received in a future period and (ii) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in any prior period for, anticipated cash charges).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than (i) a natural person or (ii) a Disqualified Institution to the extent that the list of Disqualified Institutions has been provided to the Lenders at the Parent Borrower’s request); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Defaulting Lender, any Credit Party or any of the Credit Party’s Affiliates or Subsidiaries.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the Environment, as now or is at any relevant time in effect during the term of this Credit Agreement.

“Equity Capitalization” means as of the date of its determination, consolidated shareholders’ equity of Holdco and its consolidated Subsidiaries, as determined in accordance with GAAP.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under subsection (b) or (c) of Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) a withdrawal by Holdco or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal, within the meaning of Section 4203 or 4205 of ERISA, by Holdco or any ERISA Affiliate from a Multiemployer Plan or the receipt by any Credit Party or any ERISA Affiliate of notification that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA ; (e) the filing of a notice with the PBGC of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA or the commencement of proceedings by the PBGC to terminate or to appoint a trustee to administer a Pension Plan; or (f) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan upon Holdco or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the European Monetary Union legislation.

“Eurodollar Reserve Percentage” means for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Exchange Percentage” means, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Sharing Event (but before giving effect to any actions to occur on such date pursuant to Article XII) of which (a) the numerator shall be the sum of (i) the respective U.S. Revolving Commitment Percentage of such Lender of (x) the aggregate outstanding principal of all U.S. Revolving Loans and U.S. Swingline Loans and (y) the aggregate unreimbursed amount of outstanding Letters of Credit, (ii) the respective Multicurrency Revolving Commitment Percentage of such Lender of the aggregate outstanding principal of all Canadian Revolving Loans and Canadian Swingline Loans (taking the Dollar Amounts of any amounts expressed in Canadian Dollars on the date of the occurrence of the Sharing Event), (iii) the respective Multicurrency Revolving Commitment Percentage of such Lender of the aggregate outstanding principal of all Multicurrency Alternative Currency Revolving Loans (taking the Dollar Amounts of any amounts expressed in any Multicurrency Alternative Currency on the date of the occurrence of the Sharing Event), and (iv) the percentage of the aggregate principal amount of the outstanding Closing Date Term Loans of all Lenders held by such Lender, and (b) the denominator of which shall be the sum of (x) the aggregate outstanding principal of all Revolving Loans and Swingline Loans (taking the Dollar Amounts of any amounts expressed in Canadian Dollars or a Multicurrency Alternative Currency on the date of the occurrence of the Sharing Event), (y) the aggregate unreimbursed amount of outstanding Letters of Credit, and (z) the aggregate principal amount of the outstanding Term Loans of all Lenders.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Amount of any currency other than Dollars and Canadian Dollars, the rate at which such other currency may be exchanged into U.S. Dollars at the time of determination on such day on the Reuters WRLD Page for such currency.  In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of U.S. Dollars for delivery two Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty is or becomes illegal.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) any Tax on such recipient’s net income or profits (or franchise Tax or branch profits Tax), in each case (a) imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable lending office in such jurisdiction or (b) that is an Other Connection Tax, (ii) solely with respect to any Loans or advances to the Parent Borrower, any U.S. federal withholding Tax imposed on amounts payable to a Lender (other than any Lender becoming a party hereto pursuant to a request under Section 2.23) with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquired such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquired its interest in such Loan or (B) such Lender designates a new lending office, except in each case to the extent that amounts with respect to such Taxes were payable under Section 2.21 either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment  or such Lender immediately before it changed its lending office, (iii) any withholding Taxes attributable to a Lender’s failure to comply with Section 2.21(d) and (iv) any Tax imposed under FATCA.

“Existing Canadian Revolving Lenders” means each of the “Extended Canadian Revolving Lenders” and the “Non-Extended Canadian Revolving Lenders”, as such terms are defined in this Agreement immediately prior to the Amendment No. 4 Effective Date, that is a party to Amendment No. 4.

“Existing Canadian Revolving Loans” means the “Extended Canadian Revolving Loans” and the “Non-Extended Canadian Revolving Loans”, as such terms are defined in this Agreement immediately prior to the Amendment No. 4 Effective Date, outstanding immediately prior to the Amendment No. ~~1~~4 Effective Date.

“Existing Credit Agreements” means the Existing RockTenn Credit Agreement and the Existing MWV Credit Agreement.

“Existing Letters of Credit” means the Letters of Credit listed on Schedule 1.1(b).

~~“Existing Multicurrency Alternative Currency Revolving Loans” means the “Multicurrency Alternative Currency Revolving Loans” outstanding immediately prior to the Amendment No. 1 Effective Date.~~

~~“Existing Multicurrency Revolving Commitment” means the “Multicurrency Revolving Commitments” immediately prior to the Amendment No. 1 Effective Date.~~

“Existing MWV Credit Agreement” means the Credit Agreement dated as of January 30, 2012 (as amended, supplemented or otherwise modified from time to time), among MWV, MeadWestvaco Coated Board, LLC and the other entities from time to time party thereto as borrowers, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Barclays Bank plc, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) and UBS Loan Finance LLC, as documentation agents.

“Existing MWV Notes” means, collectively, the notes of MWV set forth on Schedule 1.1(a)(i).

“Existing Multicurrency Revolving Commitments” means the “Extended Multicurrency Revolving Commitments” and the “Non-Extended Multicurrency Revolving Commitments”, as each such term is defined in this Agreement immediately prior to the Amendment No. 4 Effective Date, existing immediately prior to the Amendment No. 4 Effective Date.

“Existing Multicurrency Revolving Lenders” means each of the “Extended Multicurrency Revolving Lenders” and the “Non-Extended Multicurrency Revolving Lenders”, as each such term is defined in this Agreement immediately prior to the Amendment No. 4 Effective Date, that is a party to Amendment No. 4.

“Existing Multicurrency Alternative Currency Revolving Loans” means the “Extended Multicurrency Alternative Currency Revolving Loans” and the “Non-Extended Multicurrency Alternative Currency Revolving Loans”, as each such term is defined in this Agreement immediately prior to the Amendment No. 4 Effective Date, outstanding immediately prior to the Amendment No. 4 Effective Date.

“Existing RockTenn Credit Agreement” means the Amended and Restated Credit Agreement dated as of May 27, 2011, and amended and restated as of September 27, 2012 (as amended, supplemented or otherwise modified from time to time), among ~~RockTenn~~RKT, the Canadian Borrower (formerly, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada), the guarantors from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and Bank of America, N.A., acting through its Canada branch, as Canadian administrative agent.

“Existing ~~RockTenn~~RKT Senior Notes” means, collectively, the notes of ~~RockTenn~~RKT set forth on Schedule 1.1(a)(ii).

“Existing Senior Notes” means, collectively, the Existing MWV Notes and the Existing ~~RockTenn~~RKT Senior Notes.

“Existing U.S. Revolving ~~Commitment~~ Commitments” means the “Extended U.S. Revolving ~~Commitments”~~ Commitments” and the “Non-Extended U.S. Revolving Commitments”, as each such term is defined in this Agreement immediately prior to the Amendment No. ~~1~~4 Effective Date, existing immediately prior to the Amendment No. 4 Effective Date.

“Existing U.S. Revolving Lenders” means each of the “Extended U.S. Revolving Lenders” and “Non-Extended U.S. Revolving Lenders”, as each such term is defined in this Agreement immediately prior to the Amendment No. 4 Effective Date, that is a party to Amendment No. 4.

“Existing U.S. Revolving Loans” means the “Extended U.S. Revolving Loans” and the “Non-Extended U.S. Revolving Loans”, as each such term is defined in this Agreement immediately prior to the Amendment No. 4 Effective Date, outstanding immediately prior to the Amendment No. ~~1~~4 Effective Date.

~~“Extended Canadian Revolving Lender” means, at any time, any Lender that has an Extended Multicurrency Revolving Commitment or that holds Extended Canadian Revolving Loans at such time.  For purposes of clarity, each Extended Canadian Revolving Lender shall also be an Extended Multicurrency Revolving Lender.~~

~~“Extended Canadian Revolving Loans” has the meaning set forth in Section 2.2(a)(ii).~~

~~“Extended Multicurrency Alternative Currency Revolving Loans” has the meaning set forth in Section 2.3(a)(ii).~~

~~“Extended Multicurrency Revolving Committed Amount” means an initial aggregate principal amount of THREE HUNDRED SIXTY SEVEN MILLION EIGHT HUNDRED FIFTY SEVEN THOUSAND FOUR HUNDRED FIFTY FOUR U.S. DOLLARS AND EIGHTY CENTS (U.S.$ 367,857,454.80) as of the Amendment No. 1 Effective Date, as such amount may be reduced from time to time in accordance with Section 2.12.~~

~~“Extended Multicurrency Revolving Commitment” means, with respect to each Extended Multicurrency Revolving Lender, the commitment of such Extended Multicurrency Revolving Lender to make Extended Canadian Revolving Loans and Extended Multicurrency Alternative Currency Revolving Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the amount set forth opposite such Extended Multicurrency Revolving Lender’s name on Schedule 2.1(a) under the caption “Extended Multicurrency Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.~~

~~“Extended Multicurrency Revolving Facility” means the Extended Multicurrency Revolving Commitments and the Extended Multicurrency Alternative Currency Revolving Loans, Extended Canadian Revolving Loans and the Canadian Swingline Loans extended thereunder.~~

~~“Extended Multicurrency Revolving Lender” means, at any time, any Lender that has an Extended Multicurrency Revolving Commitment or that holds Extended Multicurrency Revolving Loans at such time.~~

~~“Extended U.S. Revolving Committed Amount” has the meaning set forth in Section 2.1(a)(ii).~~

~~“Extended U.S. Revolving Commitment” means, with respect to each Extended U.S. Revolving Lender, the commitment of such Extended U.S. Revolving Lender to make Extended U.S. Revolving~~

~~Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the amount set forth opposite such Extended U.S. Revolving Lender’s name on Schedule 2.1(a) under the caption “Extended U.S. Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.~~

~~“Extended U.S. Revolving Facility” means the Extended U.S. Revolving Commitments and the Extended U.S. Revolving Loans, the Letters of Credit and the U.S. Swingline Loans extended thereunder.~~

~~“Extended U.S. Revolving Lender” means, at any time, any Lender that has an Extended U.S. Revolving Commitment or that holds Extended U.S. Revolving Loans at such time.~~

~~“Extended U.S. Revolving Loans” has the meaning set forth in Section 2.1(a)(ii).~~

“Extension Date” has the meaning set forth in Section 2.27(b).

“Extension of Credit” means, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

“Farm Credit Lender” means a federally chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971.

“Farm Credit Term Loan Facility” means the Credit Agreement, dated as of ~~the Closing Date,~~September 27, 2019, among ~~RockTenn CP~~WestRock Southeast, LLC, a Delaware limited liability company, ~~Rock Tenn Converting Company, a Georgia corporation, and MeadWestvaco Virginia Corporation, a Delaware corporation, as borrowers~~as borrower, the guarantors from time to time party thereto, the lenders party thereto and CoBank, ACB, as administrative agent.

“FATCA” means Sections 1471 through 1474 of the Code as of the Closing Date (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury regulations or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (and any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System of the United States on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the Fee Letter dated as of April 27, 2015, among ~~RockTenn~~RKT, Wells Fargo and Wells Fargo Securities, LLC, as amended, restated, modified or supplemented from time to time.

“Fees” means all fees payable pursuant to Section 2.13.

“Fiscal Quarter” means any fiscal quarter of the SEC Filer (or, for any period prior to the Amendment No. 3 Effective Date, of the Parent Borrower).

“Fiscal Year” means any fiscal year of the SEC Filer (or, for any period prior to the Amendment No. 3 Effective Date, of the Parent Borrower).

“Foreign Borrower” means each Canadian Credit Party and each Foreign Subsidiary Borrower.

“Foreign Borrower Obligations” means all Credit Party Obligations of the Canadian Credit Parties and the Foreign Subsidiary Borrowers.

“Foreign Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) maintained or contributed to by any Credit Party or any of its Subsidiaries or in respect of which any Credit Party or any of its Subsidiaries is obligated to make contributions, in each case, for the benefit of employees of any Credit Party or any of its Subsidiaries other than those employed within the United States, other than a plan maintained exclusively by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (A) the failure to make or, if applicable, accrue in accordance with applicable accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (B) the failure to register or loss of good standing with applicable regulatory or tax authorities of any such Foreign Plan required to be registered or registered to maintain advantageous tax status; or (C) the failure of any Foreign Plan to comply with any provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower Obligations” means all Credit Party Obligations of the Foreign Subsidiary Borrowers.

“Foreign Subsidiary Borrowers” means ~~one or more Foreign Subsidiaries of Holdco designated as a Multicurrency Borrower under~~each Restricted Subsidiary of the Parent Borrower incorporated, formed or otherwise organized in a jurisdiction reasonably satisfactory to the Multicurrency Agent and the Revolving Lenders that becomes a Borrower pursuant to Section 2.3(f). For the avoidance of doubt, as of the Amendment No. 4 Effective Date, the Luxembourg Borrower shall have become a Foreign Subsidiary Borrower in accordance with Section 2.3(f).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding LOC Obligations other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to a Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of applicable Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrowers or for which cash collateral or other credit support acceptable to the applicable Swingline Lender shall have been provided in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt and other accrued obligations incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) that would appear as liabilities on a balance sheet of such Person, (v) the principal portion of all obligations of such Person under Capital Leases, (vi) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person (other than letters of credit issued for the account of such Person in support of industrial revenue or development bonds that are already included as Indebtedness of such Person under clause (ii) above) and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (vii) all preferred Capital Stock or other equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to (A) mandatory sinking fund payments prior to the date six (6) months after the Latest Maturity Date, (B) redemption prior to the date six (6) months after the Latest Maturity Date or (C) other acceleration prior to the date six (6) months after the Latest Maturity Date, (viii) the principal balance outstanding under any Synthetic Lease, (ix) all Indebtedness of others of the type described in clauses (i) through (viii) hereof (which, for purposes of clarity, will not include any of the items described in clause (A)(I) through (A)(XII) below) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed and (x) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (i) through (ix) hereof (which, for purposes of clarity, will not include any of the items described in clause (A)(I) through (A)(XII) below); provided, however, that (A) in the case of the Consolidated Companies, Funded Debt shall not include (I) intercorporate obligations solely among the Consolidated Companies, (II) lease obligations pledged as collateral to secure industrial development bonds, (III) hedge adjustments resulting from terminated fair value interest rate derivatives, (IV) Indebtedness that is non-recourse to such Person under the laws of the applicable jurisdiction (except for Standard Securitization Undertakings), including installment notes issued in timber transactions in the ordinary course of business of the Consolidated Companies, (V) guarantees of the debt of suppliers and vendors incurred in the ordinary course of business of the Consolidated Companies to the extent that the obligations thereunder do not exceed, in the aggregate, $35,000,000, (VI) trade payables re-characterized as Indebtedness in accordance with GAAP under travel and expense reimbursement cards, procurement cards, supply chain finance and similar programs to the extent that the obligations thereunder are satisfied within 180 days of their incurrence under the applicable program, (VII) any obligation in respect of earn-outs, purchase price adjustments or similar acquisition consideration arrangements except to the extent such obligation is no longer contingent and appears as a liability on the balance sheet of the Consolidated Companies in accordance with GAAP, (VIII) any industrial development bonds or similar instruments with respect to which both the debtor and the investor are Consolidated Companies, (IX) any industrial revenue or development bonds that have been redeemed, repurchased or defeased by the Consolidated Companies or otherwise (and any other Indebtedness, including Guaranty Obligations, in respect of such bonds), (X) the portion of any industrial revenue or development bonds that have been cash collateralized (and any other Indebtedness, including Guaranty Obligations, in respect of such portion of such bonds) (it being understood and agreed that the carveout in this clause (X) shall include the aggregate principal amount of the Collateralized Bonds that is outstanding as of the ~~effective date of~~ Amendment No. 1 ~~to this Agreement~~Effective Date (and any other Indebtedness, including Guaranty Obligations, in respect of such bonds)), (XI) obligations with respect to insurance policy loans to the extent offset by the assets of the applicable insurance policies and (XII) financing liabilities arising under the KapStone Paper Chip Mill Contracts (in an amount, as of December 31, 2017, of approximately $86,000,000, as such amount may increase or decrease in accordance with the terms of the KapStone Paper Chip Mill Contracts), (B) the Funded Debt of any Person shall include the Funded Debt of any other entity that is not a Consolidated Company (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Funded Debt expressly provide that such Person is not liable therefor and (C) with respect to any Funded Debt of any Consolidated Company that is a partnership or Joint Venture, the Funded Debt of such partnership or Joint Venture shall be limited to the product of the Ownership Share of the Credit Parties and their Restricted Subsidiaries in such partnership or Joint Venture multiplied by the principal amount of such Funded Debt, unless a larger amount of such Funded Debt is recourse to Holdco or any Restricted Subsidiary (in which event such larger amount of such Funded Debt shall constitute Funded Debt).

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Government Acts” has the meaning set forth in Section 2.22(a).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

“Guaranteed Hedging Agreement” means any Hedging Agreement between a Credit Party and a Hedging Agreement Provider, as amended, restated, amended and restated, modified, supplemented or extended from time to time.

“Guarantors” means (i) with respect to the U.S. Obligations, the U.S. Guarantors, (ii) with respect to the Canadian Obligations, the Parent Borrower, ~~each Foreign Subsidiary Borrower,~~ the U.S. Guarantors and any Additional Credit Party and (iii) with respect to the Foreign Subsidiary Borrower Obligations, the Parent Borrower, each Canadian Credit Party, the U.S. Guarantors and any Additional Credit Party.

“Guaranty” means the guaranty of the Guarantors set forth in Articles X and XI.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Substances” means any substance, waste, chemical, pollutant or contaminant, material or compound in any form, including petroleum, crude oil or any fraction thereof, asbestos or asbestos containing materials, or polychlorinated biphenyls, that is regulated pursuant to any Environmental Law.

“Hedging Agreement Provider” means any Person that (i) to the extent it is not a Lender, has provided the Administrative Agent with a fully executed Designation Notice, substantially in the form of Exhibit D and (ii) enters into a Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.3 to the extent that (a) such Person is a Lender, an Agent, an Affiliate of a Lender or an Agent or any other Person that was a Lender or an Agent (or an Affiliate of a Lender or an Agent) at the time it entered into the Hedging Agreement but has ceased to be a Lender or an Agent (or whose Affiliate has ceased to be a Lender or an Agent) under the Credit Agreement or (b) such Person is a Lender, an Agent or an Affiliate of a Lender or an Agent on the Closing Date or becomes a Lender after the Closing Date in connection with the primary syndication of the credit facilities provided hereunder and the Hedging Agreement to which such Person is a party was entered into on or prior to the Closing Date (even if such Person ceases to be a Lender or an Agent or such Person’s Affiliate ceased to be a Lender or an Agent); provided, in the case of a Guaranteed Hedging Agreement with a Person who is no longer a Lender, such Person shall be considered a Hedging Agreement Provider only through the stated maturity date (without extension or renewal or increase in notional amount) of such Guaranteed Hedging Agreement.

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, but excluding (i) any purchase, sale or option agreement relating to commodities used in the ordinary course of such Person’s business and (ii) any agreement existing as of the Closing Date or entered into after the Closing Date in accordance with the historical practices of the Consolidated Companies related to the fiber trading and fiber brokerage business of such Persons.

“Holdco” has the meaning set forth in the introductory paragraph hereof.

“Identified Institutions” has the meaning set forth in the definition of “Disqualified Institutions”.

“Immaterial Subsidiary” means any Restricted Subsidiary (other than a Borrower) where (a) the Consolidated Net Tangible Assets of such Restricted Subsidiary are less than 5.0% of the Consolidated Net Tangible Assets of the Consolidated Companies as of the end of the most recent full Fiscal Quarter for which internal financial statements are available immediately preceding the date of determination and (b) the EBITDA of such Restricted Subsidiary is less than 5.0% of the EBITDA of the Consolidated Companies as of the end of the four most recent full Fiscal Quarters, treated as one period, for which internal financial statements are available immediately preceding the date of determination, in each of the foregoing clauses (a) and (b), determined in accordance with GAAP; provided that Immaterial Subsidiaries may not in the aggregate have (x) Consolidated Net Tangible Assets constituting in excess of 15.0% of the Consolidated Net Tangible Assets of the Consolidated Companies as of the end of the most recent full Fiscal Quarter for which internal financial statements are available immediately preceding the date of determination or (y) EBITDA constituting in excess of 15.0% of the EBITDA of the Consolidated Companies as of the end of the four most recent full Fiscal Quarters, treated as one period, for which internal financial statements are available immediately preceding the date of determination, in each of the foregoing clauses (x) and (y), determined in accordance with GAAP (and, in the event that the Consolidated Net Tangible Assets and/or the EBITDA of all Immaterial Subsidiaries exceed the thresholds specified in the foregoing clauses (x) and (y), as applicable, one or more of the Restricted Subsidiaries that would otherwise have qualified as Immaterial Subsidiaries shall be deemed to be Material Subsidiaries in descending order based on the amounts of their respective Consolidated Net Tangible Assets or EBITDA, as the case may be, until such excess has been eliminated).

“Increased Amount Date” has the meaning assigned thereto in Section 2.26(a).

“Incremental Lender” has the meaning assigned thereto in Section 2.26(a).

“Incremental Loan Commitments” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Loans” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Revolving Commitment” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Revolving Commitment Increase” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Revolving Loan” has the meaning assigned thereto in Section 2.26(a)(ii).

“Incremental Revolving Lender” means a Lender with ~~a~~an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan ~~as a result of an Incremental Revolving Commitment~~.

“Incremental Term Loan” has the meaning assigned thereto in Section 2.26(a)(i).

“Incremental Term Loan Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 2.26(a)(i).

“Incremental Term Loan Note” or “Incremental Term Loan Notes” means the promissory notes of the Parent Borrower in favor of each of the Incremental Term Loan Lenders that requests a promissory note evidencing the portion of the Incremental Term Loans provided pursuant to Section 2.26, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt and other accrued obligations incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) that would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements (excluding (a) any purchase, sale or option agreement relating to commodities used in the ordinary course of such Person’s business and (b) any agreement existing as of the Closing Date or entered into after the Closing Date in the ordinary course of business of Holdco and the Restricted Subsidiaries related to the fiber trading and fiber brokerage businesses (other than any agreement entered into for speculative purposes) of such Persons), (vi) all Indebtedness of others (which, for purposes of clarity, will not include any of the items described in clauses (A)(I) through (A)(XII) below) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that so long as such Indebtedness is non-recourse to such Person, only the portion of such obligations which is secured shall constitute Indebtedness hereunder, (vii) all Guaranty Obligations of such Person with respect to Indebtedness of another Person (which, for purposes of clarity, will not include any of the items described in clauses (A)(I) through (A)(XII) below), (viii) the principal portion of all obligations of such Person under Capital Leases plus any accrued interest thereon, (ix) all obligations of such Person under Hedging Agreements to the extent required to be accounted for as a liability under GAAP, excluding any portion thereof which would be accounted for as interest expense under GAAP, (x) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred Capital Stock or other equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to (A) mandatory sinking fund payments prior to the date six (6) months after the Latest Maturity Date, (B) redemption prior to the date six (6) months after the Latest Maturity Date or (C) other acceleration prior to the date six (6) months after the Latest Maturity Date and (xii) the principal balance outstanding under any Synthetic Lease plus any accrued interest thereon; provided, however, that (A) in the case of the Consolidated Companies, Indebtedness shall not include (I) intercorporate obligations solely among the Consolidated Companies, (II) lease obligations pledged as collateral to secure industrial development bonds, (III) hedge adjustments resulting from terminated fair value interest rate derivatives, (IV) non-recourse installment notes issued in timber transactions in the ordinary course of business of the Consolidated Companies, (V) guarantees of the debt of suppliers and vendors incurred in the ordinary course of business of the Consolidated Companies to the extent that the obligations thereunder do not exceed, in the aggregate, $35,000,000, (VI) trade payables re-characterized as Indebtedness in accordance with GAAP under travel and expense reimbursement cards, procurement cards, supply chain finance and similar programs to the extent that the obligations thereunder are satisfied within 180 days of their incurrence under the applicable program, (VII) any obligations in respect of earn-outs, purchase price adjustments or similar acquisition consideration arrangements except to the extent such obligation is no longer contingent and appears as a liability on the balance sheet of the Consolidated Companies in accordance with GAAP, (VIII) any industrial development bonds or similar instruments with respect to which both the debtor and the investor are Consolidated Companies, (IX) any industrial revenue or development bonds that have been redeemed, repurchased or defeased by the Consolidated Companies or otherwise (and any other Indebtedness, including Guaranty Obligations, in respect of such bonds), (X) the portion of any industrial revenue or development bonds that have been cash collateralized (and any other Indebtedness, including Guaranty Obligations, in respect of such portion of such bonds) (it being understood and agreed that the carveout in this clause (X) shall include the aggregate principal amount of the Collateralized Bonds that is outstanding as of the ~~effective date of~~ Amendment No. 1 ~~to this Agreement~~Effective Date (and any other Indebtedness, including Guaranty Obligations, in respect of such bonds)), (XI) obligations with respect to insurance policy loans to the extent offset by the assets of the applicable insurance policies and (XII) financing liabilities arising under the KapStone Paper Chip Mill Contracts (in an amount, as of December 31, 2017, of approximately $86,000,000, as such amount may increase or decrease in accordance with the terms of the KapStone Paper Chip Mill Contracts), (B) the Indebtedness of any Person shall include the Indebtedness of any other entity that is not a

Consolidated Company (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor and (C) with respect to any Indebtedness of any Consolidated Company that is a partnership or Joint Venture, the Indebtedness of such partnership or Joint Venture shall be limited to the product of the Ownership Share of the Credit Parties and their Restricted Subsidiaries in such partnership or Joint Venture multiplied by the principal amount of such Indebtedness, unless a larger amount of such Indebtedness is recourse to Holdco or any Restricted Subsidiary (in which event such larger amount of such Indebtedness shall constitute Indebtedness).

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.5(b).

“Information” has the meaning set forth in Section 9.14.

“Information Materials” has the meaning set forth in Section 5.7.

“Initial Guarantors” has the meaning set forth in the introductory paragraph hereof.

“Intellectual Property” means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

“Interbank Reference Rate” means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Multicurrency Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other banks.

“Intercompany Debt” has the meaning set forth in Section 9.18.

“Interest Determination Date” has the meaning set forth in the definition of “Applicable Percentage”.

“Interest Expense” means, with respect to any Person for any period, the sum of the amount of interest paid or accrued in respect of such period.

“Interest Payment Date” means (a) as to any Base Rate Loan, the last day of each March, June, September and December and, with respect to ~~any Class of~~ Revolving Loans, the Revolving Maturity Date ~~of such Class~~ and, with respect to the Term Loans, the Term Loan Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, each day which is three (3) months after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” means, as to any LIBOR Rate Loan, a period of one (1), two (2), three (3) or six (6) months duration (or any other period if agreed to by each applicable Lender), as the Applicable Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of LIBOR Rate Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period with respect to ~~any Class of~~ Revolving Loans shall extend beyond the Revolving Maturity Date ~~of such Class~~ and no Interest Period with respect to the Term Loans shall extend beyond the Term Loan Maturity Date, (iii) in the case of LIBOR Rate Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month and (iv) in the case of the initial Interest Period for each borrowing of Delayed Draw Term Loans, such Interest Period shall be a duration determined pursuant to Section 2.5; provided, however, (A) if the Applicable Borrower shall fail to give notice as provided above, (x) if the Parent Borrower with respect to a Loan denominated in U.S. Dollars, the Parent Borrower shall be deemed to have selected an Alternate Base Rate Loan, (y) if the Canadian Borrower, the Canadian Borrower shall be deemed to have selected a U.S. Base Rate Loan to replace the affected LIBOR Rate Loan if denominated in U.S. Dollars or a Canadian Prime Rate Loan to replace the affected LIBOR Rate Loan if denominated in Canadian Dollars and (z) if a Multicurrency Borrower with respect to a Loan denominated in a Multicurrency Alternative Currency (other than U.S. Dollars), such Multicurrency Borrower shall be deemed to have selected an Interest Period of one month (in the case of each of clauses (x), (y) and (z), except as otherwise expressly provided in this Agreement), and (B) no more than twelve (12) LIBOR Rate Loans may be in effect at any time.  For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

Notwithstanding the foregoing, the initial Interest Period for Delayed Draw Term Loans will end on the last day of the Interest Period in effect for the Closing Date Term Loans outstanding on the Delayed Draw Funding Date, and if the outstanding Closing Date Term Loans have more than one Interest Period in effect, the initial Interest Periods for the Delayed Draw Term Loans will end on the last day of such Interest Periods in effect (divided among such Interest Periods on a ratable basis).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person or (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means, as applicable with respect to any Letter of Credit or LOC Obligations, Wells Fargo (or its designated Affiliate) and Bank of America, N.A. (or its designated Affiliate) and any other Lender that agrees to be an issuing lender that is acceptable to the Parent Borrower and the Administrative Agent, or any successor issuing lender hereunder, and any issuing lender under an Existing Letter of Credit or any successor issuing lender thereunder.

“Issuing Lender Fees” has the meaning set forth in Section 2.13(c).

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit H, executed and delivered by each Person who becomes a Guarantor in accordance with the provisions of Section 5.10.

“Joint Venture” means, with respect to any Person, any corporation or other entity (including limited liability companies, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, of which some but less than 100% of the total combined voting power of all classes of Voting Stock or other ownership interests, at the time as of which any determination is being made, is owned by such Person, either directly or indirectly through one or more Subsidiaries of such Person.

“Judgment Currency” has the meaning set forth in Section 9.17.

“KapStone” means KapStone Paper and Packaging Corporation, a Delaware corporation.

“KapStone Combination” means, collectively, the KapStone Merger and the WestRock Merger.

“KapStone Merger” means the merger of KapStone and Kola Merger Sub, Inc., a Delaware corporation, pursuant to the KapStone Merger Agreement, pursuant to which KapStone will be the surviving corporation.

“KapStone Merger Agreement” means the Agreement and Plan of Merger dated January 28, 2018, among KapStone, the Parent Borrower, Holdco, Whiskey Merger Sub, Inc., a Delaware corporation, and Kola Merger Sub, Inc., a Delaware corporation.

“KapStone Paper Chip Mill Contracts” means the non-cancellable contracts entered into by KapStone in 2015 to construct facilities to produce wood chips for use at KapStone’s Charleston and Roanoke Rapids paper chip mills.

“Known Affiliates” has the meaning set forth in the definition of “Disqualified Institutions”.

“Latest Maturing Loan” means the Term Loan incurred and outstanding under this Credit Agreement with the Latest Maturity Date.

“Latest Maturity Date” means the latest maturity date of any Term Loan incurred and outstanding under this Credit Agreement at any given time after giving effect to any renewal, refinancing, refunding or extension of Loans incurred or outstanding pursuant to this Credit Agreement.

“Lead Arrangers” means Wells Fargo Securities, LLC, ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, CoBank, ACB, The Bank Of Tokyo Mitsubishi UFJ, Ltd., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC~~BofA Securities, Inc., Cobank, ACB, Mizuho Bank, Ltd., Coöperatieve Rabobank U.A., New York Branch, Citigroup Global Markets Inc., Fifth Third Bank, National Association, ING Bank N.V., Dublin Branch, MUFG Bank, Ltd., PNC Capital markets LLC, Sumitomo Mitsui Banking Corporation ~~and~~, SunTrust Robinson Humphrey, Inc., TD Bank, N.A., The Bank of Nova Scotia, U.S. Bank National Association and Branch Banking and Trust Company, each in its capacity as a joint lead arranger with respect to this Agreement, and each 2015 Lead Arranger.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 2.26.

“Lender Participation Notice” means a Lender Participation Notice substantially in the form of Exhibit K.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto (including any Multicurrency Revolving Lender, U.S. Revolving Lender, Closing Date Term Loan Lender or Delayed Draw Term Loan Lender), and their respective successors and assigns and any Incremental Lender (and unless the context requires otherwise any Swingline Lender). For the avoidance of doubt, “Lenders” shall include each Existing Canadian Revolving Lender, each Existing Multicurrency Revolving Lender and each Existing U.S. Revolving Lender.

“Letters of Credit” means any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, restated, modified, extended, renewed or replaced from time to time.

“Letter of Credit Fee” has the meaning set forth in Section 2.13(b).

“Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Total Funded Debt as of such date minus (ii) the aggregate amount of cash on the consolidated balance sheet of Holdco and its Restricted Subsidiaries attributable to the net proceeds of an issuance or incurrence of Indebtedness that constitutes Refinancing Indebtedness in respect of existing Indebtedness maturing within 180 days of such issuance or incurrence, to (b) EBITDA for the period of the four prior Fiscal Quarters ending on such date.

“LIBOR” means:

(i)          for any LIBOR Rate Loan made to the Parent Borrower or another Multicurrency Borrower in U.S. Dollars or Euros for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars or Euro, as applicable, at approximately 11:00 a.m. (London time) two (2) London Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent in accordance with its customary practices, U.S. Dollars or Euro, as applicable, in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 a.m. (London time), on the relevant Quotation Day for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected;

(ii)          for any LIBOR Rate Loan made to the Parent Borrower or another Multicurrency Borrower in Sterling for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Sterling, as applicable, at approximately 11:00 a.m. (London time) on the first London Business Day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent in accordance with its customary practices, Sterling in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 a.m. (London time), on the relevant Quotation Day for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected;

(iii)          for any LIBOR Rate Loan made to the Canadian Borrower in U.S. Dollars for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two (2) London Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two (2) London Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Bloomberg LIBOR01 Page (or any successor page), the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then “LIBOR”, in the case of LIBOR Rate Loans made to the Canadian Borrower in U.S. Dollars, shall mean the rate per annum at which, as determined by the Multicurrency Agent, U.S. Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 a.m. (London time), on the relevant Quotation Day for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected; and

(iii)          for any LIBOR Rate Loan made to the Canadian Borrower in Canadian Dollars for any Interest Period therefor, the CDOR Rate.  If, for any reason, such rate is not available, then “LIBOR”, in the case of LIBOR Rate Loans made to the Canadian Borrower in Canadian Dollars, shall mean the rate per annum at which, as determined by the Multicurrency Agent, Canadian Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 4:00 p.m. London time, on the relevant Quotation Day for settlement in immediately available funds by leading banks in the Canadian interbank market for a period equal to the Interest Period selected.

Notwithstanding the foregoing, in no event shall LIBOR be less than 0.00% per annum.

“LIBOR Lending Office” means, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office shown on the Administrative Questionnaire provided to the Administrative Agent prior to the date hereof; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent, the Multicurrency Agent and the Parent Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by (i) in the case of LIBOR Rate Loans denominated in U.S. Dollars, the Administrative Agent, (ii) in the case of LIBOR Rate Loans denominated in Canadian Dollars, the Multicurrency Agent and (iii) in the case of LIBOR Rate Loans denominated in a Multicurrency Alternative Currency (other than U.S. Dollars), the Multicurrency Agent, in each case, pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

For the purposes of clarification, there shall be no Eurodollar Reserve Percentage applicable to any LIBOR Rate Loan that is a Canadian Revolving Loan.

“LIBOR Rate Loan” means any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“License” has the meaning set forth in Section 5.6(c).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind in the nature of a security interest (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Loan” or “Loans” means a Revolving Loan, a Term Loan, a Swingline Loan and/or an Incremental Loan, as appropriate.

“LOC Commitment” means the commitment of the Issuing Lender to issue Letters of Credit up to the LOC Committed Amount and, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to purchase Participation Interests in the Letters of Credit up to such U.S. Revolving Lender’s Revolving Commitment Percentage of the LOC Committed Amount, as such amount may be reduced from time to time in accordance with the provisions hereof.

“LOC Committed Amount” has the meaning set forth in Section 2.8(a).

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

“LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“London Business Day” means a day other than a day on which banks in London, England are not open for dealings in deposits of U.S. Dollars in the London interbank market.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Borrower” WRK Luxembourg S.À R.L, a private limited liability company (société à responsabilité limitée),  incorporated under the laws of Luxembourg, with registered office at 163 rue du Kiem, L-8030 Strassen, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 159099.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders of such Class holding in the aggregate more than fifty percent (50%) of the unused Commitments of such Class and the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the Loans of such Class, in each case at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Majority in Interest, Credit Party Obligations (including Participation Interests) of the applicable Class owing to such Defaulting Lender and such Defaulting Lender’s Commitments of the applicable Class.

“Mandatory Canadian Borrowing” has the meaning set forth in Section 2.7(c)(i).

“Mandatory LOC Borrowing” has the meaning set forth in Section 2.8(e).

“Mandatory U.S. Borrowing” has the meaning set forth in Section 2.6(b)(ii).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of Holdco and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Credit Parties, taken as a whole, to perform their obligations under any Credit Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Credit Parties, taken as a whole, of the Credit Documents.

“Material Contract” means any contract or other arrangement to which Holdco or any of its Subsidiaries is a party that is required to be filed with the SEC.

“Material Subsidiary” means each Restricted Subsidiary that is not an Immaterial Subsidiary.

“MNPI” has the meaning specified in Section 2.11(f)(i).

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multicurrency Agent” has the meaning set forth in the introductory paragraph hereof, together with any successors or assigns.

“Multicurrency Agent’s Office” means, with respect to any currency, the Multicurrency Agent’s address and, as appropriate, account as set forth on Schedule 9.2 with respect to such currency, or such other address or account with respect to such currency as the Multicurrency Agent may from time to time notify to the Borrowers and the Lenders.

“Multicurrency Alternative Currency” means Euro, U.S. Dollars and Sterling.

“Multicurrency Alternative Currency Revolving Loans” means Revolving Loans made to a Multicurrency Borrower under Section ~~2.3 (and which shall include, for the avoidance of doubt, Non Extended Multicurrency Alternative Currency Revolving Loans and Extended Multicurrency Alternative Currency Revolving Loans),~~2.3, which for the avoidance of doubt shall not include the Canadian Revolving Loans made to the Canadian Borrower under Section 2.2.

“Multicurrency Borrower” means the Parent Borrower, each U.S. Subsidiary Borrower and each Foreign Subsidiary Borrower (including, for the avoidance of doubt, the Luxembourg Borrower).

“Multicurrency Commitment Fee” has the meaning set forth in Section 2.13(a)(ii).

“Multicurrency Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower delivered in connection with Section 2.3.

“Multicurrency Lending Office” means, initially, the office of each Multicurrency Revolving Lender designated as such Lender’s Multicurrency Lending Office shown on the Administrative Questionnaire provided to the Administrative Agent prior to the date hereof; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agents and the Parent Borrower as the office of such Lender at which Multicurrency Alternative Currency Revolving Loans of such Lender are to be made.

“Multicurrency Revolving Commitment” means ~~the Extended~~, with respect to each Multicurrency Revolving Lender, the commitment of such Multicurrency Revolving ~~Commitment and/or~~

~~the Non-Extended~~Lender to make Canadian Revolving Loans and Multicurrency Alternative Currency Revolving Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment~~, as applicable~~ Percentage of the Multicurrency Revolving Committed Amount.

“Multicurrency Revolving Commitment Percentage” means, for each Multicurrency Revolving Lender, the percentage identified as its Multicurrency Revolving Commitment Percentage on Schedule 2.1(a) or in the Assignment and Assumption pursuant to which such Multicurrency Revolving Lender became a Multicurrency Revolving Lender hereunder, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(b)~~; provided that, on the Revolving Maturity Date with respect to the Non Extended Multicurrency Revolving Facility, the Multicurrency Revolving Commitment Percentages for the Extended Multicurrency Revolving Lenders shall be recalculated ratably in accordance with their respective Multicurrency Revolving Commitment Percentages immediately prior thereto~~.

“Multicurrency Revolving Committed Amount” means ~~the Extended Multicurrency Revolving Committed Amount, together with the Non Extended Multicurrency Revolving Committed Amount.~~an aggregate principal amount of $500,000,000 as of the Amendment No. 4 Effective Date, as such amount may be reduced from time to time in accordance with Section 2.12.

“Multicurrency Revolving Lenders” means (a) each of the Persons identified as a “Multicurrency Revolving Lender” on the signature pages hereto or its designated Affiliate or branch, (b) any other entity that may be added as a Multicurrency Revolving Lender in accordance with the terms of this Agreement (including, for the avoidance of doubt, the Amendment No. 4 Incremental Multicurrency Revolving Lenders); provided that such entity is able to fulfill all obligations of a Multicurrency Revolving Lender under the terms of this Agreement (including the obligation to make Loans in any Multicurrency Alternative Currency) in accordance with the requirements of applicable law, and (c) the successors and assigns of each of the foregoing ~~(and which shall include, for the avoidance of doubt, Non-Extended Multicurrency Revolving Lenders and Extended Multicurrency Revolving Lenders)~~. For purposes of clarity, each Multicurrency Revolving Lender shall also be a Canadian Revolving Lender.

“Multicurrency Revolving Note” or “Multicurrency Revolving Notes” means the promissory notes of a Multicurrency Borrower provided pursuant to Section 2.3(e) in favor of each of the Multicurrency Revolving Lenders that requests a promissory note evidencing the Multicurrency Alternative Currency Revolving Loans made by each such Multicurrency Revolving Lender, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Multiemployer Plan” means any employee benefit plan of the type defined in Section 3(37) of ERISA or described in Section 4001(a)(3) of ERISA and that is subject to ERISA, to which Holdco or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“MWV” has the meaning set forth in the introductory paragraph hereof.

“MWV Merger” means the merger of MWV and Milan Merger Sub, Inc., a Delaware corporation, pursuant to the Combination Agreement, pursuant to which MWV will be the surviving corporation.

“MWV SPE Assets” means the Timber Note assets held by MeadWestvaco Timber Note Holding Co. II, LLC, MeadWestvaco Timber Note Holding LLC or any other Restricted Subsidiary.

“Non-Consenting Lender” has the meaning set forth in Section 2.27(b).

“Non-Core MWV Businesses” means each of (a) the Specialty Chemicals business of MWV and (b) Community Development and Land Management business of MWV.

~~“Non-Extended Canadian Revolving Lender” means, at any time, any Lender that has a Non Extended Multicurrency Revolving Commitment or that holds Non-Extended Canadian Revolving Loans at such time.~~

~~“Non-Extended Canadian Revolving Loans” has the meaning set forth in Section 2.2(a)(ii).~~

~~“Non-Extended Multicurrency Alternative Currency Revolving Loans” has the meaning set forth in Section 2.3(a)(ii).~~

~~“Non-Extended Multicurrency Revolving Committed Amount” means an initial aggregate principal amount of THIRTY TWO MILLION ONE HUNDRED FORTY TWO THOUSAND FIVE HUNDRED FORTY FIVE U.S. DOLLARS AND TWENTY CENTS (U.S.$ 32,142,545.20) as of the Amendment No. 1 Effective Date, as such amount may be reduced from time to time in accordance with Section 2.12.~~

~~“Non-Extended Multicurrency Revolving Commitment” means, with respect to each Non-Extended Multicurrency Revolving Lender, the commitment of such Non-Extended Multicurrency Revolving Lender to make Non-Extended Canadian Revolving Loans and Non-Extended Multicurrency Alternative Currency Revolving Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the amount set forth opposite such Non-Extended Multicurrency Revolving Lender’s name on Schedule 2.1(a) under the caption “Non-Extended Multicurrency Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.~~

~~“Non-Extended Multicurrency Revolving Facility” means the Non-Extended Multicurrency Revolving Commitments and the Non-Extended Multicurrency Alternative Currency Revolving Loans, Non-Extended Canadian Revolving Loans and the Canadian Swingline Loans extended thereunder.~~

~~“Non-Extended Multicurrency Revolving Lender” means, at any time, any Lender that has a Non-Extended Multicurrency Revolving Commitment or that holds Non-Extended Multicurrency Revolving Loans at such time.~~

~~“Non-Extended U.S. Revolving Committed Amount” has the meaning set forth in Section 2.1(a)(ii).~~

~~“Non-Extended U.S. Revolving Commitment” means, with respect to each Non-Extended U.S. Revolving Lender, the commitment of such Non-Extended U.S. Revolving Lender to make Non-Extended U.S. Revolving Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the amount set forth under such Non-Extended U.S. Revolving Lender’s name on Schedule 2.1(a) under the caption “Non-Extended U.S. Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.~~

~~“Non-Extended U.S. Revolving Facility” means the Non-Extended U.S. Revolving Commitments and the Non-Extended U.S. Revolving Loans, the Letters of Credit and the U.S. Swingline Loans extended thereunder.~~

~~“Non-Extended U.S. Revolving Lender” means, at any time, any Lender that has a Non-Extended U.S. Revolving Commitment or that holds Non-Extended U.S. Revolving Loans at such time.~~

~~“Non-Extended U.S. Revolving Loans” has the meaning set forth in Section 2.1(a)(ii).~~

“Non-U.S. Revolving Loans” means, collectively, the Canadian Revolving Loans and the Multicurrency Alternative Currency Revolving Loans.

“Note” or “Notes” means the U.S. Revolving Notes, the Canadian Revolving Notes, the Multicurrency Revolving Notes, the U.S. Swingline Note, the Canadian Swingline Note and/or the Closing Date Term Loan Notes, collectively, separately or individually, as appropriate.

“Notice of Borrowing” means (i) a request for a U.S. Revolving Loan borrowing pursuant to Section 2.1(b)(i), (ii) a request for a Canadian Revolving Loan borrowing pursuant to Section 2.2(b)(i), (iii) a request for a Multicurrency Alternative Currency Revolving Loan borrowing pursuant to Section 2.3(b)(i), (iv) a request for a U.S. Swingline Loan borrowing pursuant to Section 2.6(b)(i), or (v) a request for a Canadian Swingline Loan borrowing pursuant to Section 2.7(b), as appropriate.  A ~~Form~~form of the Notice of Borrowing is attached as Exhibit B.

“Notice of Conversion/Extension” means the written notice of (i) conversion of a LIBOR Rate Loan denominated in U.S. Dollars to an Alternate Base Rate Loan, (ii) conversion of an Alternate Base Rate Loan to a LIBOR Rate Loan denominated in U.S. Dollars, (iii) conversion of a U.S. Base Rate Loan to a LIBOR Rate Loan denominated in U.S. Dollars, (iv) conversion of a LIBOR Rate Loan denominated in U.S. Dollars to a U.S. Base Rate Loan, (v) conversion of a Canadian Prime Rate Loan to a LIBOR Rate Loan denominated in Canadian Dollars, (vi) conversion of a LIBOR Rate Loan denominated in Canadian Dollars to a Canadian Prime Rate Loan or (vii) extension of a LIBOR Rate Loan, as appropriate, in each case substantially in the form of Exhibit C.

“OFAC” has the meaning set forth in Section 3.13(a).

“Offered Loans” has the meaning specified in Section 2.11(f)(iii).

“Other Connection Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, Taxes imposed as a result of any present or former connection between such recipient and the jurisdiction imposing such Tax (other than any connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced, any Credit Documents).

“Other Parties” has the meaning specified in Section 10.7(c).

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment of Loans (other than an assignment made pursuant to Section 2.23).

“Ownership Share” means, with respect to any Joint Venture, Holdco’s or any Restricted Subsidiary’s relative equity ownership (calculated as a percentage) in such Joint Venture determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Joint Venture.

“Parent Borrower” has the meaning set forth in the introductory paragraph hereof.

“Participant” has the meaning set forth in Section 9.6(d).

“Participant Register” has the meaning set forth in Section 9.6(d).

“Participation Interest” means the purchase by a Revolving Lender of a participation interest in Swingline Loans as provided in Section 2.6(b)(ii) and Section 2.7(c), as applicable, and in Letters of Credit as provided in Section 2.8(c).

“Patent License” means all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Patriot Act” means the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdco or any ERISA Affiliate or to which Holdco or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Securitization Entity” means a Person (other than a Permitted Securitization Subsidiary, individual or Governmental Authority) that was established by a financial institution or Affiliate thereof to purchase or otherwise acquire assets for the principal purpose of securitization, and which purchase or acquisition of such assets is funded through the issuance of securities by such Person or by such Person incurring indebtedness; provided that a financial institution or Affiliate of a financial institution that purchases or acquires assets for the principal purpose of securitization shall also be considered a Permitted Securitization Entity.

“Permitted Securitization Subsidiary” means any Subsidiary of Holdco (other than the Parent Borrower) that (i) is directly or indirectly wholly-owned by Holdco, (ii) is formed and operated solely for purposes of a Permitted Securitization Transaction, (iii) is formed to qualify as a “bankruptcy remote” entity, (iv) has organizational documents which limit the permitted activities of such Permitted Securitization Subsidiary to the acquisition of Securitization Assets from Holdco or one or more of its Subsidiaries, the securitization of such Securitization Assets and activities necessary or incidental to the foregoing, (v) if organized within the United States, is organized so as to meet S&P’s requirements for special purpose entities engaged in the securitization of assets, (vi) if organized within Canada or any province or territory thereof, is organized so as to meet the requirements for special purpose entities engaged in the securitization of assets by any recognized rating agency operating in such jurisdiction and (vii) if organized outside the United States and Canada (and any province or territory thereof), is organized so as to meet the requirements for special purpose entities engaged in the securitization of assets by any recognized rating agency operating in such jurisdiction; provided that if no requirements for special purpose entities exist in such jurisdiction, Holdco shall certify to the Administrative Agent that no recognized rating agency is operating in such jurisdiction that customarily rates securitization transactions.

“Permitted Securitization Transaction” means (a) the transfer by Holdco or one or more of its Restricted Subsidiaries of Securitization Assets to one or more (x) Permitted Securitization Subsidiaries or (y) Permitted Securitization Entities and, in each case, the related financing of such Securitization Assets; provided that, in each case, (i) such transaction is the subject of a favorable legal opinion as to the “true sale” of the applicable Securitization Assets under the laws of the applicable jurisdiction and (ii) such transaction is non-recourse to Holdco and its Restricted Subsidiaries under the laws of the applicable jurisdiction, except for Standard Securitization Undertakings, (b) any credit facility backed or secured by Receivables or any other Securitization Assets of the Consolidated Companies among one or more Consolidated Companies and a financial institution, which credit facility is non-recourse to Holdco and its Restricted Subsidiaries under the laws of the applicable jurisdiction, except for Standard Securitization Undertakings or (c) any other arrangement or agreement in respect of a “true sale” (or any similar concept in the applicable jurisdiction) of Receivables or any other Securitization Assets in accordance with the laws of the United States or any State thereof, Canada, any province or territory of Canada or other applicable jurisdiction.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Peso Facility” has the meaning set forth in Section 2.28.

“Peso Facility Amendment” has the meaning set forth in Section 2.28.

“Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime commercial lending rate in effect at its principal office, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Administrative Agent to any debtor).

“Priority Debt Basket” shall mean, at any time, (I) in the case of Section 6.2(w), (a) an amount equal to 10% of Consolidated Net Tangible Assets as of the last day of the most recently ended Fiscal Quarter, less without duplication (b) (i) solely to the extent in excess of the amount in clause (a) above the aggregate principal amount of Indebtedness incurred under Section 6.3(c) then outstanding plus (ii) the aggregate amount of obligations (or, if applicable, the fair market value of inventory) secured by Liens under Section 6.2(w) then outstanding and (II) in the case of Section 6.3(c), (a) an amount equal to

20% of Consolidated Net Tangible Assets as of the last day of the most recently ended Fiscal Quarter, less without duplication (b) (i) the aggregate principal amount of Indebtedness incurred under Section 6.3(c) then outstanding plus (ii) the aggregate amount of obligations (or, if applicable, the fair market value of inventory) secured by Liens under Section 6.2(w) then outstanding.  In the event that any Indebtedness would otherwise count against both the basket in Section 6.3(c) and the basket in Section 6.2(w), such Indebtedness shall be counted, for purposes of calculating the size of the Priority Debt Basket under each of clauses (I) and (II) of this definition, as outstanding only under Section 6.2(w) (and, for purposes of clarity, shall not be counted as outstanding under Section 6.3(c)).

“Private Information” has the meaning set forth in Section 5.7.

“Pro Forma Basis” means, in connection with the calculation as of the applicable Calculation Date (utilizing the principles set forth in Section 1.3(iii)) of the financial covenants set forth in Section 6.1(a) and (b) or the Leverage Ratio in respect of a proposed transaction or designation of a Restricted Subsidiary as an Unrestricted Subsidiary (a “Specified Transaction”), the making of such calculation after giving effect on a pro forma basis to:

(a)          the consummation of such Specified Transaction as of the first day of the applicable Calculation Period;

(b)          the assumption, incurrence or issuance of any Indebtedness of a Consolidated Company (including any Person which became a Consolidated Company pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period (with any such Indebtedness bearing interest at a floating rate being deemed to have an implied rate of interest for the applicable period equal to the rate which is or would be in effect with respect to such Indebtedness as of the applicable Calculation Date);

(c)          the permanent repayment, retirement or redemption of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) by a Consolidated Company (including any Person which became a Consolidated Company pursuant to or in connection with such Specified Transaction) in connection with such Specified Transaction, as if such Indebtedness had been repaid, retired or redeemed on the first day of such Calculation Period;

(d)          other than in connection with such Specified Transaction, any assumption, incurrence or issuance of any Indebtedness by a Consolidated Company after the first day of the applicable Calculation Period, as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period (with any such Indebtedness so incurred or issued bearing interest at a floating rate being deemed to have an implied rate of interest for the applicable period equal to the rate which is or would be in effect with respect to such Indebtedness as of the applicable Calculation Date, and with any such Indebtedness so assumed bearing interest at a floating rate being calculated using the actual interest rate in effect during such period); and

(e)          other than in connection with such Specified Transaction, the permanent repayment, retirement or redemption of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a permanent commitment reduction) by a Consolidated Company after the first day of the applicable Calculation Period, as if such Indebtedness had been repaid, retired or redeemed on the first day of such Calculation Period.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of Holdco or the Parent Borrower delivered to the Administrative Agent in connection with a Specified Transaction, such certificate to contain reasonably detailed calculations satisfactory to the Administrative Agent, upon giving effect to the applicable Specified Transaction on a Pro Forma Basis, of the financial covenants set forth in Section 6.1(a) and (b) for the applicable Calculation Period.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.11(f)(ii).

“Public Information” has the meaning set forth in Section 5.7.

“Purchasing Borrower Party” means Holdco or any of its Subsidiaries.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Lenders” has the meaning specified in Section 2.11(f)(iv).

“Qualifying Loans” has the meaning specified in Section 2.11(f)(iv).

“Quotation Day” means, in respect of the determination of the LIBOR Rate for any Interest Period for a LIBOR Rate Loan (a) in Sterling, the day that is the first London Business Day of such Interest Period, (b) in Canadian Dollars, the day that is the first Canadian Business Day of such Interest Period, (c) in U.S. Dollars and Euros, the day that is two London Business Days prior to the first day of such Interest Period and (d) in the case of any other currency, the date determined in good faith by the Multicurrency Agent as the date customarily used for setting the LIBOR Rate for Loans denominated in such currency.

“Rating” means Holdco’s long-term senior unsecured non-credit-enhanced debt rating as was most recently announced by S&P or Moody’s, as applicable.

“Ratings Level” has the meaning set forth in the definition of “Applicable Percentage”.

“Receivables” has the meaning set forth in the definition of “Securitization Assets”.

“Refinanced Term Loan” has the meaning set forth in Section 9.1.

“Refinancing Indebtedness” means, with respect to any Indebtedness (the “Existing Indebtedness”), any other Indebtedness that renews, refinances, refunds, replaces or extends such Existing Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Existing Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Existing Indebtedness and any reasonable fees, premium and expenses relating to such renewal, refinancing, refunding, replacement or extension, unless at the time such Refinancing Indebtedness is incurred, such excess amount shall be permitted under Section 6.3 and, if applicable, utilize a basket thereunder.

“Register” has the meaning set forth in Section 9.6(c).

“Regulation S-X” has the meaning set forth in Section 3.10(a).

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, managers, advisors, representatives and controlling persons of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migrating or leaching into the Environment, or into or from any building or facility.

“Replacement Term Loan” has the meaning set forth in Section 9.1.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived by regulation.

“Required Financial Information” means, as to any Fiscal Quarter or Fiscal Year, the financial information required by subsections (a) through (c) of Section 5.7 for such Fiscal Quarter or Fiscal Year, as applicable.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the Revolving Commitments, the Delayed Draw Term Loan Commitments and outstanding Term Loans at such time or (b) if the Revolving Commitments have been terminated, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Loans and Participation Interests plus the Delayed Draw Term Loan Commitments, in each case at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Credit Party Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Revolving Commitments and/or Delayed Draw Term Loan Commitments, or after termination of the Revolving Commitments, the principal balance of the Credit Party Obligations owing to such Defaulting Lender.

“Required Multicurrency Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the Multicurrency Revolving Commitments at such time or (b) if the Multicurrency Revolving Commitments have been terminated, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Canadian Revolving Loans and Multicurrency Alternative Currency Revolving Loans and Participation Interests in Canadian Swingline Loans at such time; provided, however, that if any Revolving Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Multicurrency Lenders, Canadian Obligations (including Participation Interests), U.S. Obligations and Foreign Subsidiary Borrower Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments, or after termination of the Multicurrency Revolving Commitments, the principal balance of the Canadian Obligations, U.S. Obligations and/or Foreign Subsidiary Borrower Obligations, as applicable, owing to such Defaulting Lender.

“Required Revolving Lenders” means, at any time, Revolving Lenders holding in the aggregate more than fifty percent (50%) of (a) the Revolving Commitments at such time or (b) if the Revolving Commitments have been terminated, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Revolving Loans and Participation Interests at such time; provided, however, that if any Revolving Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Revolving Lenders, Credit Party Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Revolving Commitments, or after termination of the Revolving Commitments, the principal balance of the Credit Party Obligations owing to such Defaulting Lender.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer, the Treasurer, the Chief Accounting Officer, or the Controller of Holdco or the Parent Borrower (unless otherwise specified).

“Restricted Subsidiary” means any Subsidiary of Holdco (unless otherwise expressly stated) other than any such Subsidiary that is or shall become an Unrestricted Subsidiary as provided herein.

“Revaluation Date” means each of the following: (a) each date a LIBOR Rate Loan is made pursuant to Section 2.1, Section 2.2 or Section 2.3; (b) each date a LIBOR Rate Loan is continued pursuant to Section 2.10; (c) the last Business Day of each calendar month; and (d) such additional dates as the Administrative Agent, Multicurrency Agent or the Required Lenders shall specify.

“Revolving Commitment Percentage” means, for any Lender, such Lender’s U.S. Revolving Commitment Percentage and/or Multicurrency Revolving Commitment Percentage, as the context may require.

“Revolving Commitments” means, collectively, the ~~Extended Multicurrency Revolving Commitment, the Extended~~ U.S. Revolving Commitment, the ~~Non-Extended~~ Multicurrency ~~Revolving Commitment, the Non-Extended U.S.~~ Revolving Commitment, the LOC Commitment, the U.S. Swingline Commitment, the Canadian Swingline Commitment and any Incremental Revolving Commitment.

“Revolving Lenders” means, collectively, the ~~Non-Extended~~ Canadian Revolving Lenders, the ~~Non-Extended~~ Multicurrency Revolving Lenders, the ~~Non-Extended~~ U.S. Revolving Lenders~~, the Extended Canadian Revolving Lenders, the Extended Multicurrency Revolving Lenders, the Extended U.S. Revolving Lenders~~ and the Incremental Revolving Lenders.

“Revolving Loans” means, collectively, the ~~Non-Extended~~ Canadian Revolving Loans, the ~~Non-Extended~~ Multicurrency Alternative Currency Revolving Loans, the ~~Non-Extended~~ U.S. Revolving Loans~~, the Extended Canadian Revolving Loans, the Extended Multicurrency Alternative Currency Revolving Loans, the Extended U.S. Revolving Loans~~ and, if applicable, any ~~Loans made under the~~ Incremental Revolving ~~Commitment~~Loans, and “Revolving Loan” means any of such Revolving Loans.

“Revolving Maturity Date” means ~~(a) with respect to the Non-Extended Multicurrency Revolving Facility and the Non-Extended U.S. Revolving Facility, July 1, 2020, and (b) with respect to~~

~~the Extended Multicurrency Revolving Facility and the Extended U.S. Revolving Facility, July 1, 2021, in each case, as such date may be extended pursuant to Section 2.27.~~November 21, 2024.

“~~RockTenn~~RKT” has the meaning set forth in the introductory paragraph hereof.

“RockTenn Merger” means the merger of ~~RockTenn~~RKT and Rome Merger Sub, Inc., a Georgia corporation, pursuant to the Combination Agreement, pursuant to which ~~RockTenn~~RKT will be the surviving corporation.

“S&P” means ~~Standard & Poor’s~~S&P Global Ratings ~~Group~~, a ~~division of McGraw Hill Financial,~~segment of S&P Global Inc., ~~or~~and any successor ~~or assignee of the business of such division in the business of rating securities~~to its rating agency business.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to Sanctions.

“Sanctioned Person” means (a) a person named on the list of Specially Designated Nationals maintained by OFAC or the Canadian Sanctions List, (b) any Person operating, organized or resident in a Sanctioned Entity or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the Canadian government or (c) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

“SEC Filer” means Holdco or such Restricted Subsidiary that files with the SEC the audited and unaudited financial statements of Holdco and its consolidated Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, the “Receivables”) owed to or owned by Holdco or any Subsidiary (whether now existing or arising or acquired in the future), all collateral securing such Receivables, all contracts and contract rights, purchase orders, records, security interests, financing statements or other documentation in respect of such Receivables and all guarantees, letters of credit, insurance or other agreements or arrangements supporting or securing payment in respect of such Receivables, all lockboxes and collection accounts in respect of such Receivables (but only to the extent such lockboxes and collection accounts contain only amounts related to such Receivables subject to a Permitted Securitization Transaction), all collections and proceeds of such Receivables and other assets which are of the type customarily granted or transferred in connection with securitization transactions involving receivables similar to such Receivables.

“Sharing Event” means (a) the occurrence of any Event of Default under Section 7.1(g), (b) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case in accordance with Section 7.2 or (c) the failure of any Borrower to pay any principal of, or interest on, any Loans or any LOC Obligations on the ~~applicable~~ Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

“Specified Transaction” has the meaning set forth in the definition of Pro Forma Basis set forth in this Section 1.1.

“Spot Rate” means, with respect to Canadian Dollars, the rate quoted by the Multicurrency Agent as the spot rate for the purchase of Canadian Dollars with U.S. Dollars (or the purchase of U.S. Dollars with Canadian Dollars, as applicable) through its principal foreign exchange trading office at approximately 11:00 a.m. on the date (i) such foreign exchange computation is made in the case of U.S. Base Rate Loans and Canadian Prime Rate Loans, and (ii) three (3) Business Days prior to the date as of which the foreign exchange computation is made in the case of LIBOR Rate Loans.

“Standard Securitization Undertakings” means (i) any obligations and undertakings of Holdco or any Restricted Subsidiary on terms and conditions consistent with the sale treatment of Securitization Assets in a transaction that results in a legal “true sale” of Securitization Assets in accordance with the laws of the United States, Canada, any province or territory of Canada or other applicable jurisdiction and (ii) any obligations and undertakings of Holdco or any Restricted Subsidiary not inconsistent with the treatment of the transfer of Securitization Assets in a transaction as a legal “true sale” and otherwise consistent with customary securitization undertakings in accordance with the laws of the United States, Canada, any province or territory of Canada or other applicable jurisdiction; provided that Standard Securitization Undertakings shall not include any guaranty or other obligation of Holdco and its Restricted Subsidiaries with respect to any Securitization Asset that is not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable obligor with respect to such Securitization Asset.

“Sterling” or “£” refers to lawful money of the United Kingdom.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through one or more intermediaries or subsidiaries.  Unless otherwise identified, “Subsidiary” or “Subsidiaries” means Subsidiaries of Holdco.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means the U.S. Swingline Lender and/or the Canadian Swingline Lender, as applicable.

“Swingline Loan” means a U.S. Swingline Loan and/or a Canadian Swingline Loan, as applicable.

“Synthetic Lease” means any synthetic lease, tax retention operating lease or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“TARGET Day” means any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Tax Exempt Certificate” has the meaning set forth in Section 2.21(d).

“Taxes” has the meaning set forth in Section 2.21(a).

“Term Loan Lenders” means, collectively, the Closing Date Term Loan Lenders, the Delayed Draw Term Loan Lenders and the Incremental Term Loan Lenders.

“Term Loan Note” means a Closing Date Term Loan Note and/or an Incremental Term Loan Note, as appropriate.

“Term Loan Maturity Date” means July 1, 2020, as such date may be extended pursuant to Section 2.27.

“Term Loans” means, collectively, Closing Date Term Loans (including, if applicable, the Delayed Draw Term Loans) and the Incremental Term Loans, and “Term Loan” means any of such Term Loans.

“Total Funded Debt” means, without duplication, the sum of: (a) Consolidated Funded Debt, (b) with respect to a Permitted Securitization Transaction, (i) if a Permitted Securitization Subsidiary is a party to such Permitted Securitization Transaction, the aggregate principal, stated or invested amount of outstanding loans made to the relevant Permitted Securitization Subsidiary under such Permitted Securitization Transaction and (ii) if a Permitted Securitization Entity is a party to such Permitted Securitization Transaction, the aggregate amount of cash consideration received as of the date of such sale or transfer by Holdco and its Restricted Subsidiaries from the sale or transfer of Receivables or other Securitization Assets during the applicable calendar month in which such sale or transfer took place under such Permitted Securitization Transaction, and (c) to the extent not otherwise included, the outstanding principal balance of Indebtedness under any Permitted Securitization Transaction referenced in clause (b) of the definition thereof.

“Trademark License” means any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress and service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

“Transactions” means, collectively, the Combination, the repayment and refinancing of certain existing Indebtedness of ~~RockTenn~~RKT and MWV in connection with the Combination, the initial borrowings under this Agreement and the payment of fees, commissions and expenses in connection with each of the foregoing.

“Type” means, as to any Loan, its nature as a Base Rate Loan, LIBOR Rate Loan, U.S. Swingline Loan or Canadian Swingline Loan, as the case may be.

“U.S. Base Rate” means a fluctuating rate of interest per annum which is equal to the greater of (i) the reference rate of interest (however designated) of the Multicurrency Agent for determining interest chargeable by it on U.S. Dollar commercial loans made in Canada on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Notwithstanding the foregoing, in no event shall the U.S. Base Rate be less than 0.00% per annum.

“U.S. Base Rate Loans” means Revolving Loans made by the Multicurrency Revolving Lenders in U.S. Dollars accruing interest based on the U.S. Base Rate.

“U.S. Commitment Fee” has the meaning set forth in Section 2.13(a)(i).

“U.S. Credit Parties” means the Parent Borrower, any U.S. Subsidiary Borrower ~~designated as such under Section 2.1(f)~~ and the U.S. Guarantors.

“U.S. Dollars” and “U.S.$” means dollars in lawful currency of the United States of America.

“U.S. Guarantors” means Holdco, the Initial Guarantors and any Additional Credit Party (other than any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary).

“U.S. Obligations” means all Credit Party Obligations (other than those arising under Article XI hereof) of the Parent Borrower, including any Credit Party Obligations of the Parent Borrower in respect of Multicurrency Alternative Currency Revolving Loans, and the other U.S. Credit Parties.

“U.S. Revolving Commitment” means ~~the Extended~~, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to make U.S. Revolving Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the U.S. Revolving Lender’s U.S. Revolving Commitment ~~and/or the Non-Extended U.S. Revolving Commitment, as applicable~~Percentage of the U.S. Revolving Committed Amount.

“U.S. Revolving Commitment Percentage” means, for each U.S. Revolving Lender, the percentage identified as its U.S. Revolving Commitment Percentage on Schedule 2.1(a) or in the Assignment and Assumption pursuant to which such U.S. Revolving Lender became a U.S. Revolving Lender hereunder, as such percentage may be modified in connection with any Incremental Revolving Commitment and/or any assignment made in accordance with the provisions of Section 9.6(b)~~; provided that, on the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility, the U.S. Revolving Commitment Percentages for the Extended U.S. Revolving Lenders shall be recalculated ratably in accordance with their respective U.S. Revolving Commitment Percentages immediately prior thereto~~.

“U.S. Revolving Committed Amount” has the meaning set forth in Section 2.1(a)(ii).

“U.S. Revolving Lender” means any Lender which has a U.S. Revolving Commitment (~~and which shall include~~including, for the avoidance of doubt, ~~Non-Extended U.S. Revolving Lenders and Extended~~the Amendment No. 4 Incremental U.S. Revolving Lenders).

“U.S. Revolving Loans” means Revolving Loans made to the Parent Borrower ~~under Section 2.1 (and which shall include, for the avoidance of doubt, Non-Extended U.S. Revolving Loans and Extended U.S. Revolving Loans).~~or any U.S. Subsidiary Borrower under Section 2.1.

“U.S. Revolving Note” or U.S. Revolving Notes” means the promissory notes of the Parent Borrower provided pursuant to Section 2.1(e) in favor of each of the U.S. Revolving Lenders that requests a promissory note evidencing the U.S. Revolving Loans, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“U.S. Subsidiary Borrowers” means each Restricted Subsidiary of the Parent Borrower incorporated, formed or otherwise organized in United States, any State thereof or the District of Columbia that becomes a Borrower pursuant to Section 2.1(f).

“U.S. Swingline Commitment” means the commitment of the U.S. Swingline Lender to make U.S. Swingline Loans in an aggregate principal amount at any time outstanding the Dollar Amount of which does not exceed the U.S. Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the U.S. Swingline Loans as provided in Section 2.6(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“U.S. Swingline Committed Amount” shall have the meaning set forth in Section 2.6(a) ~~(as the same shall be adjusted in accordance with Section 2.6(g))~~.

“U.S. Swingline Lender” means Wells Fargo, in its capacity as such, or any successor U.S. swingline lender hereunder

“U.S. Swingline Loan” or “U.S. Swingline Loans” has the meaning set forth in Section 2.6(a).

“U.S. Swingline Note” means the promissory note of the Parent Borrower in favor of the U.S. Swingline Lender evidencing the U.S. Swingline Loans provided pursuant to Section 2.6(e), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Unrestricted Subsidiary” means (i) any Permitted Securitization Subsidiary, (ii) any Joint Venture that is a Subsidiary and (iii) any Subsidiary (other than the Parent Borrower) which, at the option of the Parent Borrower, is designated in writing by the Parent Borrower to the Administrative Agent as being an Unrestricted Subsidiary; provided that the Parent Borrower may designate any such Permitted Securitization Subsidiary or Joint Venture as a Restricted Subsidiary in its discretion.  The Parent Borrower may designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time so long as (A) no Default or Event of Default is in existence or would be caused by such designation and (B) the Parent Borrower supplies to the Administrative Agent a Pro Forma Compliance Certificate demonstrating pro forma compliance with the financial covenants in Section 6.1 after giving effect to such designation.

“Voting Participant” has the meaning set forth in Section 9.6(d).

“Voting Participant Notice” has the meaning set forth in Section 9.6(d).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“WestRock Merger” means the merger of the Parent Borrower and Whiskey Merger Sub, Inc., a Delaware corporation, pursuant to the KapStone Merger Agreement, pursuant to which the Parent Borrower will be the surviving corporation.

“Wholly-Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary of which all of the equity interests (except directors’ qualifying shares or shares aggregating less than 1% of the outstanding shares of such Subsidiary which are owned by individuals) and voting interests are owned by any one or more of Holdco and Holdco’s other Wholly-Owned Subsidiaries at such time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2          Computation of Time Periods.

All time references in this Credit Agreement and the other Credit Documents shall be to Charlotte, North Carolina time unless otherwise indicated.  For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.3          Accounting Terms.

(i)          Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Holdco and its consolidated Subsidiaries delivered to the Lenders (or of the Parent Borrower and its consolidated Subsidiaries with respect to the period prior to the initial delivery to the Lenders of audited consolidated financial statements of Holdco and its consolidated Subsidiaries); provided that, if the Parent Borrower shall notify the Administrative Agent that it wishes to amend any covenant in Section 6.1 or the definition of Leverage Ratio (or any component thereof) to eliminate the effect of any change in GAAP on the operation of such covenant or such ratio (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders wish to amend Section 6.1 or the definition of Leverage Ratio (or any component thereof) for such purpose), then Holdco’s compliance with such covenant shall be determined on the basis of GAAP in effect and as adopted by the Parent Borrower on December 31, 2017 (which, for the avoidance of doubt, shall exclude any prospective changes to lease accounting under GAAP), until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent Borrower and the Required Lenders.

(ii)          The Parent Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any Required Financial Information, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application (it being understood that the requirement in this subsection (ii) shall be satisfied if the information required by clauses (a) and (b) above are included the applicable Required Financial Information.

(iii)          Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 6.1 or in determining the Leverage Ratio for any applicable period (including for purposes of the definitions of “Applicable Percentage,” “Consolidated Interest Expense,” “EBITDA,” “Pro Forma Basis” and “Total Funded Debt” set forth in Section 1.1), if any Acquisition or disposition of Property, in each case involving consideration in excess of $50,000,000, occurred during such period, such calculations with respect to such period shall be made on a Pro Forma Basis.  For the avoidance of doubt, all determinations of Consolidated Funded Debt, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Tangible Assets, EBITDA, Funded Debt, Interest Expense and Total Funded Debt shall be made after giving pro forma effect to the KapStone Combination, except as otherwise expressly stated herein.

(iv)          Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that after the Credit Parties’ obligations with respect to a series of debt securities are deemed to be no longer outstanding under an indenture or other operative document governing such debt securities (including due to having paid or irrevocably deposited funds sufficient to pay the entire Indebtedness represented by such debt securities at a given date), (A) such debt securities will thereafter be deemed to be no longer “outstanding” for purposes of all calculations made under this Credit Agreement and (B) any interest expense attributable to such debt securities will thereafter be deemed not to constitute Interest Expense for purposes of all calculations made under this Agreement.

(v)          Notwithstanding anything to the contrary contained herein, only those leases (assuming for purposes hereof that they were in existence on December 31, 2017) that would have constituted Capital Leases as of December 31, 2017, shall be considered Capital Leases hereunder and all calculations and deliverables under this Agreement or any other Credit Document shall be made or delivered, as applicable, in accordance therewith.

1.4          Exchange Rates; Currency Equivalents.

(a)          The Multicurrency Agent shall determine in good faith the Spot Rates and Exchange Rates as of each Revaluation Date to be used for calculating the Dollar Amounts of Extensions of Credit and amounts outstanding hereunder denominated in Canadian Dollars and in any Multicurrency Alternative Currency.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Holdco or the Parent Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Credit Documents shall be the Dollar Amount thereof as determined in good faith by the Administrative Agent.

(b)          [Reserved].

1.5          Terms Generally; Construction.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise or except as expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  Any notices required to be given under any Credit Document to or by, and any consent or similar acknowledgment under any Credit Document to be provided from, the Parent Borrower may instead be given to or by, or may be provided from, Holdco.

1.6          Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.7          Luxembourg Terms.

Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to the Luxembourg Borrower, a reference to: (a) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (c) a Person being unable to pay its debts includes that Person being in a state of cessation de paiements; (d) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (e) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (f) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and (g) a director/manager includes an administrateur or a gérant.

ARTICLE II
CREDIT FACILITY

2.1          U.S. Revolving Loans.

(a)          U.S. Revolving Commitment.  (i) On the Amendment No. ~~1~~4 Effective Date, in accordance with, and upon the terms and conditions set forth, in, Amendment No. ~~1, (x)~~4, the Existing U.S. Revolving ~~Commitment~~Commitments and any Existing U.S. Revolving Loans of each

~~Non-Extended~~Existing U.S. Revolving Lender outstanding on such date shall continue hereunder and be ~~reclassified~~classified as ~~a Non-Extended~~ U.S. Revolving ~~Commitment and Non-Extended U.S. Revolving Loans, respectively, on such date and (y) the Existing U.S. Revolving Commitment and any Existing U.S. Revolving Loans of each Extended U.S. Revolving Lender outstanding on such date shall continue hereunder and be reclassified as an Extended U.S. Revolving Commitment and Extended~~Commitments and U.S. Revolving Loans, respectively, on such date.

~~(ii)~~ (ii) During the ~~applicable~~ Commitment Period, subject to the terms and conditions hereof, ~~(A)~~ the ~~Non-Extended~~ U.S. Revolving Lenders severally agree to make revolving credit loans in U.S. Dollars (“~~Non-Extended~~ U.S. Revolving Loans”) to the Parent Borrower from time to time in an aggregate principal amount the Dollar Amount of which does not exceed ONE BILLION EIGHT HUNDRED ~~SEVENTY-SEVEN~~ MILLION ~~SIX HUNDRED FIFTY THOUSAND SEVEN HUNDRED FIFTY-TWO~~ U.S. DOLLARS AND ~~TWENTY-ONE~~ZERO CENTS (U.S.$~~177,650,752.21) less the aggregate principal amount of the Non-Extended Multicurrency Revolving Committed Amount from time to time~~1,800,000,000) (as such amount may be reduced from time to time in accordance with Section 2.12, the “~~Non-Extended~~ U.S. Revolving Committed Amount”) ~~and (B) the Extended U.S. Revolving Lenders severally agree to make revolving credit loans in U.S. Dollars (“Extended U.S. Revolving Loans”) to the Parent Borrower from time to time in an aggregate principal amount the Dollar Amount of which does not exceed ONE BILLION EIGHT HUNDRED TWENTY TWO MILLION THREE HUNDRED FORTY NINE THOUSAND TWO HUNDRED FORTY SEVEN U.S. DOLLARS AND SEVENTY NINE CENTS (U.S.$1,822,349,247.79) less the aggregate principal amount of the Extended Multicurrency Revolving Committed Amount from time to time (as such amount may be reduced from time to time in accordance with Section 2.12, the “Extended U.S. Revolving Committed Amount” and together with the Non-Extended U.S. Revolving Committed Amount, the “U.S. Revolving Committed Amount”)~~; provided, however, in each case, that after giving effect to any such U.S. Revolving Loans, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding U.S. Revolving Loans, U.S. Swingline Loans and LOC Obligations shall not exceed the U.S. Revolving Committed Amount and (iii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of any U.S. Revolving Lender’s U.S. Revolving Commitment Percentage of outstanding U.S. Revolving Loans, U.S. Swingline Loans and LOC Obligations shall not exceed its ~~applicable~~ U.S. Revolving Commitment.  U.S. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Parent Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, U.S. Revolving Loans made on the Closing Date or on any of the three (3) Business Days following the Closing Date may only consist of Alternate Base Rate Loans unless the Parent Borrower executes a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent.  LIBOR Rate Loans denominated in U.S. Dollars shall be made by each U.S. Revolving Lender at its LIBOR Lending Office.  Alternate Base Rate Loans shall be made by each U.S. Revolving Lender at its Domestic Lending Office.

~~(iii)          From the Amendment No. 1 Effective Date until the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility, all U.S. Revolving Loans shall be made and prepaid (except as otherwise expressly contemplated by Sections 2.1(c) and 2.11(c)) on a pro rata basis between the Non-Extended U.S. Revolving Facility and the Extended U.S. Revolving Facility, and the Non-Extended U.S. Revolving Loans and the Extended U.S. Revolving Loans shall otherwise be treated ratably (i.e., as a single Class) for all other purposes of this Agreement during such period (except as otherwise expressly contemplated by Sections 2.1(c), 2.11(c) and 2.12(a)).  Any Existing U.S. Revolving Loans outstanding on the Amendment No. 1 Effective Date shall be continued as U.S. Revolving Loans hereunder; provided that (x) the Existing U.S. Revolving Loans of each Non-Extended U.S. Revolving~~

~~Lender will be reclassified as “Non-Extended U.S. Revolving Loans” and (y) the Existing U.S. Revolving Loans of each Extended U.S. Revolving Lender will be reclassified as “Extended U.S. Revolving Loans.”~~

~~(iv)          Notwithstanding anything to the contrary in this Agreement: (A) on the Amendment No. 1 Effective Date, (x) Non-Extended U.S. Revolving Loans and Extended U.S. Revolving Loans shall be deemed made as LIBOR Rate Loans in a principal amount equal to the principal amount of the Existing U.S. Revolving Loans reclassified as Non-Extended U.S. Revolving Loans and Extended U.S. Revolving Loans, as applicable, pursuant to Section 2.1(a)(iii) that were outstanding as LIBOR Rate Loans at the time of reclassification (and the principal amount of such Non-Extended U.S. Revolving Loans and Extended U.S. Revolving Loans shall be allocated ratably to the Interest Periods applicable to the Existing U.S. Revolving Loans so converted, such that, immediately after giving effect to such reclassification, each U.S. Revolving Lender holds a ratable amount of the U.S. Revolving Loans of each Interest Period based on its U.S. Revolving Commitment Percentage on the Amendment No. 1 Effective Date), (y) Interest Periods for the Non-Extended U.S. Revolving Loans and the Extended U.S. Revolving Loans described in clause (x) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing U.S. Revolving Loans described in clause (x) above, and the LIBOR applicable to such Non-Extended U.S. Revolving Loans and Extended U.S. Revolving Loans during such Interest Periods shall be the same as those applicable to the Existing U.S. Revolving Loans so reclassified, and (z) Non-Extended U.S. Revolving Loans and Extended U.S. Revolving Loans shall be deemed made as Alternate Base Rate Loans in a principal amount equal to the principal amount of Existing U.S. Revolving Loans reclassified into Non-Extended U.S. Revolving Loans and Extended U.S. Revolving Loans, respectively, pursuant to Section 2.1(a)(iii) that were outstanding as Alternate Base Rate Loans at the time of reclassification (it being understood that the designations contemplated by the foregoing clauses (x) and (z) shall be allocated among-the U.S. Revolving Lenders such that, on the Amendment No. 1 Effective Date, each U.S. Revolving Lender holds an amount of U.S. Revolving Loans that are LIBOR Rate Loans and that are Alternate Base Rate Loans based on its U.S. Revolving Commitment Percentage of the aggregate amount of such LIBOR Rate Loans and Alternate Base Rate Loans, respectively, on the Amendment No. 1 Effective Date); and (B) each Non-Extended U.S. Revolving Loan and Extended U.S. Revolving Loan shall continue to be entitled to all-accrued and unpaid interest with respect to the Existing U.S. Revolving Loan from which such Non-Extended U.S. Revolving Loan and Extended U.S. Revolving Loan, as applicable, was reclassified up to but excluding the Amendment No. 1 Effective Date. No costs shall be payable under Section 2.20 in connection with transactions consummated under this Section 2.1(a)(iv).~~

(iii)          On the Amendment No. 4 Effective Date, each Existing U.S. Revolving Lender shall assign to each Amendment No. 4 Incremental U.S. Revolving Lender, and each Amendment No. 4 Incremental U.S. Revolving Lender shall purchase from each Existing U.S. Revolving Lender, at the principal amount thereof (together with accrued and unpaid interest), such interests in the U.S. Revolving Loans and participations in U.S. Swing Line Loans and Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such U.S. Revolving Loans and participations in U.S. Swing Line Loans and Letters of Credit will be held by all the U.S. Revolving Lenders ratably in accordance with their respective U.S. Revolving Commitment Percentages after giving effect to Amendment No. 4.

(b)          U.S. Revolving Loan Borrowings.

(i)          Notice of Borrowing.  The Parent Borrower may request a U.S. Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Administrative Agent not later than 11:00 a.m. on the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans denominated in U.S. Dollars.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a U.S. Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor.  If the Parent Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, or (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder.  The Administrative Agent shall give notice to each U.S. Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such U.S. Revolving Lender’s share thereof.

(ii)          Minimum Amounts.  Each U.S. Revolving Loan shall be in a minimum aggregate amount of the Borrowing Minimum and integral multiples of the Borrowing Multiple in excess thereof (or the remaining U.S. Revolving Committed Amount, if less).

(iii)          Advances.  Each U.S. Revolving Lender will make its U.S. Revolving Commitment Percentage of each U.S. Revolving Loan borrowing available to the Administrative Agent, for the account of the Parent Borrower, in U.S. Dollars and in funds immediately available to the Administrative Agent, at the Administrative Agent’s office by 1:00 p.m. on the date specified in the applicable Notice of Borrowing.  Such borrowing will then promptly be made available to the Parent Borrower by the Administrative Agent on such date by crediting the account of the Parent Borrower designated in the Account Designation Letter hereunder with the aggregate of the amounts made available to the Administrative Agent by the U.S. Revolving Lenders and in like funds as received by the Administrative Agent.

(c)          Repayment.  The principal amount of all U.S. Revolving Loans ~~of any Class~~ shall be due and payable in full on the Revolving Maturity Date ~~of such Class~~, unless accelerated sooner pursuant to Section 7.2.

(d)          Interest.  Subject to the provisions of Sections 2.9 and 2.14, U.S. Revolving Loans shall bear interest as follows:

(i)          Alternate Base Rate Loans.  During such periods as U.S. Revolving Loans shall be comprised in whole or in part of Alternate Base Rate Loans, such Alternate Base Rate Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage; and

(ii)          LIBOR Rate Loans.  During such periods as U.S. Revolving Loans shall be comprised in whole or in part of LIBOR Rate Loans, such LIBOR Rate Loans shall bear interest at a per annum rate equal to the LIBOR Rate plus the Applicable Percentage.

Interest on U.S. Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(e)          U.S. Revolving Notes.  The U.S. Revolving Loans shall be further evidenced by a duly executed U.S. Revolving Note in favor of each U.S. Revolving Lender that requests such a note substantially in the form of Exhibit E-1, if requested by such U.S. Revolving Lender.

(f)          Designation of Additional Borrowers.  From time to time, the Parent Borrower may designate Restricted Subsidiaries of the Parent Borrower incorporated, formed or otherwise organized in the United States ~~and~~, any State thereof or the District of Columbia reasonably satisfactory to the Administrative Agent as joint and several additional Borrowers under the U.S. Revolving Loans and such parties shall become a party to this Agreement pursuant to a joinder agreement reasonably satisfactory to the Administrative Agent; provided that the Parent Borrower shall have furnished each of the Lenders with all documentation and other information reasonably requested by the Lenders relating to the additional Borrowers required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act.

2.2          Canadian Revolving Loans.

~~(a)~~ (a) Canadian Revolving Commitment.  (i) On the Amendment No. ~~1~~4 Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. ~~1, (x)~~4, the Existing Multicurrency Revolving ~~Commitment~~Commitments and any Existing Canadian Revolving Loans of each ~~Non-Extended~~Existing Canadian Revolving Lender outstanding on such date shall continue hereunder and be ~~reclassified~~classified as ~~a Non-Extended~~ Multicurrency Revolving ~~Commitment and Non-Extended Canadian Revolving Loans, respectively, on such date and (y) the Existing Multicurrency Revolving Commitment and any Existing Canadian Revolving Loans of each Extended Canadian Revolving Lender outstanding on such date shall continue hereunder and be reclassified as an Extended Multicurrency Revolving Commitment and Extended~~Commitments and Canadian Revolving Loans, respectively, on such date.

(ii)          During the Commitment Period, subject to the terms and conditions hereof, ~~(A)~~ the ~~Non-Extended~~ Canadian Revolving Lenders severally agree to make revolving credit loans in Canadian Dollars or U.S. Dollars ~~(“Non-Extended Canadian Revolving Loans”)~~ to the Canadian Borrower from time to time in an aggregate principal amount the Dollar Amount of which does not exceed the Non-Extended Multicurrency Revolving Committed Amount at such time~~, and (B) the Extended Canadian Revolving Lenders severally agree to make revolving credit loans in Canadian Dollars or U.S. Dollars (the “Extended Canadian Revolving Loans”) to the Canadian Borrower from time to time in an aggregate principal amount the Dollar Amount of which does not exceed the Extended Multicurrency Revolving Commitment Amount at such time; provided, however, in each case~~; provided, however, that after giving effect to any such Canadian Revolving Loans, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Canadian Revolving Loans, Multicurrency Alternative Currency Revolving Loans and Canadian Swingline Loans shall not exceed the Multicurrency Revolving Committed Amount and (iii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of any Canadian Revolving Lender’s Canadian Revolving Loans and its Multicurrency Revolving Commitment Percentage of Canadian Swingline Loans shall not exceed its ~~applicable~~ Multicurrency Revolving Commitment.  Canadian Revolving Loans may consist of U.S. Base Rate Loans, Canadian Prime Rate Loans, LIBOR Rate Loans or a combination thereof, as the Canadian Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.  Canadian Prime Rate Loans shall be denominated in Canadian Dollars, Canadian Revolving Loans which are U.S. Base Rate Loans shall be denominated in U.S. Dollars, and Canadian Revolving Loans which are LIBOR Rate Loans shall be denominated in U.S. Dollars or Canadian Dollars.  LIBOR Rate Loans denominated in U.S. Dollars shall be made by each Canadian Revolving Lender at its LIBOR Lending Office.  Canadian Prime Rate Loans and Canadian Revolving Loans which are U.S. Base Rate Loans or LIBOR Rate Loans denominated in Canadian Dollars shall be made by each Canadian Revolving Lender at its Canadian Lending Office.

Canadian Revolving Loans may only be made by Lenders which are Canadian Lenders.  Any such Lender which should cease to be or to qualify as a Canadian Lender shall forthwith notify the Canadian Borrower of such event.

(iii)          ~~From the Amendment No. 1 Effective Date until the Revolving Maturity Date with respect to the Non-Extended Multicurrency Revolving Facility, all Canadian Revolving Loans shall be made and prepaid (except as otherwise expressly contemplated by Sections 2.2(c) and 2.11(c)) on a pro rata basis between the Non-Extended Multicurrency Revolving Facility and the Extended Multicurrency Revolving Facility, and the Non-Extended Canadian Revolving Loans and the Extended Canadian Revolving Loans shall otherwise be treated ratably (i.e., as a single Class) for all other purposes of this Agreement during such period (except as otherwise expressly contemplated by Sections 2.2(c), 2.11(c) and 2.12(a)). Any Existing Canadian Revolving Loans outstanding on the Amendment No. 1 Effective Date shall be continued as Canadian Revolving Loans hereunder; provided that (x) the Existing Canadian Revolving Loans of each Non-Extended Canadian Revolving Lender will be reclassified as “Non-Extended Canadian Revolving Loans” and (y) the Existing Canadian Revolving Loans of each Extended Canadian Revolving Lender will be reclassified as “Extended Canadian Revolving Loans.”~~On the Amendment No. 4 Effective Date, each Existing Canadian Revolving Lender shall assign to each Amendment No. 4 Incremental Multicurrency Revolving Lender, and each Amendment No. 4 Incremental Multicurrency Revolving Lender shall purchase from each Existing Canadian Revolving Lender, at the principal amount thereof (together with accrued and unpaid interest), such interests in the Canadian Revolving Loans and participations in Canadian Swing Line Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Canadian Revolving Loans and participations in Canadian Swing Line Loans will be held by all the Canadian Revolving Lenders ratably in accordance with their respective Multicurrency Revolving Commitment Percentages after giving effect to Amendment No. 4.

~~(iv)          Notwithstanding anything to the contrary in this Agreement: (A) on the Amendment No. 1 Effective Date, (w) Non-Extended Canadian Revolving Loans and Extended Canadian Revolving Loans shall be deemed made as LIBOR Rate Loans in a principal amount equal to the principal amount of the Existing Canadian Revolving Loans reclassified as Non-Extended Canadian Revolving Loans and Extended Canadian Revolving Loans, as applicable, pursuant to Section 2.2(a)(iii) that were outstanding as LIBOR Rate Loans at the time of reclassification (and the principal amount of such Non-Extended Canadian Revolving Loans and Extended Canadian Revolving Loans shall be allocated ratably to the Interest Periods applicable to the Existing Canadian Revolving Loans so converted, such that, immediately after giving effect to such reclassification, each Canadian Revolving Lender holds a ratable amount of the Canadian Revolving Loans of each Interest Period based on its Multicurrency Revolving Commitment Percentage on the Amendment No. 1 Effective Date), (x) Interest Periods for the Non-Extended Canadian Revolving Loans and the Extended Canadian Revolving Loans described in clause (w) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Canadian Revolving Loans described in clause (w) above, and the LIBOR applicable to such Non-Extended Canadian Revolving Loans and Extended Canadian Revolving Loans during such Interest Periods shall be the same as those applicable to the Existing Canadian Revolving Loans so reclassified, (y) Non-Extended Canadian Revolving Loans and Extended Canadian Revolving Loans shall be deemed made as U.S. Base Rate Loans in a principal amount equal to the principal amount of Existing Canadian Revolving Loans reclassified into Non-Extended Canadian Revolving Loans and Extended Canadian Revolving Loans, respectively, pursuant to Section 2.2(a)(iii) that were outstanding as U.S. Base Rate Loans at the time of reclassification, and (z) Non-Extended Canadian Revolving Loans and Extended Canadian Revolving Loans shall be deemed made as Canadian Prime Rate Loans in a principal amount equal to the principal amount of Existing Canadian Revolving Loans reclassified into Non-Extended Canadian Revolving Loans and Extended Canadian Revolving Loans, respectively, pursuant to Section 2.2(a)(iii) that were outstanding as Canadian Prime Rate Loans at the time of reclassification (it being~~

~~understood that the designations contemplated by the foregoing clauses (w), (y) and (z) shall be allocated among the Canadian Revolving Lenders such that, on the Amendment No. 1 Effective Date, each Canadian Revolving Lender holds an amount of Canadian Revolving Loans that are LIBOR Rate Loans, that are U.S. Base Rate Loans and that are Canadian Prime Rate Loans based on its Multicurrency Revolving Commitment Percentage of the aggregate amount of such LIBOR Rate Loans, U.S. Base Rate Loans and Canadian Prime Rate Loans, respectively, on the Amendment No. 1 Effective Date); and (B) each Non-Extended Canadian Revolving Loan and Extended Canadian Revolving Loan- shall continue to be entitled to all accrued and unpaid interest with respect to the Existing Canadian Revolving Loan from which such Non-Extended Canadian Revolving Loan and Extended Canadian Revolving Loan, as applicable, was reclassified up to but excluding the Amendment No. 1 Effective Date.  No costs shall be payable under Section 2.20 in connection with transactions consummated under this Section 2.2(a)(iv).~~

(b)          Canadian Revolving Loan Borrowings.

(i)          Notice of Borrowing.  The Canadian Borrower (or the Parent Borrower on behalf of the Canadian Borrower) may request a Canadian Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Multicurrency Agent (with a copy to the Administrative Agent) not later than 12:00 Noon on (A) the Business Day prior to the date of the requested borrowing in the case of U.S. Base Rate Loans and Canadian Prime Rate Loans and (B) the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Canadian Revolving Loan is requested and the currency thereof, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of U.S. Base Rate Loans, Canadian Prime Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period therefor.  If the Canadian Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month or (2) the Type of Canadian Revolving Loan requested, then such notice shall be deemed to be a request for a U.S. Base Rate Loan (if denominated in U.S. Dollars) or a Canadian Prime Rate Loan (if denominated in Canadian Dollars) hereunder.  The Multicurrency Agent shall give notice to each Canadian Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Canadian Revolving Lender’s share thereof.

(ii)          Minimum Amounts.  Each Canadian Revolving Loan shall be in a minimum aggregate amount of the Borrowing Minimum and in integral multiples of the Borrowing Multiple in excess thereof (or the remaining amount of the Multicurrency Revolving Committed Amount, if less).

(iii)          Advances.  Each Canadian Revolving Lender will make its Multicurrency Revolving Commitment Percentage of each Canadian Revolving Loan borrowing available to the Multicurrency Agent, for the account of the Canadian Borrower, in U.S. Dollars or Canadian Dollars, as applicable, and in funds immediately available to the Multicurrency Agent, at the Multicurrency Agent’s office by 1:00 p.m. on the date specified in the applicable Notice of Borrowing.  Such borrowing will then promptly be made available to the Canadian Borrower by the Multicurrency Agent on such date by wiring the aggregate of the amounts made available to the Multicurrency Agent by the Canadian Revolving Lenders and in like funds as received by the Multicurrency Agent to the account of the Canadian Borrower specified by the Canadian Borrower in the Account Designation Letter delivered hereunder.

(c)          Repayment.  The principal amount of all Canadian Revolving Loans ~~of any Class~~ shall be due and payable in full on the Revolving Maturity Date ~~of such Class~~, unless accelerated sooner pursuant to Section 7.2.

              (d)          Interest and Fees.  Subject to the provisions of Sections 2.9 and 2.14, Canadian Revolving Loans shall bear interest as follows:

(i)          U.S. Base Rate Loan.  During such periods as Canadian Revolving Loans shall be comprised of U.S. Base Rate Loans, each such U.S. Base Rate Loan shall bear interest at a per annum rate equal to the sum of the U.S. Base Rate plus the Applicable Percentage;

(ii)          Canadian Prime Rate Loans.  During such periods as Canadian Revolving Loans shall be comprised of Canadian Prime Rate Loans, each such Canadian Prime Rate Loan shall bear interest at a per annum rate equal to the sum of the Canadian Prime Rate plus the Applicable Percentage; and

(iii)          LIBOR Rate Loans.  During such periods as Canadian Revolving Loans shall be comprised of LIBOR Rate Loans, such LIBOR Rate Loans shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on Canadian Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e)           Notes.  The Canadian Revolving Loans shall be further evidenced by a duly executed Canadian Revolving Note in favor of each Canadian Revolving Lender that requests such a note in the form of Exhibit E-2, if requested by such Canadian Revolving Lender.

(f)           Designation of Additional Borrowers.  From time to time, the Parent Borrower may designate Restricted Subsidiaries of the Parent Borrower incorporated, formed or otherwise organized in Canada and reasonably satisfactory to the Multicurrency Agent as joint and several additional Borrowers under the Canadian Revolving Loans and such parties shall become a party to this Agreement pursuant to a joinder agreement reasonably satisfactory to the Administrative Agent; provided that the Parent Borrower shall have furnished each of the Lenders with all documentation and other information reasonably requested by the Lenders relating to the additional Borrowers required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act.

2.3          Multicurrency Alternative Currency Revolving Loans.

(a)           Multicurrency Revolving Commitment.  (i) On the Amendment No. ~~1~~4 Effective Date, in accordance with, and upon the terms and conditions set forth in, Amendment No. ~~1, (x)~~4, the Existing Multicurrency Revolving ~~Commitment~~Commitments and any Existing Multicurrency Alternative Currency Revolving Loans of each ~~Non Extended~~Existing Multicurrency Revolving Lender outstanding on such date shall continue hereunder and be ~~reclassified~~classified as ~~a Non-Extended~~ Multicurrency Revolving ~~Commitment and Non-Extended Multicurrency Alternative Currency Revolving Loans, respectively, on such date and (y) the Existing Multicurrency Revolving Commitment and any Existing Multicurrency Alternative Currency Revolving Loans of each Extended Multicurrency Revolving Lender outstanding on such date shall continue hereunder and be reclassified as an Extended Multicurrency Revolving Commitment and Extended~~Commitments and Multicurrency Alternative Currency Revolving Loans, respectively, on such date.

~~(ii)~~ (ii) During the Commitment Period, subject to the terms and conditions hereof, ~~(A)~~ the ~~Non Extended~~ Multicurrency Revolving Lenders severally agree to make revolving credit loans in Multicurrency Alternative Currencies ~~(“Non-Extended Multicurrency Alternative Currency Revolving Loans”)~~ to any Multicurrency Borrower from time to time in an aggregate principal amount the Dollar

Amount of which does not exceed the ~~Non-Extended Multicurrency Revolving Committed Amount and (B) the Extended Multicurrency Revolving Lenders severally agree to make revolving credit loans in Multicurrency Alternative Currencies (“Extended Multicurrency Alternative Currency Revolving Loans”) to any Multicurrency Borrower from time to time in an aggregate principal amount the Dollar Amount of which does not exceed the Extended~~ Multicurrency Revolving Committed Amount; provided, however, ~~in each case,~~ that after giving effect to any such Multicurrency Alternative Currency Revolving Loans, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of any Multicurrency Revolving Lender’s Multicurrency Alternative Currency Revolving Loans and Canadian Revolving Loans and its Multicurrency Revolving Commitment Percentage of Canadian Swingline Loans shall not exceed its ~~applicable~~ Multicurrency Revolving Commitment and (iii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Multicurrency Alternative Currency Revolving Loans, Canadian Revolving Loans and Canadian Swingline Loans shall not exceed the Multicurrency Revolving Committed Amount.  Multicurrency Alternative Currency Revolving Loans shall consist of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof and may be repaid and reborrowed in accordance with the provisions hereof.  Multicurrency Alternative Currency Revolving Loans which are Alternate Base Rate Loans shall be denominated in U.S. Dollars, and Multicurrency Alternative Currency Revolving Loans which are LIBOR Rate Loans shall be denominated in U.S. Dollars or another Multicurrency Alternative Currency.  Multicurrency Alternative Currency Revolving Loans which are LIBOR Rate Loans denominated in U.S. Dollars shall be made by each Multicurrency Revolving Lender at its LIBOR Lending Office.  Multicurrency Alternative Currency Revolving Loans which are LIBOR Rate Loans denominated in a Multicurrency Alternative Currency (other than U.S. Dollars) or Alternate Base Rate Loans shall be made by each Multicurrency Revolving Lender at its Multicurrency Lending Office.  Multicurrency Alternative Currency Revolving Loans may only be made by Lenders which are Multicurrency Revolving Lenders.  Any such Lender which should cease to be or to qualify as a Multicurrency Revolving Lender shall forthwith notify the Multicurrency Borrowers of such event.  Multicurrency Revolving Commitments in a currency other than U.S. Dollars, Canadian Dollars, Euro and Sterling shall be effected pursuant to one or more Multicurrency Lender Joinder Agreements executed and delivered by the Borrowers, the Administrative Agent and the applicable Multicurrency Revolving Lenders (which Multicurrency Lender Joinder Agreement may, without the consent of any other Lenders or Credit Parties, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.3).

~~(iii)          From the Amendment No. 1 Effective Date until the Revolving Maturity Date with respect to the Non-Extended Multicurrency Revolving Facility, all Multicurrency Alternative Currency Revolving Loans shall be made and prepaid (except as otherwise expressly contemplated by Sections 2.3(c) and 2.11(c)) on a pro rata basis between the Non-Extended Multicurrency Revolving Facility and the Extended Multicurrency Revolving Facility, and the Non-Extended Multicurrency Alternative Currency Revolving Loans and the Extended Multicurrency Alternative Currency Revolving Loans shall otherwise be treated ratably (i.e., as a single Class) for all other purposes of this Agreement during such period (except as otherwise expressly contemplated by Sections 2.3(c), 2.11(c) and 2.12(a)). Any Existing Multicurrency Alternative Currency Revolving Loans outstanding on the Amendment No. 1 Effective Date shall be continued as Multicurrency Alternative Currency Revolving Loans hereunder; provided that (x) the Existing Multicurrency Alternative Currency Revolving Loans of each Non-Extended Multicurrency Revolving Lender will be reclassified as “Non-Extended Multicurrency Alternative Currency Revolving Loans” and (y) the Existing Multicurrency Alternative Currency Revolving Loans of each Extended Multicurrency Revolving Lender will be reclassified as “Extended Multicurrency Alternative Currency Revolving Loans.”~~

~~(iv)          Notwithstanding anything to the contrary in this Agreement: (A) on the Amendment No. 1 Effective Date, (x) Non-Extended Multicurrency Alternative Currency Revolving Loans and Extended Multicurrency Alternative Currency Revolving Loans shall be deemed made as LIBOR Rate Loans in a principal amount equal to the principal amount of the Existing Multicurrency Alternative Currency Revolving Loans reclassified as Non-Extended Multicurrency Alternative Currency Revolving Loans and Extended Multicurrency Alternative Currency Revolving Loans, as applicable, pursuant to Section 2.3(a)(iii) that were outstanding as LIBOR Rate Loans at the time of reclassification (and the principal amount of such Non-Extended Multicurrency Alternative Currency Revolving Loans and Extended Multicurrency Alternative Currency Revolving Loans shall be allocated ratably to the Interest Periods applicable to the Existing Multicurrency Alternative Currency Revolving Loans so converted, such that, immediately after giving effect to such reclassification, each Multicurrency Revolving Lender holds a ratable amount of the Multicurrency Alternative Currency Revolving Loans of each Interest Period based on its Multicurrency Revolving Commitment Percentage on the Amendment No. 1 Effective Date), (y) Interest Periods for the Non-Extended Multicurrency Alternative Currency Revolving Loans and the Extended Multicurrency Alternative Currency Revolving Loans described in clause (x) above shall end on the same dates as the Interest Periods applicable to the corresponding Existing Multicurrency Alternative Currency Revolving Loans described in clause (x) above, and the LIBOR applicable to such Non-Extended Multicurrency Alternative Currency Revolving Loans and Extended Multicurrency Alternative Currency Revolving Loans during such Interest Periods shall be the same as those applicable to the Existing Multicurrency Alternative Currency Revolving Loans so reclassified, and (z) Non-Extended Multicurrency Alternative Currency Revolving Loans and Extended Multicurrency Alternative Currency Revolving Loans shall be deemed made as Alternate Base Rate Loans in a principal amount equal to the principal amount of Existing Multicurrency Alternative Currency Revolving Loans reclassified into Non-Extended Multicurrency Alternative Currency Revolving Loans and Extended Multicurrency Alternative Currency Revolving Loans, respectively, pursuant to Section 2.3(a)(iii) that were outstanding as Alternate Base Rate Loans at the time of reclassification (it being understood that the designations contemplated by the foregoing clauses (x) and (z) shall be allocated among the Multicurrency Revolving Lenders such that, on the Amendment No. 1 Effective Date, each Multicurrency Revolving Lender holds an amount of Multicurrency Alternative Currency Revolving Loans that are LIBOR Rate Loans and that are Alternate Base Rate Loans based on its Multicurrency Revolving Commitment Percentage of the aggregate amount of such LIBOR Rate Loans and Alternate Base Rate Loans, respectively, on the Amendment No. 1 Effective Date); and (B) each Non-Extended Multicurrency Alternative Currency Revolving Loan and Extended Multicurrency Alternative Currency Revolving Loan shall continue to be entitled to all~~

(iii)          On the Amendment No. 4 Effective Date, each Existing Multicurrency Revolving Lender shall assign to each Amendment No. 4 Incremental Multicurrency Revolving Lender, and each Amendment No. 4 Incremental Multicurrency Revolving Lender shall purchase from each Existing Multicurrency Revolving Lender, at the principal amount thereof (together with accrued and unpaid interest ~~with respect to the Existing Multicurrency Alternative Currency Revolving Loan from which such Non-Extended Multicurrency Alternative Currency Revolving Loan and Extended Multicurrency Alternative Currency Revolving Loan, as applicable, was reclassified up to but excluding the Amendment No. 1 Effective Date.  No costs shall be payable under Section 2.20 in connection with transactions consummated under this Section 2.3(a)(iv).~~), such interests in the Multicurrency Alternative Currency Revolving Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Multicurrency Alternative Currency Revolving Loans will be held by all the Multicurrency Revolving Lenders ratably in accordance with their respective Multicurrency Revolving Commitment Percentages after giving effect to Amendment No. 4.

(b)           Multicurrency Alternative Currency Revolving Loan Borrowings.

(i)         Notice of Borrowing.  Each Multicurrency Borrower (or the Parent Borrower on behalf of such Multicurrency Borrower) may request a Multicurrency Alternative Currency Revolving Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Multicurrency Agent (with a copy to the Administrative Agent) not later than 12:00 Noon on (A) the Business Day prior to the date of the requested borrowing in the case of Alternate Base Rate Loans, (B) the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans denominated in U.S. Dollars and (C) the fourth Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans denominated in a Multicurrency Alternative Currency (other than U.S. Dollars). Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Multicurrency Alternative Currency Revolving Loan is requested and the currency thereof, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period therefor.  If a Multicurrency Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month and (2) the Type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan (if denominated in U.S. Dollars) or a LIBOR Rate Loan with a one (1) month Interest Period (if denominated in any other Multicurrency Alternative Currency). The Multicurrency Agent shall give notice to each Multicurrency Revolving Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Multicurrency Revolving Lender’s share thereof.

(ii)         Minimum Amounts.  Each Multicurrency Alternative Currency Revolving Loan shall be in a minimum aggregate amount of the Borrowing Minimum and in integral multiples of the Borrowing Multiple in excess thereof (or the remaining amount of the Multicurrency Revolving Committed Amount, if less).

(iii)       Advances.  Each Multicurrency Revolving Lender will make its Multicurrency Revolving Commitment Percentage of each Multicurrency Alternative Currency Revolving Loan borrowing available to the Multicurrency Agent, for the account of the applicable Multicurrency Borrower, in a Multicurrency Alternative Currency, as applicable and in funds immediately available to the Multicurrency Agent, at the Multicurrency Agent’s office by 1:00 p.m. on the date specified in the applicable Notice of Borrowing.  Such borrowing will then be made available to the applicable Multicurrency Borrower by the Multicurrency Agent by wiring the aggregate of the amounts made available to the Multicurrency Agent by the Multicurrency Revolving Lenders and in like funds as received by the Multicurrency Agent to the account of such Multicurrency Borrower specified by such Multicurrency Borrower in the Account Designation Letter delivered hereunder.

(c)         Repayment.  The principal amount of all Multicurrency Alternative Currency Revolving Loans ~~of any Class~~ shall be due and payable in full on the Revolving Maturity Date ~~of such Class~~, unless accelerated sooner pursuant to Section 7.2.

(d)          Interest and Fees.  Subject to the provisions of Sections 2.9 and 2.14, Multicurrency Alternative Currency Revolving Loans shall bear interest as follows:

(i)          Alternate Base Rate Loan.  During such periods as Multicurrency Alternative Currency Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate

Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii)          LIBOR Rate Loans.  During such periods as Multicurrency Alternative Currency Revolving Loans shall be comprised of LIBOR Rate Loans, such LIBOR Rate Loans shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on Multicurrency Alternative Currency Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e)         Notes.  The Multicurrency Alternative Currency Revolving Loans shall be further evidenced by a duly executed Multicurrency Revolving Note in favor of each Multicurrency Revolving Lender that requests such a note substantially in the form of Exhibit E-3, if requested by such Multicurrency Revolving Lender.

(f)          Designation of Additional Borrowers.  From time to time, the Parent Borrower may designate Restricted Subsidiaries incorporated, formed or otherwise organized in a jurisdiction reasonably satisfactory to the Multicurrency Agent and the Multicurrency Revolving Lenders ~~as joint and~~, on a several but not joint basis, as additional Borrowers under the Multicurrency Alternative Currency Revolving Loans and such parties shall become a party to this Agreement pursuant to a joinder agreement reasonably satisfactory to the Administrative Agent; provided that, for the avoidance of doubt, no Foreign Subsidiary (or any Subsidiary thereof) shall be ~~jointly and severally~~ liable with respect to the Credit Party Obligations of ~~the Parent Borrower~~any U.S. Credit Party; provided further that any designation of a Foreign Subsidiary as a Borrower pursuant to this Section 2.3(f) shall not release such Foreign Subsidiary from its Guaranty, if any, under this Agreement; provided further that the Parent Borrower shall have furnished each of the Lenders with all documentation and other information reasonably requested by the Lenders relating to the additional Borrowers required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act.

(g)          Designation of Additional Currencies.  From time to time, the Parent Borrower may request that a portion of the Multicurrency Revolving Commitments be allocated to a separate revolving credit facility (the “Alternative Currency Facility”) under which each Multicurrency Borrower shall be permitted to borrow, on a revolving credit basis, loans denominated in an alternative currency (the “Alternative Currency”) designated by the Parent Borrower (it being understood that, upon such allocation, the Multicurrency Revolving Committed Amount shall be reduced, on a dollar-for-dollar basis and in accordance with the terms set forth in Section 2.12(a) of the Credit Agreement for voluntary reductions of the unused portion of the Multicurrency Revolving Committed Amount, by the amount of the commitments so allocated to the Alternative Currency Facility). The terms and conditions applicable to the Alternative Currency Facility (other than those terms relating to interest rate) shall be substantially the same as those terms and conditions applicable to the facility in respect of the Multicurrency Revolving Commitments or shall otherwise be reasonably satisfactory to the Administrative Agent (which for the avoidance of doubt shall include changes to notice and timing requirements to reflect the operational requirements of the Administrative Agent). In connection with the implementation of the Alternative Currency Facility, the Administrative Agent and the Parent Borrower shall be permitted to effect, without the consent of any other Lender, such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.3(g) (collectively, the “Alternative Currency Facility Amendment”). Any existing Multicurrency Revolving Lender or other Person that elects to extend commitments in respect of the Alternative Currency Facility shall be reasonably satisfactory to the Parent Borrower and the Administrative Agent and, if not already a Lender, shall become a Lender under the Credit Agreement pursuant to the Alternative Currency Facility Amendment.  No Lender shall be obligated to provide any commitments in respect of the Alternative Currency Facility unless it so agrees.  For the avoidance of doubt, the Administrative Agent shall not be obligated to be the administrative agent for the Alternative Currency Facility and the Alternative Currency Facility may have a different administrative agent with only the consent of the Parent Borrower and the Administrative Agent and such other administrative agent.

(h)          Several Obligations¶ . For the avoidance of doubt, no Multicurrency Borrower that is a Foreign Subsidiary shall be obligated, in its capacity as a Multicurrency Borrower, for any Multicurrency Alternative Currency Revolving Loan that is made to any other Multicurrency Borrower.

2.4          Closing Date Term Loan.

(a)          Closing Date Term Loan.  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Closing Date Term Loan Lender severally agrees to make available to the Parent Borrower such Closing Date Term Loan Lender’s Closing Date Term Loan Commitment Percentage of a term loan in U.S. Dollars (the “Closing Date Term Loan”) in the aggregate principal amount of ONE BILLION, TWO HUNDRED MILLION U.S. DOLLARS (U.S.$1,200,000,000) (the “Closing Date Term Loan Committed Amount”) for the purposes hereinafter set forth.  The Closing Date Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Parent Borrower may request.  LIBOR Rate Loans shall be made by each Closing Date Term Loan Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.  Amounts repaid or prepaid on the Closing Date Term Loan may not be reborrowed.

(b)          Repayment of Closing Date Term Loan.  The principal amount of the Closing Date Term Loan (including Delayed Draw Term Loans, if any) shall be repaid in sixteen (16) consecutive quarterly installments on the last day of each March, June, September and December (commencing on the first such date occurring on or after the first anniversary of the Closing Date) in the percentage of the original aggregate principal amount of the Closing Date Term Loan on the Closing Date (as increased by the aggregate principal amount of any Delayed Draw Term Loans funded after the Closing Date), set forth opposite thereto, unless accelerated sooner pursuant to Section 7.2:

Date	Closing Date Term Loan Repayment Percentage Per Quarter
From the first anniversary of the Closing Date to and including the second anniversary of the Closing Date	1.25%
From the second anniversary of the Closing Date to and including the third anniversary of the Closing Date	2.00%
From the third anniversary of the Closing Date to and including the fourth anniversary of the Closing Date	2.00%
From the fourth anniversary of the Closing Date to and including the fifth anniversary of the Closing Date	2.50%
Term Loan Maturity Date	Outstanding Principal Amount of the Closing Date Term Loan

(c)          Interest on the Closing Date Term Loan.  Subject to the provisions of Sections 2.9 and 2.14, the Closing Date Term Loan shall bear interest as follows:

(i)          Alternate Base Rate Loans.  During such periods as the Closing Date Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

(ii)          LIBOR Rate Loans.  During such periods as the Closing Date Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

Interest on the Closing Date Term Loan shall be payable in arrears on each Interest Payment Date.

(d)          Closing Date Term Loan Notes.  The Parent Borrower’s obligation to pay each Closing Date Term Loan Lender’s Closing Date Term Loan shall be evidenced, upon such Closing Date Term Loan Lender’s request, by a Closing Date Term Loan Note made payable to such Lender in substantially the form of Exhibit E-4.

2.5          Delayed Draw Term Loan.  During the Delayed Draw Commitment Period, subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, each Delayed Draw Term Loan Lender severally agrees to make available to the Parent Borrower a term loan in U.S. dollars (the “Delayed Draw Term Loan”) in an aggregate principal amount up to such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment Percentage of the Delayed Draw Term Loan Committed Amount at such time for the purposes hereinafter set forth; provided that (i) there shall be no more than two separate borrowings of Delayed Draw Term Loans, (ii) each borrowing of Delayed Draw Term Loans shall be in a minimum aggregate principal amount of $100,000,000 and shall reduce the Delayed Draw Term Loan Committed Amount on a dollar-for-dollar basis and (iii) the Delayed Draw Term Loans (if and when funded) shall have the same terms and shall be treated as a single class for all purposes with the Closing Date Term Loans, except that interest on the Delayed Draw Term Loans shall commence to accrue from the date of funding thereof.  The Parent Borrower may request a Delayed Draw Term Loan by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Administrative Agent not later than 11:00 a.m. on the date of the requested borrowing in the case of an Alternate Base Rate Loan, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) that a Delayed Draw Term Loan is requested, (B) the date of the requested borrowing (which shall be on a Business Day) (each such date, a “Delayed Draw Funding Date”) and (C) the aggregate principal amount to be borrowed.  Each Delayed Draw Term Loan Lender will make its Delayed Draw Term Loan Commitment Percentage of each Delayed Draw Term Loan borrowing available to the Administrative Agent, for the account of the Parent Borrower, in U.S. Dollars and in funds immediately available to the Administrative Agent at the Administrative Agent’s office by 1:00 p.m. on the date specified in the applicable Notice of Borrowing.  Such borrowing will then be promptly made available to the Parent Borrower by the Administrative Agent on such date by crediting the amount of the Parent Borrower designated in the Account Designation Letter hereunder with the aggregate of the amounts made available to the Administrative Agent by the Delayed Draw Term Loan Lenders and in like funds as received by the Administrative Agent.  Each Lender’s Delayed Draw Term Loan Commitment shall be reduced immediately and without further action on each Delayed Draw Funding Date on a dollar-for-dollar basis by the amount of Delayed Draw Term Loans made by such Lender on such Delayed Draw Funding Date.  Amounts repaid or prepaid on the Delayed Draw Term Loan may not be reborrowed.  Each borrowing of Delayed Draw Term Loans, to the extent requested as

LIBOR Rate Loans, shall initially consist of Term Loans with an Interest Period commencing on the date of such borrowing and ending on the last day of the then current Interest Period for the Closing Date Term Loans, and if, as of the date of a borrowing of Delayed Draw Term Loans, more than one Interest Period is in effect for the Closing Date Term Loans, then the Delayed Draw Term Loans in such borrowing will be allocated ratably to such Interest Periods.

2.6          U.S. Swingline Loan Subfacility.

(a)          U.S. Swingline Commitment.  Subject to the terms and conditions set forth herein, the U.S. Swingline Lender agrees, in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.6, to make loans (each such loan, a “U.S. Swingline Loan” and, collectively, the “U.S. Swingline Loans”) U.S. Dollars to the Parent Borrower from time to time on any Business Day during the Commitment Period in an aggregate principal amount at any time outstanding the Dollar Amount of which shall not exceed TWO HUNDRED MILLION U.S. DOLLARS (U.S.$200,000,000) (the “U.S. Swingline Committed Amount”) for the purposes hereinafter set forth, notwithstanding the fact that such U.S. Swingline Loans, when aggregated with the outstanding amount of U.S. Revolving Loans, may exceed the amount of the U.S. Swingline Lender’s Revolving Commitment; provided, however, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount and (ii) with regard to the U.S. Revolving Lenders collectively, the aggregate principal Dollar Amount of the outstanding U.S. Revolving Loans, U.S. Swingline Loans and LOC Obligations shall not exceed the U.S. Revolving Committed Amount.  U.S. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)          U.S. Swingline Loan Borrowings.

(i)          Notice of Borrowing and Disbursement.  The Parent Borrower may request a U.S. Swingline Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the U.S. Swingline Lender and the Administrative Agent not later than 12:00 noon on the date of the requested borrowing.  U.S. Swingline Loan borrowings hereunder shall be made in minimum amounts of U.S.$100,000 and in integral amounts of U.S.$100,000 in excess thereof.

(ii)          Repayment of U.S. Swingline Loans.  The Parent Borrower shall repay each U.S. Swingline Loan ~~in accordance with Section 2.6(g)~~on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 7.2.  The U.S. Swingline Lender may, at any time, in its sole discretion, by written notice to the Parent Borrower and the Administrative Agent, demand repayment of its U.S. Swingline Loans by way of a U.S. Revolving Loan borrowing, in which case the Parent Borrower shall be deemed to have requested a U.S. Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the Dollar Amount of such U.S. Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the ~~applicable~~ Revolving Maturity Date, (B) the occurrence of any Event of Default described in Section 7.1(g), (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(g) or any other Event of Default and (D) the exercise of remedies in accordance with the provisions of Section 7.2 (each such U.S. Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a “Mandatory U.S. Borrowing”).  Each U.S. Revolving Lender hereby irrevocably agrees to make such U.S. Revolving Loans promptly upon any such request or deemed request on account of each Mandatory U.S. Borrowing in the Dollar Amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (1) the amount of the Mandatory U.S. Borrowing may not comply with the minimum amount for borrowings of U.S. Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 4.2 are then satisfied, except for the condition specified in Section 4.2(c)(i), (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for U.S. Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory U.S. Borrowing, or (6) any reduction in the U.S. Revolving Committed Amount or termination of the U.S. Revolving Commitments immediately prior to such Mandatory U.S. Borrowing or contemporaneously therewith.  In the event that any Mandatory U.S. Borrowing or other deemed request cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Parent Borrower), then each U.S. Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory U.S. Borrowing or other deemed request would otherwise have occurred, but adjusted for any payments received from the Parent Borrower on or after such date and prior to such purchase) from the U.S. Swingline Lender such participations in the outstanding U.S. Swingline Loans as shall be necessary to cause each such Lender to share in such U.S. Swingline Loans ratably based upon its respective U.S. Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the U.S. Swingline Loans shall be for the account of the U.S. Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the U.S. Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory U.S. Borrowing would otherwise have occurred but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory U.S. Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Alternate Base Rate.

(c)          Repayment of Participations.

(i)          At any time after any U.S. Revolving Lender has purchased and funded a risk participation in a U.S. Swingline Loan, if the U.S. Swingline Lender receives any payment on account of such U.S. Swingline Loan, the U.S. Swingline Lender will distribute to such U.S. Revolving Lender its U.S. Revolving Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S. Revolving Lender’s risk participation was funded) in the same funds as those received by the U.S. Swingline Lender.

(ii)          If any payment received by the U.S. Swingline Lender in respect of principal or interest on any U.S. Swingline Loan is required to be returned by the U.S. Swingline Lender under any of the circumstances described in Section 9.5 (including pursuant to any settlement entered into by the U.S. Swingline Lender in its discretion), each U.S. Revolving Lender shall pay to the U.S. Swingline Lender its U.S. Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the U.S. Swingline Lender.  The obligations of the U.S. Revolving Lenders under this clause shall survive the payment in full of the Credit Party Obligations and the termination of this Credit Agreement.

(d)          Interest on U.S. Swingline Loans.  Subject to the provisions of Sections 2.9 and 2.14, U.S. Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans.  Interest on U.S. Swingline Loans shall be payable in arrears on each Interest Payment Date.

(e)          U.S. Swingline Note.  The U.S. Swingline Loans shall be evidenced by a duly executed promissory note of the Parent Borrower to the U.S. Swingline Lender in the original Dollar Amount of the U.S. Swingline Committed Amount and substantially in the form of Exhibit E-5.

(f)          Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Section 2.6, the U.S. Swingline Lender shall not be obligated to make any U.S. Swingline Loan at a time when any other Lender is a Defaulting Lender, unless the U.S. Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Parent Borrower or such Defaulting Lender which are satisfactory to the U.S. Swingline Lender to eliminate the U.S. Swingline Lender’s Fronting Exposure, if any (after giving effect to Section 2.25(c)), with respect to any such Defaulting Lender.

~~(g)          On the Amendment No. 1 Effective Date, the participations in any outstanding U.S. Swingline Loans shall be reallocated so that after giving effect thereto, the Non-Extended U.S. Revolving Lenders and the Extended U.S. Revolving Lenders shall share ratably in the U.S. Swingline Loans in accordance with their respective U.S. Revolving Commitment Percentage.  Thereafter, until the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility, the participations in any new U.S. Swingline Loans shall be allocated ratably in accordance with the U.S. Revolving Lenders’ respective U.S. Revolving Commitment Percentages.  On the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility, all then outstanding U.S. Swingline Loans shall be repaid in full (and there shall be no adjustment to the participations in such U.S. Swingline Loans as a result of the occurrence of such Revolving Maturity Date); provided, however, that if, and only to the extent that, on the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility (after giving effect to any repayments of U.S. Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.8(i)), there shall exist sufficient unutilized Extended U.S. Revolving Commitments so that all or a portion of the then outstanding U.S. Swingline Loans could be incurred under the Extended U.S. Revolving Commitments and in compliance with the U.S. Swingline Committed Amount, then on the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility the participations in such U.S. Swingline Loans shall be reallocated to the Extended U.S. Revolving Lenders ratably in accordance with their respective U.S. Revolving Commitment Percentages (after giving effect to the termination of the Non-Extended U.S. Revolving Commitments), the same shall be deemed to have been incurred solely under the Extended U.S. Revolving Commitments, and such U.S. Swingline Loans shall not be so required to be repaid in full on the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility.  Commencing with the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility, the U.S. Swingline Committed Amount shall be the lesser of (x) U.S.$200,000,000 and (y) the aggregate principal amount of the total unutilized Extended U.S. Revolving Commitments at such time, and any U.S. Swingline Loans incurred on and after such date (including any U.S. Swingline Loans that remain outstanding, in accordance with this Section 2.6(g), as of the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility shall become due on the Revolving Maturity Date with respect to the Extended U.S. Revolving Facility.~~

2.7          Canadian Swingline Loan Subfacility.

(a)          The Canadian Swingline.  Subject to the terms and conditions set forth herein, the Canadian Swingline Lender agrees, in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.7, to make loans (each such loan, a “Canadian Swingline Loan” and, collectively, “Canadian Swingline Loans”) in U.S. Dollars or Canadian Dollars to the Canadian Borrower from time to time on any Business Day during the Commitment Period in an aggregate principal amount at any time outstanding the Dollar Amount of which shall not exceed THIRTY MILLION U.S. DOLLARS (U.S.$30,000,000) (the “Canadian Swingline Committed Amount”) for the purposes hereinafter set forth, notwithstanding the fact that such Canadian Swingline Loans, when aggregated with the outstanding amount of Canadian Revolving Loans, may exceed the amount of the Canadian Swingline Lender’s Commitment; provided, however, that after giving effect to any Canadian Swingline Loan, (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount and (ii) with regard to the Canadian Revolving

Lenders collectively, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding Canadian Revolving Loans plus outstanding Canadian Swingline Loans plus outstanding Multicurrency Alternative Currency Revolving Loans shall not exceed the Multicurrency Revolving Committed Amount.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.7, prepay under Section 2.11, and reborrow under this Section 2.7.  Immediately upon the making of a Canadian Swingline Loan, each Canadian Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swingline Lender a risk participation in such Canadian Swingline Loan in an amount equal to the product of such Lender’s Multicurrency Revolving Commitment Percentage times the amount of such Canadian Swingline Loan.

(b)          Borrowing Procedures.  The Canadian Borrower may request a Canadian Swingline Loan borrowing by delivering a written Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a written Notice of Borrowing, which delivery may be by fax or electronically by pdf) to the Canadian Swingline Lender and the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent). Each such notice must be received by the Canadian Swingline Lender and the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) not later than (x) 1:00 p.m., in the case of a borrowing of Canadian Prime Rate Loans, and (y) 11:00 a.m. in the case of a borrowing of U.S. Base Rate Loans, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of U.S.$100,000 or C$100,000, as the case may be, (ii) the requested borrowing date, which shall be a Business Day, and (iii) whether the requested borrowing shall be comprised of U.S. Base Rate Loans or Canadian Prime Rate Loans.  Promptly after receipt by the Canadian Swingline Lender of any telephonic Notice of Borrowing, the Canadian Swingline Lender will confirm with the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) (by telephone or in writing) that the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) has also received such Notice of Borrowing and, if not, the Canadian Swingline Lender will notify the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) (by telephone or in writing) of the contents thereof.  Unless the Canadian Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (serving in such capacity on behalf of the Multicurrency Agent) (including at the request of any Canadian Revolving Lender) prior to 2:00 p.m. on the date of the proposed Canadian Swingline Loan (A) directing the Canadian Swingline Lender not to make such Canadian Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.7(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Notice of Borrowing, make the amount of its Canadian Swingline Loan available to the Canadian Borrower at its office by crediting the account of the Canadian Borrower on the books of the Canadian Swingline Lender in immediately available funds, or as otherwise directed by the Canadian Borrower.

(c)          Refinancing of Canadian Swingline Loans.

(i)          The Canadian Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Canadian Borrower (which hereby irrevocably authorizes the Canadian Swingline Lender to so request on its behalf), that each Canadian Revolving Lender make a U.S. Base Rate Loan or Canadian Prime Rate Loan, as applicable, in an amount equal to such Canadian Revolving Lender’s Multicurrency Revolving Commitment Percentage of the amount of Canadian Swingline Loans then outstanding (a “Mandatory Canadian Borrowing”). Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Multicurrency Revolving Committed Amount and the conditions set forth in Section 4.2.  The Canadian Swingline

Lender shall furnish the Canadian Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Multicurrency Agent.  Each Canadian Revolving Lender shall make an amount equal to its Multicurrency Revolving Commitment Percentage of the amount specified in such Notice of Borrowing available to the Multicurrency Agent in immediately available funds, in U.S. Dollars or Canadian Dollars, as applicable, depending on the currency of the applicable Canadian Swingline Loan being refinanced, for the account of the Canadian Swingline Lender at the Multicurrency Agent’s office not later than 9:00 a.m. on the day following the day specified in such Notice of Borrowing, whereupon, subject to Section 2.7(c)(ii), each Canadian Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Canadian Borrower in such amount.  The Multicurrency Agent shall remit the funds so received to the Canadian Swingline Lender.

(ii)          If for any reason any Canadian Swingline Loan cannot be refinanced by such a Mandatory Canadian Borrowing in accordance with Section 2.7(c)(i), the request for Base Rate Loans submitted by the Canadian Swingline Lender as set forth herein shall be deemed to be a request by the Canadian Swingline Lender that each of the Canadian Revolving Lenders fund its risk participation in the relevant Canadian Swingline Loan and each Canadian Revolving Lender’s payment to the Multicurrency Agent for the account of the Canadian Swingline Lender pursuant to Section 2.7(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Canadian Revolving Lender fails to make available to the Multicurrency Agent for the account of the Canadian Swingline Lender any amount required to be paid by such Canadian Revolving Lender pursuant to the foregoing provisions of this Section 2.7(c) by the time specified in Section 2.7(c)(i), the Canadian Swingline Lender shall be entitled to recover from such Canadian Revolving Lender (acting through the Multicurrency Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Swingline Lender at a rate per annum equal to the greater of the Interbank Reference Rate and a rate determined by the Canadian Swingline Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Canadian Swingline Lender submitted to any Canadian Revolving Lender (through the Multicurrency Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Canadian Revolving Lender’s obligation to make Canadian Revolving Loans or to purchase and fund risk participations in Canadian Swingline Loans pursuant to this Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Canadian Revolving Lender may have against the Canadian Swingline Lender, the Canadian Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Canadian Revolving Lender’s obligation to make Canadian Revolving Loans pursuant to this Section 2.7(c) is subject to the conditions set forth in Section 4.2.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Canadian Borrower to repay Canadian Swingline Loans, together with interest as provided herein.

(d)          Repayment of Participations.

(i)          At any time after any Canadian Revolving Lender has purchased and funded a risk participation in a Canadian Swingline Loan, if the Canadian Swingline Lender receives any payment on account of such Canadian Swingline Loan, the Canadian Swingline Lender will distribute to such Canadian Revolving Lender its Multicurrency Revolving Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such

Canadian Revolving Lender’s risk participation was funded) in the same funds as those received by the Canadian Swingline Lender.

(ii)          If any payment received by the Canadian Swingline Lender in respect of principal or interest on any Canadian Swingline Loan is required to be returned by the Canadian Swingline Lender under any of the circumstances described in Section 9.5 (including pursuant to any settlement entered into by the Canadian Swingline Lender in its discretion), each Canadian Revolving Lender shall pay to the Canadian Swingline Lender its Multicurrency Revolving Commitment Percentage thereof on demand of the Multicurrency Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Interbank Reference Rate.  The Multicurrency Agent will make such demand upon the request of the Canadian Swingline Lender.  The obligations of the Canadian Revolving Lenders under this clause shall survive the payment in full of the Credit Party Obligations and the termination of this Credit Agreement.

(e)          Interest on Canadian Swingline Loans.  Subject to the provisions of Sections 2.9 and 2.14, Canadian Swingline Loans shall bear interest at a per annum rate equal to (i) in the case of ~~U.S. Dollar~~Canadian Swingline Loans denominated in U.S. Dollars, the U.S. Base Rate plus the Applicable Percentage or (ii) in the case of Canadian ~~Dollar~~ Swingline Loans denominated in Canadian Dollars, the Canadian Prime Rate plus the Applicable Percentage.  Interest on Canadian Swingline Loans shall be payable in arrears on each Interest Payment Date.

(f)          Interest for Account of Canadian Swingline Lender.  The Canadian Swingline Lender shall be responsible for invoicing the Canadian Borrower for interest on the Canadian Swingline Loans.  Until each Canadian Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.7 to refinance such Canadian Revolving Lender’s Multicurrency Revolving Commitment Percentage of any Canadian Swingline Loan, interest in respect of such Multicurrency Revolving Commitment Percentage shall be solely for the account of the Canadian Swingline Lender.

(g)          Payments Directly to Canadian Swingline Lender.  The Canadian Borrower shall make all payments of principal and interest in respect of the Canadian Swingline Loans directly to the Canadian Swingline Lender.

(h)          Repayment of Canadian Swingline Loans.  The Canadian Borrower shall repay each Canadian Swingline Loan ~~in accordance with Section 2.7(k)~~on the Revolving Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(i)           Canadian Swingline Note.  The Canadian Swingline Loans shall be evidenced by a duly executed promissory note of the Canadian Borrower to the Canadian Swingline Lender in the original Dollar Amount of the Canadian Swingline Committed Amount and substantially in the form of Exhibit E-6.

(j)           Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Section 2.7, the Canadian Swingline Lender shall not be obligated to make any Canadian Swingline Loan at a time when any other Lender is a Defaulting Lender, unless the Canadian Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Canadian Borrower or such Defaulting Lender which are satisfactory to the Canadian Swingline Lender to eliminate the Canadian Swingline Lender’s Fronting Exposure, if any (after giving effect to Section 2.25(c)) with respect to any such Defaulting Lender.

~~(k)          On the Amendment No. 1 Effective Date, the participations in any outstanding Canadian Swingline Loans shall be reallocated so that after giving effect thereto, the Non-Extended Canadian~~

~~Revolving Lenders and the Extended Canadian Revolving Lenders shall share ratably in the Canadian Swingline Loans in accordance with their respective Multicurrency Revolving Commitment Percentage.  Thereafter, until the Revolving Maturity Date with respect to the Non-Extended Multicurrency Revolving Facility, the participations in any new Canadian Swingline Loans shall be allocated ratably in accordance with the Canadian Revolving Lenders’ respective Multicurrency Revolving Commitment Percentages.  On the Revolving Maturity Date with respect to the Non-Extended Multicurrency Revolving Facility, all then outstanding Canadian Swingline Loans shall be repaid in full (and there shall be no adjustment to the participations in such Canadian Swingline Loans as a result of the occurrence of such Revolving Maturity Date); provided, however, that if, and only to the extent that, on the Revolving Maturity Date with respect to the Non-Extended Multicurrency Revolving Facility (after giving effect to any repayments of Canadian Revolving Loans), there shall exist sufficient unutilized Extended Multicurrency Revolving Commitments so that all or a portion of the then outstanding Canadian Swingline Loans could be incurred under the Extended Multicurrency Revolving Commitments and in compliance with the Canadian Swingline Committed Amount, then on the Revolving Maturity Date with respect to the Non-Extended Multicurrency Revolving Facility the participations in such Canadian Swingline Loans shall be reallocated to the Extended Multicurrency Revolving Lenders ratably in accordance with their respective Multicurrency Revolving Commitment Percentages (after giving effect to the termination of the Non-Extended Multicurrency Revolving Commitments), the same shall be deemed to have been incurred solely under the Extended Multicurrency Revolving Commitments, and such Canadian Swingline Loans shall not be so required to be repaid in full on the Revolving Maturity Date with respect to the Non-Extended Canadian Multicurrency Facility.  Commencing with the Revolving Maturity Date with respect to the Non-Extended Multicurrency Revolving Facility, the Canadian Swingline Committed Amount shall be the lesser of (x) U.S.$30,000,000 and (y) the aggregate principal amount of the total unutilized Extended Multicurrency Revolving Commitments at such time, and any Canadian Swingline Loans incurred on and after such date (including any Canadian Swingline Loans that remain outstanding, in accordance with this Section 2.7(k), as of the Revolving Maturity Date with respect to the Non-Extended Multicurrency Revolving Facility shall become due on the Revolving Maturity Date with respect to the Extended Multicurrency Revolving Facility.~~

2.8          Letter of Credit Subfacility.

(a)          Issuance.  Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the U.S. Revolving Lenders shall participate in, Letters of Credit for the account of the Parent Borrower or the account of a Subsidiary from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate Dollar Amount of LOC Obligations shall not at any time exceed ONE HUNDRED FIFTY MILLION U.S. DOLLARS (U.S.$150,000,000) (the “LOC Committed Amount”), (ii) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (iii) with regard to the U.S. Revolving Lenders collectively, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of the outstanding U.S. Revolving Loans plus outstanding U.S. Swingline Loans plus LOC Obligations shall not exceed the U.S. Revolving Committed Amount, (iv) all Letters of Credit shall be denominated in U.S. Dollars, Canadian Dollars, Euros or Sterling, (v) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs, commercial letters of credit and trade letters of credit and (vi) the Parent Borrower shall be the applicant and therefore liable with respect to each Letter of Credit issued for the account of a Subsidiary.  Except as otherwise expressly agreed upon by all the U.S. Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Parent Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that~~, subject to Section 2.8(i),~~ no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date which is five (5) Business Days prior to the Revolving Maturity Date ~~with respect to the Extended U.S. Revolving Facility~~.  Each Letter of Credit shall comply with the related LOC Documents.  The issuance and expiry date of each Letter of Credit shall be a Business Day.  Any Letters of Credit issued hereunder shall be in a minimum original face amount of U.S.$100,000, C$100,000 or 100,000 units of the applicable Multicurrency Alternative Currency (other than U.S. Dollars) or, in each case, such lesser amount as the Issuing Lender may agree.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.  Notwithstanding anything herein to the contrary, in no event shall the Dollar Amount (determined as of the date of the most recent issuance of any Letter of Credit by the applicable Issuing Lender) of the aggregate face amount of Letters of Credit issued by (A) Wells Fargo Bank, National Association and its Affiliates exceed, at any time, U.S.$75,000,000 and (B) Bank of America, N.A. and its Affiliates exceed, at any time, U.S.$75,000,000, except in each case (A) through (B) as may be consented to in writing by such bank (in its sole discretion) delivered to the Administrative Agent.

(b)          Notice and Reports.  The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may agree in its sole discretion) prior to the requested date of issuance.  The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the U.S. Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred.  The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit.  The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c)          Participations.  Each U.S. Revolving Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount (expressed in U.S. Dollars in the Dollar Amount thereof in the case of Letters of Credit denominated in Canadian Dollars, Euro or Sterling) equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit.  Without limiting the scope and nature of each U.S. Revolving Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such U.S. Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of the Dollar Amount (expressed in U.S. Dollars in the Dollar Amount thereof in the case of Letters of Credit denominated in Canadian Dollars, Euro or Sterling) of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof.  The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Parent Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d)          Reimbursement.  In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Parent Borrower and the Administrative Agent.  The Parent Borrower shall reimburse the Issuing Lender on the day that is one Business Day after the day of drawing under any Letter of Credit (with the proceeds of a U.S. Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents.  If the Parent Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed Dollar Amount of such drawing (expressed in U.S. Dollars in the Dollar Amount thereof in the case of Letters of Credit denominated in Canadian Dollars) shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage.  Unless the Parent Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Parent Borrower shall be deemed to have requested a U.S. Revolving Loan in the Dollar Amount sufficient to satisfy the reimbursement obligations in respect of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations.  The Parent Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Parent Borrower may claim or have against the Issuing Lender, the Administrative Agent, the U.S. Revolving Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including any defense based on any failure of the Parent Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.  The Issuing Lender will promptly notify the U.S. Revolving Lenders of the Dollar Amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in U.S. Dollars and in immediately available funds, the Dollar Amount of such U.S. Revolving Lender’s Revolving Commitment Percentage of such unreimbursed drawing.  With respect to any unreimbursed drawing that is not fully refinanced by a U.S. Revolving Loan for any reason, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage plus 2%. Such payment shall be made on the day such notice is received by such U.S. Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 noon on the Business Day next succeeding the day such notice is received.  If such U.S. Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such U.S. Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such U.S. Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Alternate Base Rate.  Each U.S. Revolving Lender’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)          Repayment with U.S. Revolving Loans.  On any day on which the Parent Borrower shall have requested, or been deemed to have requested, a U.S. Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the U.S. Revolving Lenders that a U.S. Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit equal to the Dollar Amount of such drawing, in which case a U.S. Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each U.S. Revolving Lender’s respective U.S. Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations.  Each U.S. Revolving Lender hereby irrevocably agrees to make such U.S. Revolving

Loans immediately upon any such request or deemed request on account of each Mandatory LOC Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, except for the condition specified in Section 4.2(c)(i), (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for a Revolving Loan to be made by the time otherwise required in Section 2.1(b)(i), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the U.S. Revolving Committed Amount after any such Letter of Credit may have been drawn upon.  In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code), then each such U.S. Revolving Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Parent Borrower on or after such date and prior to such purchase) its Participation Interests in the LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable by such Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f)          Modification, Extension.  The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g)          Letter of Credit Governing Law.  Unless otherwise expressly agreed by the Issuing Lender and the Parent Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(h)          Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Section 2.8, the Issuing Lender shall not be obligated to issue any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Lender has entered into arrangements (which may include the delivery of cash collateral) with the Parent Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender to eliminate the Issuing Lender’s Fronting Exposure, if any (after giving effect to Section 2.25(c)) with respect to any such Defaulting Lender.

~~(i)          On the Amendment No. 1 Effective Date, the participations in any outstanding Letters of Credit shall be reallocated so that after giving effect thereto the Non-Extended U.S. Revolving Lenders and the Extended U.S. Revolving Lenders shall share ratably in the LOC Obligations in accordance with their respective U.S. Revolving Commitment Percentages . Thereafter, until the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility, the participations in any new Letters of Credit shall be allocated ratably in accordance with the U.S. Revolving Lenders’ respective U.S. Revolving Commitment Percentages . On the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility, the participations in the outstanding Letters of Credit of the Non-Extended U.S. Revolving Lenders shall be reallocated to the Extended U.S. Revolving Lenders ratably in accordance with their respective U.S. Revolving Commitment Percentages (after giving effect to the termination of the Non-Extended U.S. Revolving Commitments) but in any case, only to the extent the sum of the participations in the outstanding Letters of Credit of the Non-Extended U.S. Revolving Lenders and~~

~~Extended U.S. Revolving Lenders does not exceed the lesser of the LOC Committed Amount and the total unutilized Extended U.S. Revolving Commitments at such time.  Commencing with the Revolving Maturity Date with respect to the Non-Extended U.S. Revolving Facility, the LOC Committed Amount shall be the lesser of (x) U.S.$150,000,000 and (y) the aggregate principal amount of the total unutilized Extended U.S. Revolving Commitments at such time.  If the reallocation described above cannot, or can only partially, be effected as a result of the limitations set forth herein, the Parent Borrower shall cash collateralize such Letters of Credit as necessary to permit full reallocation as provided herein.~~

2.9          Default Rate.

If any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, payable on demand, at a per annum rate two percent (2%) greater than the interest rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then two percent (2%) greater than the Alternate Base Rate plus the Applicable Percentage).

2.10        Conversion Options.

(a)          The Parent Borrower may, in the case of U.S. Revolving Loans and the Term Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans and/or LIBOR Rate Loans to Alternate Base Rate Loans, by delivering a Notice of Conversion/Extension to the Administrative Agent at least three (3) Business Days’ prior to the proposed date of conversion.  If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan or a LIBOR Rate Loans is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan or LIBOR Rate Loan, as applicable.  All or any part of outstanding Alternate Base Rate Loans and LIBOR Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing except with the consent of the Required Lenders, and (ii) partial conversions shall be in a minimum aggregate principal amount of the Borrowing Minimum or a whole multiple amount of the Borrowing Multiple in excess thereof.

(b)          The Canadian Borrower may, in the case of Canadian Revolving Loans, elect from time to time to convert (i) U.S. Base Rate Loans to LIBOR Rate Loans denominated in U.S. Dollars and/or LIBOR Rate Loans denominated in U.S. Dollars to U.S. Base Rate Loans or (ii) Canadian Prime Rate Loans to LIBOR Rate Loans denominated in Canadian Dollars and/or LIBOR Rate Loans denominated in Canadian Dollars to Canadian Prime Rate Loans, by delivering a Notice of Conversion/Extension to the Multicurrency Agent at least three (3) Business Days’ prior to the proposed date of conversion.  If the date of such proposed conversion is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were a U.S. Base Rate Loan, LIBOR Rate Loan or Canadian Prime Rate Loan, as applicable.  All or any part of outstanding U.S. Base Rate Loans, LIBOR Rate Loans and Canadian Prime Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing, except with the consent of the Required Lenders, and (ii) partial conversions shall be in an aggregate minimum principal amount of the Borrowing Minimum or a whole multiple amount of the Borrowing Multiple in excess thereof.

(c)          A Multicurrency Borrower may, in the case of Multicurrency Alternative Currency Revolving Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans denominated in U.S. Dollars and/or LIBOR Rate Loans denominated in U.S. Dollars to Alternate Base Rate Loans, by delivering a Notice of Conversion/Extension to the Multicurrency Agent at least three (3) Business Days’ prior to the proposed date of conversion.  If the date of such proposed conversion is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan or LIBOR Rate Loan, as applicable.  All or any part of outstanding Alternate Base Rate Loans or LIBOR Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing, except with the consent of the Required Lenders, and (ii) partial conversions shall be in an aggregate minimum principal amount of the Borrowing Minimum or a whole multiple amount of the Borrowing Multiple in excess thereof.

(d)          Any LIBOR Rate Loan may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Applicable Borrower with the notice provisions contained in Sections 2.10(a), (b) and (c); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, except with the consent of the Required Lenders, in which case such LIBOR Rate Loan shall (w) in the case of a LIBOR Rate Loan denominated in U.S. Dollars, to the extent borrowed by the Parent Borrower or another Multicurrency Borrower, be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto; (x) in the case of a LIBOR Rate Loan denominated in U.S. Dollars, to the extent borrowed by the Canadian Borrower, shall be automatically converted to a U.S. Base Rate Loan at the end of the applicable Interest Period with respect thereto; (y) in the case of a LIBOR Rate Loan denominated in Canadian Dollars, shall be automatically converted to a Canadian Prime Rate Loan; and (z) in the case of a LIBOR Rate Loan denominated in a Multicurrency Alternative Currency (other than U.S. Dollars), to the extent borrowed by a Multicurrency Borrower, shall be automatically converted to an Alternate Base Rate Loan denominated in U.S. Dollars in an amount equal to the Dollar Amount of such Loan at the end of the applicable Interest Period with respect thereto.  If a Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall (i) in the case of a LIBOR Rate Loan denominated in U.S. Dollars, to the extent borrowed by the Parent Borrower or another Multicurrency Borrower, be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto, (ii) in the case of a LIBOR Rate Loan denominated in U.S. Dollars, to the extent borrowed by the Canadian Borrower, be automatically converted to a U.S. Base Rate Loan at the end of the applicable Interest Period with respect thereto, (iii) in the case of a LIBOR Rate Loan denominated in Canadian Dollars, to the extent borrowed by the Canadian Borrower, be automatically converted to a Canadian Prime Rate Loan at the end of the applicable Interest Period with respect thereto and (iv) in the case of a LIBOR Rate Loan denominated in a Multicurrency Alternative Currency (other than U.S. Dollars), to the extent borrowed by a Multicurrency Borrower, be automatically converted to an Alternate Base Rate Loan denominated in U.S. Dollars in an amount equal to the Dollar Amount of such Loan at the end of the applicable Interest Period with respect thereto.

2.11        Prepayments.

(a)          Voluntary Prepayments.  Revolving Loans, Term Loans and Swingline Loans may be repaid in whole or in part without premium or penalty; provided that (i) LIBOR Rate Loans may be repaid only upon three (3) Business Days’ prior written notice to (A) in the case of the Parent Borrower, the Administrative Agent and (B) in the case of the Canadian Borrower and any Multicurrency Borrower other than the Parent Borrower, the Multicurrency Agent (who will notify the Administrative Agent), and Base Rate Loans may be repaid only upon at least one (1) Business Day’s prior written notice to (A) in the case of the Parent Borrower, the Administrative Agent (who will notify the Multicurrency Agent) and (B) in the case of the Canadian Borrower and any Multicurrency Borrower other than the Parent Borrower, the Multicurrency Agent (who will notify the Administrative Agent), (ii) repayments of LIBOR Rate Loans must be accompanied by payment of any amounts owing under Section 2.20 and (iii) partial repayments of Loans shall be in minimum principal amount of the Borrowing Minimum, and in integral multiples of the Borrowing Multiple in excess thereof.  To the extent that the Parent Borrower elects to prepay the Closing Date Term Loan or, if applicable, any Incremental Term Loans, amounts prepaid under this Section 2.11(a) shall be applied to such Term Loans (to the remaining principal installments thereof as directed by the Parent Borrower) first ratably to any Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.11(a) shall be subject to Section 2.20, but otherwise without premium or penalty.  Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent in the case of a prepayment under this clause (a) or clause (b) below, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment.  Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof.  Amounts prepaid on the Term Loans may not be reborrowed.  Each notice delivered by the Parent Borrower, a Multicurrency Borrower or the Canadian Borrower pursuant to this Section 2.11(a) shall be revocable by the Parent Borrower, such Multicurrency Borrower or the Canadian Borrower, as applicable (by notice to the Agents on or prior to the proposed prepayment date specified therein).

(b)          Mandatory Prepayments.

(i)           Aggregate Revolving Committed Amount.  If at any time after the Closing Date, the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of (x) the outstanding U.S. Revolving Loans plus outstanding U.S. Swingline Loans plus LOC Obligations shall exceed the U.S. Revolving Committed Amount and/or (y) the outstanding Multicurrency Alternative Currency Revolving Loans plus Canadian Revolving Loans plus outstanding Canadian Swingline Loans shall exceed the Multicurrency Revolving Committed Amount (or 105% of the Multicurrency Revolving Committed Amount if such excess is as a result of currency fluctuations) (in each case as then in effect), then the Parent Borrower, the Canadian Borrower or the applicable Multicurrency Borrower, as applicable, immediately shall prepay the applicable Loans in an amount sufficient to eliminate such excess over the U.S. Revolving Committed Amount and/or the Multicurrency Revolving Committed Amount, as applicable (such prepayment to be applied as set forth in clause (ii) below).

(ii)          Application of Mandatory Prepayments.  All amounts required to be prepaid pursuant to Section 2.11(b)(i), shall be applied first to Swingline Loans (ratably among Canadian Swingline Loans and U.S. Swingline Loans), and second to the Revolving Loans (ratably among Non-U.S. Revolving Loans and U.S. Revolving Loans). ~~Any such prepayment shall be pro rata amongst Classes.~~  Within the parameters of the applications set forth above, prepayments shall be applied first ratably to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.11(b) shall be subject to Section 2.20 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

(c)          ~~Class Reductions and Terminations.  If, as a result of any reduction or termination of Revolving Commitments of any Class in accordance with Section 2.12, the aggregate Dollar Amount (determined as of the most recent Determination Date) of (i) in the case of a reduction or termination of the U.S. Revolving Commitments of any Class, the outstanding U.S. Revolving Loans of such Class plus the U.S. Swingline Loans attributable to the U.S. Revolving Commitments of such Class plus the LOC Obligations attributable to the U.S. Revolving Commitments of such Class shall exceed the U.S. Revolving Committed Amount attributable to such Class or (ii) in the case of a reduction or termination~~

~~of the Multicurrency Revolving Commitments of any Class, the outstanding Multicurrency Alternative Revolving Loans of such Class plus the Canadian Swingline Loans attributable to the Multicurrency Revolving Commitments of such Class shall exceed the Multicurrency Revolving Committed Amount attributable to such Class, then the Parent Borrower, the Canadian Borrower or the applicable Multicurrency Borrower, as applicable, immediately shall prepay the applicable Loans in an amount sufficient to eliminate such excess over the U.S. Revolving Committed Amount or the Multicurrency Revolving Committed Amount, as the case may be, attributable to such Class.  All amounts required to be prepaid pursuant to this Section 2.11(c) shall be applied first to Swingline Loans (if applicable) and second to Revolving Loans.  Within the parameters of the applications set forth above, prepayments shall be applied first ratably to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.11(c) shall be subject to Section 2.20 and be accompanied by interest on the principal amount prepaid through the date of prepayment.~~[Reserved].

(d)          Prepayment of LIBOR Rate Loans.  Provided that so long as no Event of Default is in existence to the extent that any such prepayment would create funding losses under Section 2.20, the portion of such payment that would cause such funding losses shall not be due and payable until the earliest date on which no funding losses would occur as a result of such payment (without giving effect to any continuation or conversion of any Loan).

(e)          Application to U.S. Obligations.  Notwithstanding any term of this Section 2.11 or any other term of this Agreement, (i) the Canadian Credit Parties shall not be required to repay or prepay any U.S. Obligations, and prepayments or repayments by the Canadian Borrower shall be applied only to Canadian Swingline Loans and Canadian Revolving Loans and (ii) the Foreign Subsidiary Borrowers shall not be required to repay or prepay any U.S. Obligations, and prepayments or repayments by the Foreign Subsidiary Borrowers shall be applied only to Multicurrency Alternative Currency Revolving Loans.

(f)           Discounted Prepayments.

(i)          Notwithstanding anything to the contrary in Section 2.11(a) or 2.15 (which provisions shall not be applicable to this Section 2.11(f)) or any other provision of this Agreement, any Purchasing Borrower Party shall have the right at any time and from time to time to prepay Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.10(f) (it being understood that such prepayment may be made with either debt or cash); provided that (A) no Discounted Voluntary Prepayment shall be made from the proceeds of any Revolving Loan or Swingline Loan, (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans on a pro rata basis and (C) such Purchasing Borrower Party shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.11(f) has been satisfied and (3) except as previously disclosed in writing to the Administrative Agent and the Term Loan Lenders, such Purchasing Borrower Party does not have, as of the date of each Discounted Prepayment Option Notice and each Discounted Voluntary Prepayment Notice, any material non-public information (“MNPI”) with respect to Holdco or any of its Subsidiaries that has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdco, any of its Subsidiaries or Affiliates) prior to such time that could reasonably be expected to have a material effect upon, or otherwise be material to, a Term Loan Lender’s decision to offer Term Loans to the Purchasing Borrower Party to be repaid, except to the extent that such Term Loan Lender has entered into a customary “big boy” letter with the Parent Borrower.

(ii)          To the extent a Purchasing Borrower Party seeks to make a Discounted Voluntary Prepayment, such Purchasing Borrower Party will provide a Discounted Prepayment Option Notice that such Purchasing Borrower Party desires to prepay Term Loans in an aggregate principal amount specified therein by the Purchasing Borrower Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below.  The Proposed Discounted Prepayment Amount of Term Loans shall not be less than U.S.$5,000,000.  The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount of Term Loans, (B) a discount range (which may be a single percentage) selected by the Purchasing Borrower Party with respect to such proposed Discounted Voluntary Prepayment (representing the percentage of par of the principal amount of Term Loans to be prepaid) (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii)          Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.11(f)(ii), the Administrative Agent shall promptly notify each Term Loan Lender thereof.  On or prior to the Acceptance Date, each such Lender may specify by Lender Participation Notice to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Term Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Purchasing Borrower Party, shall determine the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Purchasing Borrower Party if the Purchasing Borrower Party has selected a single percentage pursuant to Section 2.11(f)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Purchasing Borrower Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range.  The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans.  Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.  For the avoidance of doubt, any Term Loans redeemed by the Parent Borrower pursuant to a Discounted Voluntary Prepayment shall immediately cease to be outstanding.

(iv)        The Purchasing Borrower Party shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay all Qualifying Loans.

(v)         Each Discounted Voluntary Prepayment shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 2.19), upon irrevocable notice in the form of a Discounted Voluntary Prepayment Notice, delivered to the Administrative Agent no later than 1:00 p.m. (New York City time), three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent.  Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi)         To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.11(f)(iii) above) established by the Administrative Agent in consultation with the Parent Borrower.

(vii)        Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, the Purchasing Borrower Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

(viii)      The aggregate principal amount of the Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans prepaid on the date of any such Discounted Voluntary Prepayment.

(ix)         Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(f) shall be applied at par to the remaining principal repayment installments of the Term Loans pro rata among such installments for the respective class.

(x)           For the avoidance of doubt, it is within each Lender’s sole and absolute discretion whether to accept a Discounted Voluntary Prepayment.

2.12        Termination and Reduction of Commitments.

(a)           Voluntary Reductions.

(x)          (i) The Parent Borrower shall have the right to terminate or permanently reduce the unused portion of the U.S. Revolving Committed Amount~~; provided that in no event shall any termination or reduction of the total Non Extending U.S. Revolving Commitments be on less than a pro rata basis (but may be on a greater than pro rata basis) with any termination or reduction of the total Extended U.S. Revolving Commitments~~, (ii) the Canadian Borrower shall have the right to terminate or permanently reduce the unused portion of the Multicurrency Revolving Committed Amount~~; provided that in no event shall any termination or reduction of the total Non Extending Multicurrency Commitments be on less than a pro rata basis (but may be on a greater than pro rata basis) with any termination or reduction of the total Extended Multicurrency Revolving Commitments~~, and (iii) each

Multicurrency Borrower shall have the right to terminate or permanently reduce the unused portion of the Multicurrency Revolving Committed Amount~~; provided that in no event shall any termination or reduction of the total Non Extending Multicurrency Revolving Commitments be on less than a pro rata basis (but may be on a greater than pro rata basis) with any termination or reduction of the total Extended Multicurrency Revolving Commitments~~, in each case at any time or from time to time upon not less than three (3) Business Days’ prior written notice to the Agents (who shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of U.S.$2,000,000 or a whole multiple of U.S.$1,000,000 in excess thereof and shall be accompanied by any prepayment required under Section 2.11(b)(i). Delivery by the Applicable Borrower of a notice of reduction pursuant to this Section shall be deemed to be a permanent reduction of the U.S. Revolving Committed Amount or the Multicurrency Revolving Committed Amount, as applicable.  Each notice delivered by the Parent Borrower, by a Multicurrency Borrower or by the Canadian Borrower pursuant to this Section 2.12(a) shall be revocable by the Parent Borrower, by such Multicurrency Borrower or by the Canadian Borrower, as applicable (by notice to the Agents on or prior to the proposed termination or reduction date specified therein).

(y)          The Parent Borrower shall have the right to terminate or permanently reduce the unused portion of the Delayed Draw Term Loan Commitments, without premium or penalty (except with respect to the payment of the Delayed Draw ~~Undrawn~~Commitment Fee pursuant to Section 2.13(~~e~~a)(iii)) at any time or from time to time upon not less than three (3) Business Days’ prior written notice to the Administrative Agent (who shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of U.S.$2,000,000 or a whole multiple of U.S.$1,000,000 in excess thereof.  Each notice delivered pursuant to this Section 2.12(a)(y) shall be irrevocable.  Any termination or reduction of the Delayed Draw Term Loan Commitments shall be permanent.  Each reduction of the Delayed Draw Term Loan Commitments shall be made ratably to the Delayed Draw Term Loan Commitments of each Lender.

(b)          Mandatory Reduction.  The Revolving Commitments ~~of any Class~~ shall terminate automatically on the Revolving Maturity Date ~~of such Class~~.  All outstanding Delayed Draw Term Loan Commitments shall automatically terminate on the earlier of (x) the second Delayed Draw Funding Date and (y) the Delayed Draw Termination Date, whether or not the full amount of available Delayed Draw Term Loan Committed Amount are borrowed.

2.13         Fees.

(a)           Commitment Fee.

(i)         In consideration of the U.S. Revolving Commitment, the Parent Borrower agrees to pay to the Administrative Agent for the ratable benefit of the U.S. Revolving Lenders a commitment fee (the “U.S. Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the U.S. Revolving Committed Amount then in effect (other than that portion attributable to the Defaulting Lenders, if any). For purposes of computation of the U.S. Commitment Fee, LOC Obligations shall be considered usage of the U.S. Revolving Committed Amount, but U.S. Swingline Loans shall not be considered usage of the U.S. Revolving Committed Amount.

(ii)         In consideration of the Multicurrency Revolving Commitment, the Canadian Borrower and the Multicurrency Borrowers, jointly and severally, agree to pay to the Multicurrency Agent for the ratable benefit of the Multicurrency Revolving Lenders a commitment fee (the “Multicurrency Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Multicurrency Revolving Committed Amount then in effect (other than that portion attributable to the Defaulting Lenders, if any). For purposes of computation of the Multicurrency Commitment Fee, Canadian Swingline Loans shall not be considered usage of the Multicurrency Revolving Committed Amount.

(iii)        In consideration of the Delayed Draw Term Loan Commitment, the Parent Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Delayed Draw Term Loan Lenders a commitment fee (the “Delayed Draw Commitment Fee”; together with the U.S. Commitment Fee and the Multicurrency Commitment Fee, collectively, the “Commitment Fees”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Delayed Draw Term Loan Committed Amount then in effect (other than that portion attributable to the Defaulting Lenders, if any).

The Commitment Fees shall be payable quarterly in arrears on the last day of each calendar quarter and, in the case of the Delayed Draw Commitment Fee, on the Delayed Draw Termination Date.

(b)         Letter of Credit Fee.  In consideration of the LOC Commitments, the Parent Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the U.S. Revolving Lenders (including the Issuing Lender) a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage per annum for LIBOR Rate Loans on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration.  The Letter of Credit Fee shall be payable quarterly in arrears on the last day of each calendar quarter.

(c)         Issuing Lender Fees.  In addition to the Letter of Credit Fees payable pursuant to subsection (b) above, the Parent Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders (i) a fronting fee of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it, such fee to be payable quarterly in arrears on the last day of each calendar quarter and (ii) the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

(d)          Administrative Agent’s Fee.  The Parent Borrower agrees to pay to the Administrative Agent the annual administrative agent fee as described in the Fee Letter.

2.14        Computation of Interest and Fees.

(a)          Interest on each Alternate Base Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable to such Loan; and interest on each LIBOR Rate Loan shall be due and payable on each Interest Payment Date applicable to such Loan.  Interest payable hereunder with respect to Alternate Base Rate Loans accruing interest at the Prime Rate, U.S. Base Rate Loans, Canadian Prime Rate Loans and LIBOR Rate Loans denominated in Canadian Dollars or Sterling shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed.  All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof.  Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective.  The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change.

(b)          Each determination of an interest rate by the Administrative Agent or the Multicurrency Agent, as applicable, pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  The Administrative Agent or the Multicurrency Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the computations used by the Administrative Agent or the Multicurrency Agent, as applicable, in determining any interest rate.

(c)          Each Borrower hereby acknowledges that the rate or rates of interest applicable to certain of the Loans and fees as specified hereunder may be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.  For purposes of the Interest Act (Canada), if interest to be paid hereunder is to be computed on the basis of a 360 day year or any other period of time that is less than a calendar year, the equivalent yearly rate of interest may be determined by multiplying the specified rate of interest by the number of days (365 or 366) in such calendar year and dividing such product by 360 or such other period of time, as the case may be.  For the purpose of the Interest Act (Canada) and any other purpose, (i) the principle of deemed reinvestment shall not apply to any interest calculation under this Credit Agreement, and (ii) the rates of interest stipulated in this Credit Agreement are intended to be nominal rates and not effective rates or yields. Each Credit Party hereby irrevocably agrees, to the extent permitted by applicable law, not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement and the other Credit Documents, that the interest payable under this Credit Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

Notwithstanding any other provisions of this Credit Agreement, if the amount of any interest, premium, fees or other monies or any rate of interest stipulated for, taken, reserved or extracted under this Credit Agreement would otherwise contravene the provisions of Section 347 of the Criminal Code (Canada) or any successor or similar legislation, or would exceed the amounts which any Lender is legally entitled to charge and receive under any law to which such compensation is subject, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provision; and to the extent that any excess has been charged or received such Lender shall apply such excess against the outstanding Canadian Revolving Loans and Canadian Swingline Loans and refund any further excess amount.

(d)          It is the intent of the Agents, the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between or among the Agents, the Lenders and the Credit Parties are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including prepayment or acceleration of the maturity of any Credit Party Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this subsection and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Agent or Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the applicable Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans.  The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

(e)          Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of this Agreement shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable hereunder solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

2.15          Pro Rata Treatment and Payments.

(a)          Pro Rata Distribution of Payments.  Each payment on account of an amount due from the Parent Borrower hereunder or under any other Credit Document (other than any such payment in respect of the Multicurrency Revolving Commitment) shall be made by the Parent Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency.  Each payment on account of an amount due from the Canadian Borrower hereunder or under any other Credit Document shall be made by the Canadian Borrower to the Multicurrency Agent for the pro rata account of the Canadian Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency.  Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in Canadian Dollars shall be payable in Canadian Dollars, and accrued interest on Canadian Revolving Loans denominated in U.S. Dollars shall be payable in U.S. Dollars, in each case to the Multicurrency Agent.  Each payment on account of an amount due from any Multicurrency Borrower hereunder or under any other Credit Document in respect of the Multicurrency Revolving Commitment shall be made by such Multicurrency Borrower to the Multicurrency Agent for the pro rata account of the Multicurrency Revolving Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency.  Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in a Multicurrency Alternative Currency shall be payable in such Multicurrency Alternative Currency to the Multicurrency Agent.  The Multicurrency Agent shall inform the Administrative Agent and the Administrative Agent shall inform the Multicurrency Agent, by facsimile as of the first Business Day of each month, of all principal, interest or fees received from the Borrowers during the prior month.  Upon request, the Administrative Agent or the Multicurrency Agent, as applicable will give the Borrowers a statement showing the computation used in calculating such amount, which statement shall be presumptively correct in the absence of manifest error.  The obligation of the Borrowers to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent or the Multicurrency Agent, as applicable, of the full amount in the appropriate currency payable hereunder.  Each of the Borrowers agree that its obligation to make each payment on account of such amount in the currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable hereunder, and shall not be affected by judgment being obtained for such amount.

(b)          Application of Payments Prior to Exercise of Remedies.  Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders.  Unless otherwise specified in this Credit Agreement, each payment under this Credit Agreement or any Note shall be applied (i) first, to any fees then due and owing by the Borrowers pursuant to Section 2.13, (ii) second, to interest then due and owing hereunder and under the Notes of the Borrowers and (iii) third, to principal then due and owing hereunder and under the Notes of the Borrowers.  Each payment on account of any fees pursuant to Section 2.13 shall be made pro rata in accordance with the respective amounts due and owing.  Each payment (other than voluntary repayments and mandatory prepayments) by the Borrowers on account of principal of and interest on the Revolving Loans and on the Term Loans shall be made pro rata according to the respective amounts due and owing hereunder.  Each voluntary repayment and mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.11(a) and Section 2.11(b)(ii), respectively.  All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent or the Multicurrency Agent, as applicable, for the account of the Lenders (except as provided in Section 2.25(b)) at the Administrative Agent’s office or Multicurrency Agent’s Office, as applicable, specified in Section 9.2 and (i) in the case of Loans or other amounts denominated in U.S. Dollars, shall be made in U.S. Dollars not later than 12:00 p.m. on the date when due, (ii) in the case of Loans or other amounts denominated in Canadian Dollars, shall be made in Canadian Dollars not later than 12:00 p.m. on the date when due and (iii) in the case of Loans or other amounts denominated in a Multicurrency Alternative Currency (other than U.S. Dollars), shall be made in such Multicurrency Alternative Currency not later than 12:00 p.m. on the date when due.  The Administrative Agent and the Multicurrency Agent, as applicable, shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(c)          Allocation of Payments After Exercise of Remedies.  Notwithstanding any other provision of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.9) by any of the Agents pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by any Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agents in connection with enforcing the rights of the Lenders under the Credit Documents;

SECOND, to payment of any fees owed to the Agents;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including, with respect to any Guaranteed Hedging Agreement and/or any Guaranteed Cash Management Agreement, any fees, premiums and scheduled periodic payments due under such Guaranteed Hedging Agreement and/or Guaranteed Cash Management Agreement and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Guaranteed Hedging Agreement and/or any Guaranteed Cash Management Agreement, any breakage, termination or other payments due under such Guaranteed Hedging Agreement and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) each of the Lenders, Cash Management Banks and/or Hedging Agreement Providers shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider and/or Cash Management Bank bears to the aggregate then outstanding Loans and LOC Obligations and obligations payable under all Hedging Agreements with a Hedging Agreement Provider and/or Cash Management Agreements with a Cash Management Bank) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above.

No Agent shall be deemed to have notice of the existence of, notice of any Credit Party Obligations owed to, or be responsible for any distribution to, any Hedging Agreement Provider and/or Cash Management Bank for any purposes of this Agreement unless such amounts have been notified in writing to all Agents by the Parent Borrower and, as applicable, such Hedging Agreement Provider or Cash Management Bank.

(d)          Defaulting Lenders.  Notwithstanding the foregoing clauses (a), (b) and (c), if there exists a Defaulting Lender, each payment by the Borrowers to such Defaulting Lender hereunder shall be applied in accordance with Section 2.25(b).

2.16        Non-Receipt of Funds by an Agent.

(a)          Funding by Lenders; Presumption by Agent.  Unless the applicable Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to such Agent, such Agent may assume that such Lender has made such proceeds available to such Agent on such date, and such Agent may in reliance upon such assumption (but shall not be required to) make available to the Applicable Borrower a corresponding amount.  If such corresponding amount is not in fact made available to such Agent, such Agent shall be able to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon such Agent’s demand therefor, such Agent will promptly notify the Applicable Borrower, and such Borrower shall immediately pay such corresponding amount to such Agent.  The applicable Agent shall also be entitled to recover from the Lender or the Applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by such Agent to the Applicable Borrower to the date such corresponding amount is recovered by such Agent at a per annum rate equal to (i) from the Applicable Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate or the Interbank Reference Rate, as applicable.

(b)         Payments by Borrower; Presumptions by Agent.  Unless the applicable Agent shall have been notified in writing by the Applicable Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Applicable Borrower does not intend to make such payment, such Agent may assume that such Borrower has made such payment when due, and such Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if such Borrower has not in fact made such payment to such Agent, such Lender shall, on demand, repay to such Agent the amount made available to such Lender.  If such amount is repaid to such Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to such Agent on demand interest on such amount in respect of each day from the date such amount was made available by such Agent at a per annum rate equal to, if repaid to such Agent within two (2) days from the date such amount was made available by such Agent, the Federal Funds Rate or the Interbank Reference Rate, as applicable, and thereafter at a rate equal to the Alternate Base Rate.

(c)          Evidence of Amounts Owed.  A certificate of an Agent submitted to a Borrower or any Lender with respect to any amount owing under this Section 2.16 shall be conclusive in the absence of manifest error.

(d)          Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent or the Multicurrency Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by such Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, such Agent shall forthwith return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)          Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(f)          Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.17         Inability to Determine Interest Rate.

Notwithstanding any other provision of this Credit Agreement, if (a) the Administrative Agent or the Multicurrency Agent, as applicable, shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that a Borrower has requested be outstanding as a LIBOR tranche during such Interest Period, then the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrowers and the Lenders at least two (2) Business Days prior to the first day of such Interest Period.  If such notice is given (a) any LIBOR Rate Loans requested to be made by the Canadian Borrower on the first day of such Interest Period shall be made, at the sole option of the Canadian Borrower, in U.S. Dollars as U.S. Base Rate Loans or in Canadian Dollars as Canadian Prime Rate Loans, as applicable, or such request shall be cancelled, (b) any affected U.S. Base Rate Loans that were to have been converted at the request of the Canadian Borrower on the first day of such Interest Period to, or LIBOR Rate Loans denominated in U.S. Dollars that were to have been continued by the Canadian Borrower as LIBOR Rate Loans shall be converted to or continued, at the sole option of the Canadian Borrower, as U.S. Base Rate Loans, (c) any affected Canadian Prime Rate Loans that were to have been converted at the request of the Canadian Borrower on the first day of such Interest Period to, or LIBOR Rate Loans denominated in Canadian Dollars that were to have been continued by the Canadian Borrower as, LIBOR Rate Loans shall be converted to or continued, at the sole option of the Canadian Borrower, as Canadian Prime Rate Loans, (d) any affected LIBOR Rate Loans denominated in U.S. Dollars requested to be made by the Parent Borrower or any other Multicurrency Borrower on the first day of such Interest Period shall be made, at the sole option of the Parent Borrower or such Multicurrency Borrower, as applicable, in U.S. Dollars as Alternate Base Rate Loans or such request shall be cancelled, (e) any affected Loans denominated in U.S. Dollars that were to have been converted at the request of the Parent Borrower or any other Multicurrency Borrower on the first day of such Interest Period to or continued as LIBOR Rate Loans shall be converted to or continued, at the sole option of the Parent Borrower or such Multicurrency Borrower, as applicable, as Alternate Base Rate Loans and (f) any affected LIBOR Rate Loans denominated in a Multicurrency Alternative Currency (other than U.S. Dollars) requested to be made by a Multicurrency Borrower on the first day of such Interest Period shall be made, at the sole option of such Multicurrency Borrower, in U.S. Dollars as Alternate Base Rate Loans or such request shall be cancelled.  Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

If at any time the Administrative Agent or the Multicurrency Agent determines (which determination shall be conclusive absent manifest error) that (a) the circumstances set forth in clause (a) of the immediately preceding paragraph have arisen and such circumstances are unlikely to be temporary or (b) the circumstances set forth in clause (a) of the immediately preceding paragraph have not arisen but the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent or the Multicurrency Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent, the Multicurrency Agent and the Parent Borrower shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Percentage). Notwithstanding anything to the contrary in Section 9.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within ten Business Days of the date written notice of such alternate rate of interest is provided to the Lenders, a written notice from a Majority in Interest of the Lenders of each Class stating that such Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this paragraph of this Section 2.17 (but, in the case of the circumstances described in clause (b) of the first sentence of this paragraph of this Section 2.17, only to the extent LIBOR for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion/Extension that requests the conversion of any borrowing of Loans to, or continuation of any borrowing of Loans as, a borrowing of LIBOR Rate Loans shall be ineffective and (y) if any Notice of Borrowing requests a borrowing of LIBOR Rate Loans, such borrowing shall be made as a borrowing of Base Rate Loans in U.S. Dollars (or at the sole option of the Canadian Borrower in the case of a borrowing requested by the Canadian Borrower, as a borrowing of Canadian Prime Rate Loans in Canadian Dollars); provided that, if such alternate rate of interest shall be less than zero, then such rate shall be deemed to be zero for the purposes of this Agreement.

2.18        Illegality.

Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office or its Canadian Lending Office to make or maintain LIBOR Rate Loans, as contemplated by this Credit Agreement or to obtain in the applicable interbank market through its LIBOR Lending Office or Canadian Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent or the Multicurrency Agent, as applicable, and the Borrowers thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent or Multicurrency Agent, as applicable, shall give notice that the condition or situation which gave rise to the suspension shall no longer exist and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be (w) converted to Alternate Base Rate Loans denominated in U.S. Dollars in the case of Loans denominated in U.S. Dollars to the Parent Borrower or any other Multicurrency Borrower, (x) converted to U.S. Base Rate Loans in the case of Loans denominated in U.S. Dollars to the Canadian Borrower, (y) converted to Canadian Prime Rate Loans in the case of Loans denominated in Canadian Dollars to the Canadian Borrower and (z) repaid in the case of Loans denominated in a Multicurrency Alternative Currency (other than U.S. Dollars), in each case, on the last day of the Interest Period for such Loans or within such earlier period as required by law.  The Applicable Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent or the Multicurrency Agent, as applicable, to the Applicable Borrower shall be conclusive in the absence of manifest error.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

2.19        Requirements of Law.

(a)          If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(i)          shall subject any Lender or the Issuing Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for any Indemnified Taxes indemnifiable under Section 2.21 or any Excluded Taxes);

(ii)        shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii)        shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Applicable Borrower shall promptly pay such Lender or the Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or the Issuing Lender for such additional cost or reduced amount receivable which such Lender or the Issuing Lender reasonably deems to be material as determined by such Lender or Issuing Lender.  A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent or Multicurrency Agent, as applicable, to the Applicable Borrower shall be conclusive in the absence of manifest error.  Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection (a); provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.  Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith as well as (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in “Requirement of Law,” regardless of the date enacted, adopted or issued.

(b)          If any Lender or the Issuing Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the Closing Date does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender, the Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, the Issuing Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount reasonably deemed by such Lender or the Issuing Lender in its sole discretion to be material, then from time to time, within fifteen (15) days after demand by such Lender or the Issuing Lender, the Applicable Borrower shall pay to such Lender such additional amount as shall be certified by such Lender or the Issuing Lender as being required to compensate it for such reduction (but, in the case of outstanding Base Rate Loans, without duplication of any amounts already recovered by a Lender by reason of an adjustment in the Alternate Base Rate, Canadian Prime Rate or U.S. Base Rate, as applicable). Such a certificate as to any additional amounts payable under this Section submitted by a Lender or the Issuing Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent or the Multicurrency Agent, to the Borrowers shall be conclusive absent manifest error.

(c)          Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Applicable Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender, as the case may be, notifies the Applicable Borrower of the Requirement of Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Requirement of Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)          The agreements in this Section 2.19 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

2.20        Indemnity.

The Applicable Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by such Borrower in accepting a borrowing after such Borrower has given a notice in accordance with the terms hereof, (c) default by such Borrower in making any repayment after such Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by such Borrower of a repayment or prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder to the extent not received by such Lender in connection with the re-employment of such funds (but excluding loss of anticipated profits). A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent or the Multicurrency Agent, to the Applicable Borrower (which certificate must be delivered to the Administrative Agent or Multicurrency Agent, as applicable, within thirty (30) days following such default, repayment, prepayment or conversion and shall set forth the basis for requesting such amounts in reasonable detail) shall be conclusive in the absence of manifest error.  The agreements in this Section 2.20 shall survive termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

2.21        Taxes.

(a)         All payments made by any Credit Party hereunder or under any Credit Document will be, except as required by applicable law, made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein, including all interest, penalties and additions to tax with respect thereto (“Taxes”). If any Credit Party, the Administrative Agent or any other applicable withholding agent is required by law to make any deduction or withholding on account of any Taxes from or in respect of any sum paid or payable by any Credit Party to any Lender or the Administrative Agent under any of the Credit Documents, then the applicable withholding agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Credit Party to such Lender or the Administrative Agent shall be increased by such Credit Party to the extent necessary to ensure that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.21) each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.21, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b)           In addition, the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          The Credit Parties shall, jointly and severally, indemnify and hold harmless each Lender and the Administrative Agent, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed on or attributable to amounts payable under this Section 2.21) paid or payable by such Lender or the Administrative Agent, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability prepared in good faith and delivered by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Lender, shall be conclusive absent manifest error.

(d)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Credit Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than any documentation relating to U.S. federal withholding Taxes or Canadian withholding Taxes) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Each Lender hereby authorizes the Administrative Agent to deliver to the Parent Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 2.21(d).

Without limiting the generality of the foregoing,

(1)           Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2)          Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), whichever of the following is applicable:

(i) two executed originals of IRS Form W-8BEN or W-8BEN-E (or successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(ii) two executed originals of IRS Form W-8ECI (or successor forms),

(iii) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two executed originals of a certificate substantially in the form of Exhibit F (any such certificate, a “Tax Exempt Certificate”) and (y) two executed originals of IRS Form W-8BEN or W-8BEN-E (or successor forms),

(iv) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, Tax Exempt Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.21(d) if such beneficial owner were a Lender, as applicable (provided that if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partners(s)), or

(v) two executed originals of any other form prescribed by applicable U.S. federal income Tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding Tax on any payments to such Lender under the Credit Documents.

(3)         If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment.

In addition, each Lender agrees that, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required in this Section 2.21(d)) obsolete, expired or inaccurate in any respect, it shall deliver promptly to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Parent Borrower or the Administrative Agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding anything to the contrary in this Section 2.21(d), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(e)          Each Lender that requests reimbursement for amounts owing pursuant to this Section 2.21 agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 2.21; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(f)          If the Administrative Agent or any Lender determines, in its good faith discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 2.21, it shall promptly pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Party under this Section 2.21 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes imposed with respect to such refund) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to interfere with the right of a Lender or the Administrative Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or the Administrative Agent to disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.  Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to a Credit Party the payment of which would place such Lender in a less favorable net after-tax position than it would have been in if the additional amounts or indemnification payments giving rise to such refund of any Indemnified Taxes had never been paid.

(g)          For the avoidance of doubt, for purposes of this Section 2.21, the term Lender shall include the Swingline Lender and any Issuing Lender and the term Administrative Agent shall include the Multicurrency Agent.

(h)          The agreements in this Section 2.21 shall survive the termination of this Credit Agreement, the payment of the Notes and all other amounts payable hereunder, the resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender.

2.22        Indemnification; Nature of Issuing Lender’s Duties.

(a)          In addition to its other obligations under Section 2.6, the Parent Borrower hereby agrees to protect, indemnify, pay and hold the Issuing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, except to the extent resulting from the gross negligence or willful misconduct of the Issuing Lender or such Lender as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment or (ii) the failure of the Issuing

Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(b)          As between the Parent Borrower, the Issuing Lender and each Lender, the Parent Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Issuing Lender nor any Lender shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) any consequences arising from causes beyond the control of the Issuing Lender or any Lender, including any Government Acts.  None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.

(c)          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Parent Borrower.  It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Parent Borrower, including any and all risks of the acts or omissions, whether rightful or wrongful, of any Governmental Authority.  The Issuing Lender and the Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Lenders.

(d)          Nothing in this Section 2.22 is intended to limit the reimbursement obligation of the Parent Borrower contained in Section 2.8.  The obligations of the Parent Borrower under this Section 2.22 shall survive the termination of this Credit Agreement.  No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Lenders to enforce any right, power or benefit under this Credit Agreement.

(e)           Notwithstanding anything to the contrary contained in this Section 2.22, the Parent Borrower shall have no obligation to indemnify any Issuing Lender or any Lender in respect of any liability incurred by such Issuing Lender or such Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Lender), as determined by a court of competent jurisdiction.

2.23         Replacement of Lenders.

The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18, Section 2.19 or Section 2.21, (b) is a Defaulting Lender hereunder or (c) ceases to qualify as a Canadian Lender or a Multicurrency Revolving Lender; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18, Section 2.19(a) or Section 2.21(e), as applicable, so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18, Section 2.19 or Section 2.21, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Applicable Borrower shall be liable to such replaced Lender under Section 2.20 if any LIBOR Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement shall be a financial institution that, if not already a Lender, shall be reasonably acceptable to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Applicable Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) with respect to payments due through such time as such replacement shall be consummated, the Applicable Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18, 2.19 or 2.21, as the case may be, (ix) a Canadian Revolving Lender may only be replaced with a financial institution that would qualify as a Canadian Revolving Lender and a Multicurrency Revolving Lender may only be replaced with a financial institution that is reasonably acceptable to the Multicurrency Agent, and (x) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, either Agent or any other Lender shall have against the replaced Lender.  In the event any replaced Lender fails to execute the agreements required under Section 9.6 in connection with an assignment pursuant to this Section 2.23, the Applicable Borrower may, upon two (2) Business Days’ prior notice to such replaced Lender, execute such agreements on behalf of such replaced Lender.  A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Applicable Borrower to require such replacement cease to apply.

2.24        Relationship between the Canadian Swingline Lender and the Administrative Agent.

The Canadian Swingline Lender shall promptly inform the Administrative Agent of the funding of any Canadian Swingline Loan and the terms thereof, as well as any other notices and communications received from any Borrower.

2.25        Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)          Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.1.

(b)          Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent or the Multicurrency Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent or the Multicurrency Agent for the account of such Defaulting Lender pursuant to Section 9.7), shall be applied at such time or times as may be determined by the Administrative Agent or Multicurrency Agent, as applicable, as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent or Multicurrency Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender and/or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or Multicurrency Agent or requested by the Issuing Lender and/or the Swingline Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent or Multicurrency Agent; fifth, if so determined by the Administrative Agent or Multicurrency Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Administrative Agent or Multicurrency Agent, the Lenders, the Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent or Multicurrency Agent, any Lender, the Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Loans or funded participations in Swingline Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Loans or funded participations in Swingline Loans or Letters of Credit were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Swingline Loans or Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or funded participations in Swingline Loans or Letters of Credit owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.25(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.6, 2.7 and 2.8, the “Revolving Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Event of Default exists, (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (A) the Revolving Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Revolving Loans of that Lender and (iii) for the avoidance of doubt, to the extent that the Defaulting Lender constitutes a Canadian Revolving Lender or U.S. Revolving Lender, such reallocation shall only be to the Canadian Revolving Lenders or U.S. Revolving Lenders, as applicable.

(d)         Cash Collateral for Letters of Credit.  Promptly on demand by the Issuing Lender or the Administrative Agent from time to time, the Parent Borrower shall deliver to the Administrative Agent cash collateral (in U.S. Dollars) in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender (after giving effect to Section 2.25(c)), or in the sole discretion of the Administrative Agent and Issuing Lender, shall provide other collateral or make other arrangements satisfactory to the Administrative Agent and Issuing

Lender in their sole discretion to cover such Fronting Exposure, in each case on terms reasonably satisfactory to the Administrative Agent and the Issuing Lender.  Any such cash collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Issuing Lender) for the payment and performance of each Defaulting Lender’s Revolving Commitment Percentage of outstanding LOC Obligations.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender immediately for each Defaulting Lender’s Revolving Commitment Percentage of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Parent Borrower or such Defaulting Lender.

(e)          Prepayment of Swingline Loans.  Promptly on demand by the Swingline Lender or the Administrative Agent from time to time, the Borrowers shall prepay Swingline Loans in an amount equal to all Fronting Exposure with respect to the Swingline Lender (after giving effect to Section 2.25(c)).

(f)          Certain Fees.  For any period during which any Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any Commitment Fee pursuant to Section 2.13(a) (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) shall not be entitled to receive any Letter of Credit Fees pursuant to Section 2.13(b) otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral or other credit support arrangements satisfactory to the Issuing Lender pursuant to Section 2.25(d), but instead, the Borrowers shall pay to the non-Defaulting Lenders the amount of such Letter of Credit Fees in accordance with the upward adjustments in their respective Revolving Commitment Percentages allocable to such Letter of Credit pursuant to Section 2.25(c), with the balance of such fee, if any, payable to the Issuing Lender for its own account, provided that no such fee shall be payable to the Issuing Lender to the extent the Borrowers have provided the Issuing Lender with cash collateral for its Fronting Exposure as provided herein.

(g)          Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing in their good faith judgment that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 2.25(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

2.26        Incremental Loans.

(a)          At any time, the Parent Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(i)          one or more incremental term loan commitments (any such incremental term loan commitment which may be part of an existing tranche, an “Incremental Term Loan Commitment”) to make an incremental term loan (any such incremental term loan, an “Incremental Term Loan”); or

(ii)        one or more increases in the ~~Extended~~ U.S. Revolving Commitments (an “Incremental Revolving Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make incremental revolving loans (any such incremental revolving loan, an “Incremental Revolving ~~Loans~~Loan”) (any such increase, an “Incremental Revolving Commitment Increase” and the Incremental Revolving Loans, together with the Incremental Term ~~Loan~~Loans, the “Incremental Loans”);

provided that the total aggregate amount for all such Incremental Loan Commitments shall not exceed U.S.$2,000,000,000.  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Parent Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent.  The Parent Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment.  Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A)          no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment and (2) the making of any Incremental Loans pursuant thereto (except in connection with any Consolidated Company Investment; provided that in such case, no Event of Default under Sections 7.1(a) or (g) shall exist after giving effect thereto);

(B)          the representations and warranties made by the Credit Parties herein or in any other Credit Document or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) on and as of the date of such Increased Amount Date as if made on and as of such date (except for those which expressly relate to an earlier date) (except in connection with any Acquisition not prohibited hereunder; provided that in such case, the representations and warranties set forth in Sections 3.1(i), 3.2, 3.3, 3.4, 3.6, 3.7 and 3.13 with respect to the Parent Borrower and its Subsidiaries (on a pro forma basis giving effect to such Acquisition), and customary specified acquisition agreement representations and warranties with respect to the entity and/or assets to be acquired, shall be true and correct in all material respects on and as of such Increased Amount Date);

(C)          the Administrative Agent and the Lenders shall have received from the Parent Borrower a Pro Forma Compliance Certificate demonstrating that the Parent Borrower will be in compliance on a pro forma basis with the financial covenants set forth in Section 6.1 after giving effect to (1) any Incremental Loan Commitment (assuming the full drawing of any Incremental Revolving Commitment), (2) the making of any Incremental Loans pursuant thereto and (3) any Consolidated Company Investment consummated in connection therewith; provided that if such Incremental Loans are incurred in connection with a Consolidated Company Investment or an irrevocable redemption or repayment of Indebtedness, compliance with the financial covenants set forth in Section 6.1 may be determined, at the option of the Parent Borrower, at the time of signing the applicable acquisition agreement or the date of irrevocable notice of redemption or repayment, as applicable (in which case, such Incremental Loans will be deemed outstanding for purposes of calculating the maximum amount of Indebtedness that can be incurred under any leverage-based test hereunder); provided further, that if the Parent Borrower has made such election, in connection with the calculation of any financial ratio (other than the financial covenants set forth in Section 6.1) on or following such date and prior to the earlier of the date on which such Consolidated Company Investment is consummated or the definitive agreement for such Consolidated Company Investment is terminated or such redemption or repayment is made, as applicable, any such ratio shall be calculated on a Pro Forma Basis assuming such Consolidated Company Investment, redemption or repayment and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated, except to the extent such calculation would result in a lower leverage ratio than would apply if such calculation was made without giving pro forma effect to such Consolidated Company Investment, redemption, repayment, other pro forma events and Indebtedness;

(D)       the proceeds of any Incremental Loans shall be used for working capital and general corporate purposes of the Parent Borrower and its Subsidiaries (including Consolidated Company Investments);

(E)       each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute obligations of the Parent Borrower and shall be guaranteed with the other Extensions of Credit on a pari passu basis;

(F)          (1)          in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(w)         such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Lenders making such Incremental Term Loan and the Parent Borrower, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Latest Maturing Loan or a maturity date earlier than the Latest Maturity Date;

(x)         the Applicable Percentage and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the Administrative Agent, the applicable Incremental Lenders and the Parent Borrower on the applicable Increased Amount Date;

(y)         all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the existing Term Loan, shall be reasonably satisfactory to the Administrative Agent; and

(z)          such Incremental Term Loans shall be made available only to the Parent Borrower and only in U.S. Dollars;

(2)          in the case of each Incremental Revolving Commitment Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(w)          such Incremental Revolving Commitment Increase shall mature on the ~~latest~~ Revolving Maturity Date;

(x)          the Applicable Percentage and pricing grid, if applicable, for the Revolving Commitments and the Revolving Loans may be increased by the Administrative Agent, the applicable Incremental Lenders and the Parent Borrower on the applicable Increased Amount Date if necessary to be consistent with such Incremental Revolving Commitment Increase;

(y)         except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Commitment Increase shall, except to the extent otherwise provided in this Section 2.26, be identical to the terms and conditions applicable to the U.S. Revolving Commitments and the U.S. Revolving Loans; and

(z)          such Incremental Revolving Commitment Increase shall be made available only to the Parent Borrower (or any ~~other~~U.S. Subsidiary Borrower ~~so designated according with Section 2.1(f)~~) and only in U.S. Dollars;

it being understood that, to the extent any financial maintenance covenant is added for the benefit of any Incremental Loan Commitment or any Incremental Loans, no consent with respect to such financial maintenance covenant shall be required from the Administrative Agent or any existing Lender so long as such financial maintenance covenant is added to this Agreement for the benefit of the existing Commitments and Loans;

(G)         (1)          any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loans and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the existing Term Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the existing Term Loans and the Incremental Term Loans);

(2)         any Incremental Lender with an Incremental Revolving Commitment Increase shall be entitled to the same voting rights as the existing Revolving Lenders under the Revolving Loans and any Extensions of Credit made in connection with each Incremental Revolving Commitment Increase shall receive proceeds of prepayments on the same basis as the other Revolving Loans made hereunder;

(H)         such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the applicable Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders or Credit Parties, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.26); and

(I)          the Parent Borrower shall deliver or cause to be delivered any customary legal opinions or other customary closing documents (including a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan) reasonably requested by Administrative Agent in connection with any such transaction.

(b)          (i)          The Incremental Term Loans shall be deemed to be Term Loans; provided that such Incremental Term Loan may be designated as a separate tranche of Term Loans for all purposes of this Credit Agreement.

(ii)          The Incremental Lenders shall be included in any determination of the Required Lenders or Required Revolving Lenders, as applicable, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Credit Agreement.

(c)         (i)          On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make an Incremental Term Loan to the applicable Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(ii)        On any Increased Amount Date on which any Incremental Revolving Commitment Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Commitment shall become a Revolving Lender hereunder with respect to such Incremental Revolving Commitment.

(iii)       On any Increased Amount Date on which any Incremental Revolving Commitment Increase becomes effective, each U.S. Revolving Lender shall assign to each Incremental Revolving Lender making such Incremental Revolving Commitment Increase, and each such Incremental Revolving Lender making such Incremental Revolving Commitment Increase shall purchase from each U.S. Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the U.S. Revolving Loans and participations in U.S. Swing Line Loans and Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such U.S. Revolving Loans and participations in U.S. Swing Line Loans and Letters of Credit will be held by all the U.S. Revolving Lenders ratably in accordance with their U.S. Revolving Commitment Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment Increase;

2.27         Extensions of Revolving Maturity Date and/or Term Loan Maturity Date.

(a)          At least 30 days but not more than 60 days prior to the first and/or second anniversary of the Closing Date, the Parent Borrower, by written notice to the Administrative Agent, may request an extension of ~~any~~the Revolving Maturity Date and/or the Term Loan Maturity Date in effect at such time by one year from its then scheduled expiration ~~(or, in the case of the Revolving Maturity Date applicable to the Non-Extended Multicurrency Revolving Facility and the Non-Extended U.S. Revolving Facility, two years from its then scheduled expiration)~~, with any Term Loan extension providing for the repayment of 2.50% of the aggregate principal amount of such extended Term Loans per quarter during each year following the Term Loan Maturity Date during which such extended Term Loans remain outstanding.  The Administrative Agent shall promptly notify each applicable Lender of such request, and each such Lender shall in turn, in its sole discretion, not later than 2 days prior to such anniversary date, notify the Parent Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension.  If any Lender shall fail to notify the Administrative Agent and the Parent Borrower in writing of its consent to any such request for extension of the ~~applicable~~ Revolving Maturity Date and/or the Term Loan Maturity Date at least 2 days prior to such anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request.  The Administrative Agent shall notify the Parent Borrower not later than 1 day prior to the applicable anniversary date of the decision of the Lenders regarding the Parent Borrower’s request for an extension of the ~~applicable~~ Revolving Maturity Date and/or the Term Loan Maturity Date, as the case may be.

(b)          If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.27, then the Revolving Maturity Date and/or Term Loan Maturity Date, as applicable, in effect at such time shall, effective as at the then applicable anniversary date (the “Extension Date”), be extended for one year ~~(or, with respect to the Revolving Maturity Date applicable to the Non-Extended Multicurrency Revolving Facility and the Non-Extended U.S. Revolving Facility for which a two year extension was requested, two years)~~; provided that on each Extension Date the applicable conditions set forth in Section 4.2 shall be satisfied.  If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.27, then the Revolving Maturity Date and/or Term Loan Maturity Date, as applicable, in effect at such time shall, effective as at the then applicable Extension Date and subject to subsection (d) of this Section 2.27, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the applicable Revolving Maturity Date and/or the Term Loan Maturity Date is not extended as to any Lender pursuant to this Section 2.27 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.27 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolving Maturity Date and/or the Term Loan Maturity Date, as applicable, without any further notice or other action by the Parent Borrower, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.18, 2.19, 2.20, 2.21 and 9.5, shall survive the Revolving Maturity Date and/or the Term Loan Maturity Date, as applicable, for such Lender as to matters occurring prior to such date.  It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Parent Borrower for any requested extension of the ~~applicable~~ Revolving Maturity Date and/or the Term Loan Maturity Date.

(c)          If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.27, then the Administrative Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 10 days prior to the Extension Date of the amount of the Non-Consenting Lenders’ Commitments and/or Term Loans for which it is willing to accept an assignment.  If the Consenting Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments and/or Term Loans in an aggregate amount that exceeds the amount of the Commitments and/or Term Loans of the Non-Consenting Lenders, respectively, then such Commitments and/or Term Loans shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Parent Borrower and the Administrative Agent.  If after giving effect to the assignments of Commitments and/or Term Loans described above there remains any Commitments and/or Term Loans of Non-Consenting Lenders, then the Parent Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees (each such Eligible Assignee, an “Assuming Lender”) to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and/or Term Loans and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment and/or Term Loans of any such Assuming Lender after giving effect to such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment and/or Term Loans of such Non-Consenting Lender is less than $5,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

(i)          any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid Commitment Fees, Letter of Credit Fees and Issuing Lender Fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(ii)         all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(iii)          with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.6(b)(iv) for such assignment shall have been paid;

provided further that such Non-Consenting Lender’s rights under Sections 2.18, 2.19, 2.20, 2.21 and 9.5, shall survive such substitution as to matters occurring prior to the date of substitution.  At least three Business Days prior to the applicable Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Parent Borrower and the Administrative Agent an Assignment and Assumption, duly executed by such Assuming Lender, the Parent Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Parent Borrower and the Administrative Agent as to the increase in the amount of its Commitment and/or Term Loans and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.27 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender.  Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the applicable Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

(d)          If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.27) Lenders having Commitments or Term Loans equal to at least 50% of Commitments or Term Loans of the applicable tranche subject to an extension request under this Section 2.27 (in each case, in effect immediately prior to the applicable Extension Date) consent in writing to a requested extension (whether by execution or delivery of an Assignment and Assumption or otherwise) not later than one Business Day prior to such Extension Date, then the Administrative Agent shall so notify the Parent Borrower, and, subject to the satisfaction of the applicable conditions in Section 4.2, the Revolving Maturity Date or Term Loan Maturity Date, as applicable, then in effect for such tranche of Commitments or Term Loans shall be extended for the additional one-year period ~~(or, with respect to the Revolving Maturity Date applicable to the Non-Extended Multicurrency Revolving Facility and the Non-Extended U.S. Revolving Facility for which a two year extension was requested, the additional two year period)~~ as described in subsection (b) of this Section 2.27, and all references in this Agreement, and in the Notes, if any, to the “Revolving Maturity Date” and/or “Term Loan Maturity Date,” as applicable, shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the ~~applicable~~ Revolving Maturity Date and/or Term Loan Maturity Date as so extended.  Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Revolving Maturity Date and/or Term Loan Maturity Date, as applicable, in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

2.28          Mexican Peso Revolving Credit Facility.  The Lenders hereby agree that the Parent Borrower may, at its sole option and by written notice to the Administrative Agent, from time to time request that a portion of the U.S. Revolving Committed Amount not to exceed U.S.$200,000,000 in the aggregate be allocated to a separate revolving credit facility (the “Peso Facility”) under which the Parent Borrower shall be permitted to borrow (either directly or through a Wholly-Owned Restricted Subsidiary), on a revolving credit basis, loans denominated in Mexican Pesos (it being understood that, upon such allocation, the U.S. Revolving Committed Amount shall be reduced ~~(pro rata amongst Classes)~~, on a dollar-for-dollar basis and in accordance with the terms set forth in Section 2.12(a) of the Credit Agreement for voluntary reductions of the unused portion of the U.S. Revolving Committed Amount, by the amount of the commitments so allocated to the Peso Facility). The terms and conditions applicable to the Peso Facility (other than those terms relating to interest rate) shall be substantially the same as those terms and conditions applicable to the facility in respect of the U.S. Revolving Commitments or shall otherwise be reasonably satisfactory to the Administrative Agent (which for the avoidance of doubt shall include changes to notice and timing requirements to reflect the operational requirements of the Administrative Agent). In connection with the implementation of the Peso Facility, the Administrative Agent and the Parent Borrower shall be permitted to effect, without the consent of any other Lender, such amendments to the Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.28 (collectively, the “Peso Facility Amendment”). Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments in respect of the Peso Facility shall be reasonably satisfactory to the Parent Borrower and the Administrative Agent and, if not already a Lender, shall become a Lender under the Credit Agreement pursuant to the Peso Facility Amendment.  No Lender shall be obligated to provide any commitments in respect of the Peso Facility unless it so agrees.  For the avoidance of doubt, the Administrative Agent shall not be obligated to be the administrative agent for the Peso Facility and the Peso Facility may have a different administrative agent with only the consent of the Parent Borrower and the Administrative Agent and such other administrative agent.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make Loans herein provided for, the Credit Parties hereby represent and warrant to the Agents and to each Lender that:

3.1          Corporate Existence; Compliance with Law.

Holdco and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of its jurisdiction of organization, except where the failure to be in good standing would not reasonably be likely to have a Material Adverse Effect.  Holdco and each of its Subsidiaries (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation or other legal entity and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, except where (a) the failure to have such power, authority and legal right as set forth in clause (i) hereof, (b) the failure to be so qualified or in good standing as set forth in clause (ii) hereof, or (c) the failure to comply with Requirements of Law as set forth in clause (iii) hereof, is not reasonably likely, in the aggregate, to have a Material Adverse Effect.  No Credit Party is an EEA Financial Institution.

3.2          Corporate Power; Authorization.

Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents.  No consent or authorization of, or filing with, any Person (including any Governmental Authority), is required in connection with the execution, delivery or performance by a Credit Party, or the validity or enforceability against a Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained and those consents, authorizations and filings the failure of which to make or obtain would not reasonably be likely to have a Material Adverse Effect.

3.3          Enforceable Obligations.

This Agreement has been duly executed and delivered by the Parent Borrower and the Canadian Borrower and, upon delivery of a counterpart signature page hereto by each of Holdco and the Initial Guarantors, will be duly executed and delivered by Holdco and each Initial Guarantor, and each other Credit Document will be duly executed and delivered by each Credit Party party thereto, as applicable, and this Credit Agreement constitutes (or, in the case of each Initial Guarantor, will constitute upon the delivery of a counterpart signature page hereto), and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of each Credit Party executing the same, enforceable against such Credit Party in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.4          No Legal Bar.

The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party will not (a) violate (i) such Person’s articles or certificate of incorporation (or equivalent formation document), bylaws or other organizational or governing documents or (ii) any Requirement of Law or (b) cause a breach or default under any of their respective Material Contracts, except, with respect to any violation, breach or default referred to in clause (a)(ii) or (b), to the extent that such violation, breach or default would not reasonably be likely to have a Material Adverse Effect.

3.5          No Material Litigation.

No litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Holdco or any of the Restricted Subsidiaries, or against any of their respective properties or revenues, existing or future (a) that is adverse in any material respect to the interests of the Lenders with respect to any Credit Document or any of the transactions contemplated hereby or thereby, or (b) that is reasonably likely to have a Material Adverse Effect.

3.6          Investment Company Act.

None of the Borrowers nor any Restricted Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

3.7          Margin Regulations.

No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U.  Neither the execution and delivery hereof by the Borrowers, nor the performance by them of any of the transactions contemplated by this Credit Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of Regulation T, U or X.

3.8          Compliance with Environmental Laws.  Except for any matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a)          None of the Borrowers nor any of the Restricted Subsidiaries has received from any third party any notices of claims or potential liability under, or notices of failure to comply with, any Environmental Laws.

(b)          None of the Borrowers nor any of the Restricted Subsidiaries has received any notice of violation, or notice of any action, either judicial or administrative, from any Governmental Authority relating to the actual or alleged violation of any Environmental Law, including any such notice of violation or action based upon any actual or alleged Release or threat of Release of any Hazardous Substances by a Borrower or any of the Restricted Subsidiaries or its employees or agents, or as to the existence of any contamination at any location for which a Borrower or any Restricted Subsidiary is or is alleged to be responsible.

(c)          None of the Borrowers nor any of the Restricted Subsidiaries, nor, to the knowledge of any Borrower, any other Person, has caused any Release or threat of Release of any Hazardous Substance, with respect to any real property currently or formerly owned, leased or operated by a Borrower or any Restricted Subsidiary or has violated any Environmental Law, that is reasonably likely to result in penalties, fines, claims or other liabilities to a Borrower or any Restricted Subsidiary pursuant to any Environmental Law.

(d)         The Borrowers and the Restricted Subsidiaries and their respective operations are in compliance with all Environmental Laws, and have obtained, maintained and are in compliance with all necessary governmental permits, licenses and approvals required under Environmental Law for the operations conducted on their respective properties.

3.9          [Reserved].

3.10        Financial Statements, Fiscal Year and Fiscal Quarters.

(a)         The Parent Borrower has furnished to the Administrative Agent and the Lenders (i) copies of audited consolidated financial statements of ~~RockTenn~~RKT and its Subsidiaries (prior to giving effect to the Combination) and of MWV and its Subsidiaries for the three (3) fiscal years most recently ended prior to the Closing Date for which audited financial statements are available (it being understood that the Administrative Agent and the Lenders have received audited consolidated financial statements of ~~RockTenn~~RKT, MWV and their respective Subsidiaries for fiscal years 2012, 2013 and 2014), in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, (ii) copies of interim unaudited condensed consolidated balance sheets, statements of operations and statements of cash flows of ~~RockTenn~~RKT and its Subsidiaries (prior to giving effect to the Combination) as of and for December 31, 2014 and March 31, 2015 and of MWV and its Subsidiaries as of and for March 31, 2015, (iii) copies of pro forma condensed consolidated balance sheet and statement of income for the Parent Borrower and its Subsidiaries for the periods for which such pro forma financial statements would be required pursuant to Regulation S-X under the Securities Act applicable to a registration statement under the Securities Act on Form S-1 (“Regulation S-X”), in each case giving pro forma effect to the Transactions (prepared in accordance with Regulation S-X, and all other rules and regulations of the SEC under the Securities Act), and including such other adjustments as are reasonably acceptable to the Lead Arrangers, (iv) quarterly projections prepared by management of balance sheets, income statements and cash flow statements of the Parent Borrower and its Subsidiaries for the fiscal years ending September 30, 2015 and 2016 and (v) annual projections prepared by management of balance sheets, income statements and cash flow statements of the Parent Borrower and its Subsidiaries for the fiscal years ending September 30, 2017, 2018 and 2019.

(b)          The financial statements referenced in subsection (a) (other than the financial statements referenced in clause (iii) and the projections referenced in clause (iv) of subsection (a)) fairly present in all material respects the consolidated financial condition of ~~RockTenn~~RKT and its Subsidiaries or MWV and its Subsidiaries, as applicable, as at the dates thereof and the results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain notes). The Borrowers and the Restricted Subsidiaries taken as a whole did not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments required to be reflected in the foregoing financial statements or the notes thereto that are not so reflected.

(c)          The pro forma condensed consolidated balance sheet and statement of income referenced in clause (iii) of subsection (a) are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

(d)         The projections referenced in clause (iv) of subsection (a) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of then existing conditions (it being understood that projections may vary from actual results and that such variances may be material).

(e)           Since September 30, 2014, there has been no change with respect to the Consolidated Companies taken as a whole which has had or is reasonably likely to have a Material Adverse Effect.

3.11         ERISA.

(a)         Compliance.  Each Plan maintained by the Borrowers and the Restricted Subsidiaries has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, except for such instances of non-compliance that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(b)         Liabilities.  None of the Borrowers and the Restricted Subsidiaries is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of the Borrowers, the Restricted Subsidiaries and their ERISA Affiliates arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, except for such liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(c)           Funding.  Each Borrower and each Restricted Subsidiary and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, except for failures to pay such amounts (including any penalties attributable to such amounts) that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(d)          ERISA Event or Foreign Plan Event.  No ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur, except for such ERISA Events and Foreign Plan Events that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

3.12         Accuracy and Completeness of Information.

None of the written reports, financial statements, certificates, or final schedules to this Agreement or any other Credit Document heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to the Agents, the Lead Arrangers or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, when taken as a whole, contains as of the date of such report, financial statement, certificate or schedule or, with respect to any such items so furnished on or prior to the Closing Date, as of the Closing Date any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made, at the time so furnished and, with respect to any such items so furnished on or prior to the Closing Date, as of the Closing Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

3.13        Compliance with Trading with the Enemy Act, OFAC Rules and Regulations, Patriot Act and FCPA.

(a)          Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended.  Neither any Credit Party nor any or its Subsidiaries is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”) (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) the Patriot Act or (iv) the Canadian AML Acts.  None of the Credit Parties (A) is subject to sanctions administered by OFAC or the U.S. Department of State or (B) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any person subject to such sanctions.

(b)         None of the Credit Parties or their Subsidiaries or, to the knowledge of the Credit Parties, their respective Affiliates, directors, officers, employees or agents is in violation of any Sanctions.

(c)          None of the Credit Parties or their Subsidiaries or their respective Affiliates, directors, officers, employees or agents (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 15% of its assets located in Sanctioned Entities, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  The proceeds of any Loan will not be used and have not been used, in each case directly by any Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, indirectly by any other Person, to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(d)         Each of the Credit Parties and their Subsidiaries and, to the knowledge of the Credit Parties, their respective directors, officers, employees or agents is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Corruption of Foreign Public Officials Act (Canada) and any applicable foreign counterpart thereto.  None of the Credit Parties or their Subsidiaries or, to the knowledge of the Credit Parties, their respective directors, officers, employees or agents has made and no proceeds of any Loan will be used, in each case directly by any Credit Party or any of its Subsidiaries or, to the knowledge of the Credit Parties, indirectly by any other Person, to make a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., the Corruption of Foreign Public Officials Act (Canada) or any applicable foreign counterpart thereto.

3.14        Use of Proceeds.

The Extensions of Credit will be used solely (a) to repay certain existing Indebtedness of the Parent Borrower, ~~RockTenn~~RKT, MWV and their respective Subsidiaries in connection with the Transactions, (b) to pay fees and expenses incurred in connection with the Transactions and (c) to provide for working capital and general corporate purposes of Holdco and its Subsidiaries, including any Acquisition or other Investment not prohibited hereunder.

3.15        Luxembourg Specific Representations.

(a)          The head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Regulation (EU) of the European Parliament and the Council N° 2015/848 of 20 May 2015 on insolvency proceedings, recast), the center of main interests (centre des intérêts principaux) of the Luxembourg Borrower is located at the place of its registered office (siège statutaire) in Luxembourg.

(b)          The Luxembourg Borrower does not carry out any activity in the financial sector on a professional basis (as referred to in the Luxembourg law dated 5 April 1993 on the financial sector, as amended from time to time) or any activity requiring the granting of a business license under the Luxembourg law dated 2 September 2011 governing the access to the professions of skilled craftsman, tradesman, manufacturer, as well as to certain liberal professions.

(c)          The Luxembourg Borrower complies with all requirements of the Luxembourg law of 31 may 1999 on the domiciliation of companies, as amended, and all related regulations.

(d)        The Luxembourg Borrower is not, and will not, as a result of its entry into the Credit Documents or the performance of its obligations thereunder, be in a state of cessation of payments (cessation des paiements), or be deemed to be in such state, and has not lost, and will not, as a result of its entry into the Credit Documents or the performance of its obligations thereunder, lose its creditworthiness (ébranlement de crédit), or be deemed to have lost such creditworthiness and is not aware, or may be not reasonably be aware, of such circumstances.

ARTICLE IV
CONDITIONS PRECEDENT

4.1          Conditions to Closing Date and Initial Revolving Loans and Term Loans.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and the Term Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a)          Execution of Credit Agreement and Credit Documents.  Receipt by the Administrative Agent of (i) for the account of each U.S. Revolving Lender that makes a request therefor, a U.S. Revolving Note, (ii) for the account of each Multicurrency Revolving Lender that makes a request therefor, a Multicurrency Revolving Note, (iii) for the account of each

Canadian Revolving Lender that makes a request therefor, a Canadian Revolving Note, (iv) for the account of each Closing Date Term Loan Lender that makes a request therefor, a Closing Date Term Loan Note, (v) for the account of the U.S. Swingline Lender, a U.S. Swingline Note, (vi) for the account of the Canadian Swingline Lender, a Canadian Swingline Note, and (vii) a fully-executed counterpart of this Credit Agreement; in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement; provided that if either Initial Guarantor is not authorized to deliver a counterpart to this Credit Agreement until after the consummation of the Combination, the delivery of a fully-executed counterpart to this Credit Agreement by such Initial Guarantor (and the delivery of the documentation required by Section 4.1(b) and Section 4.1(c) with respect to such Initial Guarantor) shall not be a condition precedent to the effectiveness of this Credit Agreement and of the obligation of each Lender to make the initial Revolving Loans and the Term Loans on the Closing Date; provided, however, that each such Initial Guarantor shall deliver a counterpart to this Credit Agreement (and the documentation required by Section 4.1(b) and Section 4.1(c) with respect to such Initial Guarantor) on the Closing Date promptly after the consummation of the Combination and the failure by any such Initial Guarantor to so deliver a counterpart to this Credit Agreement (and the documentation required by Section 4.1(b) and Section 4.1(c) with respect to such Initial Guarantor) on the Closing Date shall be an Event of Default.

(i)         Legal Opinion.  Receipt by the Administrative Agent of the following legal opinions of counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent:

(ii)          a legal opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Credit Parties, providing customary opinions regarding valid existence, good standing and organizational power and authority of the U.S. Credit Parties existing as of the Closing Date organized in New York and Delaware, the Investment Company Act of 1940, as amended, no conflicts with/no creation of liens under material contracts, enforceability of the Credit Documents, no conflicts with or consents under New York law or Delaware corporate/limited liability company law, due authorization, execution and delivery of the Credit Documents by the U.S. Credit Parties existing as of the Closing Date organized in New York and Delaware and no conflicts with organizational documents of the U.S. Credit Parties existing as of the Closing Date organized in New York and Delaware;

(iii)         legal opinion of the general counsel of the Parent Borrower, providing customary opinions regarding valid existence, good standing and organizational power and authority of the U.S. Credit Parties existing as of the Closing Date organized in Georgia, no conflicts with or consents under Georgia law, due authorization, execution and delivery of the Credit Documents by the U.S. Credit Parties existing as of the Closing Date organized in Georgia, no conflicts with organizational documents of the U.S. Credit Parties existing as of the Closing Date organized in Georgia, and no material litigation; and

(iv)        a legal opinion of McInnes Cooper, Canadian counsel to the Canadian Credit Parties, covering, inter alia, the valid existence and good standing of the Canadian Credit Parties, due authorization, execution and delivery of the Credit Documents by the Canadian Credit Parties existing as of the Closing Date, and no conflicts with or consents under applicable Nova Scotia and Canadian federal law.

(b)          Corporate Documents.  Receipt by the Administrative Agent of the following (or their equivalent), each (other than with respect to clause (iv)) certified by the secretary or assistant secretary of the applicable Credit Party as of the Closing Date to be true and correct and in force and effect pursuant to a certificate in a form reasonably satisfactory to the Administrative Agent:

(i)          Articles of Incorporation.  Copies of the articles of incorporation or charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization (to the extent customary in the applicable jurisdiction).

(ii)          Resolutions.  Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the respective Credit Documents (including the transactions contemplated therein) and authorizing execution and delivery thereof.

(iii)          Bylaws.  Copies of the bylaws, operating agreement or partnership agreement of each Credit Party.

(iv)          Good Standing.  Copies, where applicable, of certificates of good standing, existence or its equivalent of each Credit Party in its state or province of organization, certified as of a recent date by the appropriate Governmental Authorities of the applicable state or province of organization.

(c)          Officer’s Certificate.  Receipt by the Administrative Agent of a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer certifying that after giving effect to each of the Transactions (including the Combination), the Credit Parties taken as a whole are solvent as of the Closing Date.

(d)          Account Designation Letter.  Receipt by the Administrative Agent of an executed counterpart of the Account Designation Letter.

(e)         Financial Information.  Receipt by the Administrative Agent of the financial information described Section 3.10(a) (for the avoidance of doubt, the Administrative Agent hereby acknowledges receipt of the financial information described in Section 3.10(a)).

(f)          Termination of Existing Credit Agreements.  The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that all principal, interest and other amounts outstanding in connection with the Existing Credit Agreements have been or substantially concurrently with the Closing Date are being repaid in full and terminated and all Liens relating thereto shall have been terminated and released (or arrangements reasonably satisfactory to the Administrative Agent shall have been made therefor).

(g)          Fees.  Receipt by the Agents and the Lenders of all fees, if any, then owing pursuant to the Fee Letter or pursuant to any other Credit Document, which fees may be paid or netted from the proceeds of the initial Extensions of Credit hereunder.

(h)         Consumation of the Combination.  Substantially contemporaneously with the initial Extensions of Credit hereunder, the Combination shall have been consummated in accordance with the terms and conditions of the Combination Agreement without waiver or modification of any provision thereof or consent required thereunder unless approved by the Lead Arrangers (such approval not to be unreasonably withheld, conditioned or delayed), other than any such waivers, modifications or consents as are not materially adverse to the interests of the Lenders.  The Administrative Agent shall have received a copy, certified by an officer of the Parent Borrower as true and complete, of the Combination Agreement as originally executed and delivered, together with all exhibits and schedules thereto.

(i)          Patriot Act.  Each of the Lenders shall have received, at least three (3) days prior to the Closing Date (to the extent reasonably requested on a timely basis at least seven (7) days prior to the Closing Date), all documentation and other information required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts.

(j)          Representations and Warranties.  The representations and warranties made by the Credit Parties herein or in any other Credit Document or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date) (it being understood and agreed that, for purposes of this Section 4.1(k), such representations and warranties shall be made giving pro forma effect to the Combination).

(k)          No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

4.2          Conditions to Subsequent Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder (other than the initial Extensions of Credit hereunder on the Closing Date) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a)          Representations and Warranties.  The representations and warranties made by the Credit Parties herein or in any other Credit Document (other than the representations and warranties pursuant to Sections 3.5 and 3.10(e)) or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (except to the extent that any such representation or warranty is qualified by materiality, in which case such representation and warranty shall be true and correct) on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

(b)          No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

(c)        Compliance with Commitments.  Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Revolving Loans, Swingline Loans and LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate principal Dollar Amount of the outstanding

U.S. Revolving Loans, U.S. Swingline Loans and LOC Obligations shall not exceed the U.S. Revolving Committed Amount, (iii) the aggregate Dollar Amount of LOC Obligations shall not exceed the LOC Committed Amount, (iv) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding U.S. Swingline Loans shall not exceed the U.S. Swingline Committed Amount, (v) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Canadian Swingline Loans shall not exceed the Canadian Swingline Committed Amount and (vi) the aggregate principal Dollar Amount (determined as of the most recent Determination Date) of outstanding Canadian Revolving Loans plus Multicurrency Alternative Currency Revolving Loans plus Canadian Swingline Loans shall not exceed the Multicurrency Revolving Committed Amount.

(d)          Additional Conditions to U.S. Revolving Loans.  If a U.S. Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(e)          Additional Conditions to Canadian Revolving Loans.  If a Canadian Revolving Loan is requested, all conditions set forth in Section 2.2 shall have been satisfied.

(f)          Additional Conditions to Multicurrency Alternative Currency Revolving Loans.  If a Multicurrency Alternative Currency Revolving Loan is requested, all conditions set forth in Section 2.3 shall have been satisfied.

~~(f)~~(g)      Additional Conditions to U.S. Swingline Loans.  If a U.S. Swingline Loan is requested, all conditions set forth in Section 2.6 shall have been satisfied.

~~(g)~~(h)     Additional Conditions to Canadian Swingline Loans.  If a Canadian Swingline Loan is requested, all conditions set forth in Section 2.7 shall have been satisfied.

~~(h)~~(i)      Additional Conditions to Letters of Credit.  If the issuance of a Letter of Credit is requested, all conditions set forth in Section 2.8 shall have been satisfied.

~~(i)~~(j)       Additional Conditions to Incremental Term Loans.  Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with, Section 2.26.

~~(j)~~(k)      Additional Conditions to Delayed Draw Term Loans.  If a Delayed Draw Term Loan is requested, all conditions set forth in Section 2.5 shall have been satisfied, including receipt by each Delayed Draw Term Loan Lender that makes a request therefor of a Closing Date Term Loan Note.

Other than the initial Extensions of Credit hereunder on the Closing Date, each request for an Extension of Credit (including extensions and conversions) and each acceptance by a Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Credit Parties as of the date of such Loan that the conditions in subsections (a) through (h) and (j) of this Section have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS

The Credit Parties covenant and agree that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or under any other Credit Document or in connection herewith or therewith (other than contingent indemnity obligations) have been paid in full (or, in the case of any

Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the applicable Issuing Lender), the Credit Parties shall:

5.1          Corporate Existence, Etc.

Preserve and maintain, and cause each of the Material Subsidiaries to preserve and maintain, its corporate existence (except as otherwise permitted pursuant to Section 6.4), its material rights, franchises, licenses, permits, consents, approvals and contracts, and its material trade names, service marks and other Intellectual Property (for the scheduled duration thereof), in each case material to the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified is reasonably likely to have a Material Adverse Effect.

5.2          Compliance with Laws, Etc.

Comply, and cause each of the Restricted Subsidiaries to comply, with all Requirements of Law (including all Environmental Laws, ERISA, the Trading with the Enemy Act, OFAC, the Patriot Act and the Canadian AML Acts, each as amended) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations is reasonably likely to have a Material Adverse Effect.  Each of the Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5.3          Payment of Taxes and Claims.

File and cause each Restricted Subsidiary to file all Tax returns that are required to be filed by each of them and pay, collect, withhold and remit all Taxes that have become due pursuant to such returns or pursuant to any assessment in respect thereof received by a Borrower or any Restricted Subsidiary, and each Borrower and each Restricted Subsidiary will pay or cause to be paid all other Taxes due and payable (whether or not shown on a Tax return) before the same become delinquent, except, in each case, (i) such Taxes as are being contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been established in accordance with GAAP or (ii) where failure to take the foregoing actions, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

5.4          Keeping of Books.

Keep, and cause each of the Restricted Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

5.5          Visitation, Inspection, Etc.

Permit, and cause each of the Restricted Subsidiaries to permit, any representative of an Agent or, during the continuance of an Event of Default, any Lender, at such Agent’s or such Lender’s expense, to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times during normal business hours of Holdco or the applicable Restricted Subsidiary, as the case may be, after reasonable prior notice to the Parent Borrower; provided, however, that unless an Event of Default has occurred and is continuing, such visits and inspections can occur no more frequently than once per year.

5.6          Insurance; Maintenance of Properties and Licenses.

(a)         Maintain or cause to be maintained with financially sound and reputable insurers or through self-insurance, risk retention or risk transfer programs, insurance with respect to its properties and business, and the properties and business of the Restricted Subsidiaries, against loss or damage of the kinds that the Parent Borrower in its judgment deems reasonable, such insurance to be of such types and in such amounts and subject to such deductibles and self-insurance programs as the Parent Borrower in its judgment deems reasonable.

(b)         Cause, and cause each Restricted Subsidiary to cause, all properties material to the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of any Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times except as would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that nothing in this Section 5.6(b) shall prevent a Credit Party from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Parent Borrower, desirable in the conduct of its business or the business of any Borrower or any of the Restricted Subsidiaries.

(c)         Maintain, in full force and effect in all material respects, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of the Credit Parties to conduct their respective businesses as presently conducted except as would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that nothing in this Section 5.6(c) shall prevent a Credit Party from discontinuing the operation or maintenance of any such License if such discontinuance is, in the judgment of the Parent Borrower, desirable in the conduct of its business or business of Holdco or any of the Restricted Subsidiaries.

5.7          Financial Reports; Other Notices.

Furnish to the Administrative Agent (for delivery to each Lender):

(a)          after the end of each of the first three quarterly accounting periods of each of its Fiscal Years (commencing with the Fiscal Quarter ending on the last day of the first Fiscal Quarter ending after the Amendment No. 3 Effective Date), as soon as prepared, but in any event at the same time the SEC Filer files or is (or would be) required to file the same with the SEC, the quarterly unaudited consolidated balance sheet of Holdco and its consolidated Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows (together with all footnotes thereto) of Holdco and its consolidated Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the SEC Filer’s previous Fiscal Year, accompanied by a certificate, dated the date of furnishing, signed by a Responsible Officer of the SEC Filer to the effect that such financial statements accurately present in all material respects the consolidated financial condition of Holdco and its consolidated Subsidiaries and that such financial statements have been prepared in accordance with GAAP consistently applied (subject to year-end adjustments); provided, however, during any period that Holdco has consolidated Subsidiaries which are not Consolidated Companies, Holdco shall also provide such financial information in a form sufficient to enable the Agents and the Lenders to determine the compliance of the Borrowers with the terms of this Credit Agreement with respect to the Consolidated Companies;

(b)          after the end of each of its Fiscal Years (commencing with the first Fiscal Year ending after the Amendment No. 3 Effective Date), as soon as prepared, but in any event at the same time the SEC Filer files or is (or would be) required to file the same with the SEC, the annual audited report for that Fiscal Year for Holdco and its consolidated Subsidiaries, containing a consolidated balance sheet of Holdco and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Holdco and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (which financial statements shall be reported on by the SEC Filer’s independent certified public accountants, such report to state that such financial statements fairly present in all material respects the consolidated financial condition and results of operation of Holdco and its consolidated Subsidiaries in accordance with GAAP, and which shall not be subject to any “going concern” or like qualification, exception, assumption or explanatory language (other than solely as a result of a maturity date in respect of any Term Loans, Revolving Commitments or Revolving Loans) or any qualification, exception, assumption or explanatory language as to the scope of such audit); provided, however, during any period that Holdco has consolidated Subsidiaries which are not Consolidated Companies, Holdco shall also provide such financial information in a form sufficient to enable the Agents and the Lenders to determine the compliance of the Borrowers with the terms of this Credit Agreement with respect to the Consolidated Companies;

(c)          not later than five days after the delivery of the financial statements described in Section 5.7(a) and (b) above, commencing with such financial statements for the earlier of the first Fiscal Quarter and the first Fiscal Year ending after the Amendment No. 3 Effective Date, a certificate of a Responsible Officer substantially in the form of Exhibit G, stating that, to the best of such Responsible Officer’s knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include (i) the calculations in reasonable detail required to indicate compliance with Section 6.1 as of the last day of such period and that the financial information provided has been prepared in accordance with GAAP applied consistently for the periods related thereto and (ii) a schedule that includes actual actions taken and run-rate synergies achieved versus actions scheduled and associated estimated run-rate synergies pursuant to clause (ix) in the definition of EBITDA;

(d)          promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Holdco to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the SEC;

(e)          as soon as possible and in any event within thirty (30) days after Holdco or any Restricted Subsidiary knows or has reason to know that any ERISA Event or Foreign Plan Event with respect to any Plan or Foreign Plan has occurred and such ERISA Event or Foreign Plan Event involves a matter that has had, or is reasonably likely to have, a Material Adverse Effect, a statement of a Responsible Officer setting forth details as to such ERISA Event or Foreign Plan Event and the action which Holdco or such Restricted Subsidiary proposes to take with respect thereto;

(f)          ~~[reserved];~~to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification as promptly as practicable following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Borrower that would result in a change to the list of beneficial owners identified in such certification;

(g)          prompt written notice of the occurrence of any Default or Event of Default;

(h)          prompt written notice of the occurrence of any Material Adverse Effect;

(i)          a copy of any material notice to the holders of (or any trustee with respect to) the Existing Senior Notes; and

(j)          with reasonable promptness, (x) such other information relating to each Borrower’s performance of this Credit Agreement or its financial condition as may reasonably be requested from time to time by the Administrative Agent (at the request of the Multicurrency Agent or any Lender) and (y) all documentation and other information required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, or applicable anti-corruption statutes, including the Foreign Corrupt Practices Act, that is reasonably requested from time to time by any Agent or any Lender.

The Credit Parties will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Credit Parties to the Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article V; provided that upon the filing by the Credit Parties of the items referenced in Section 5.7(a), 5.7(b) or 5.7(d) with the SEC for public availability, the Credit Parties, with respect to such items so filed, shall not be required to separately furnish such items to the Administrative Agent and Lenders.  In addition, the Credit Parties will designate Information Materials (i) that are either available to the public or not material with respect to the Credit Parties and their Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (ii) that are not Public Information as “Private Information”.

5.8          Notices Under Certain Other Indebtedness.

Promptly following its receipt thereof, Holdco shall furnish the Administrative Agent a copy of any notice received by it, the Parent Borrower, the Canadian Borrower, any Multicurrency Borrower or any of the other Restricted Subsidiaries from the holder(s) of Indebtedness (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in a Dollar Amount which, in the aggregate, exceeds U.S.$200,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

5.9          Notice of Litigation.

Notify the Administrative Agent of any actions, suits or proceedings instituted by any Person against Holdco, a Borrower or any Restricted Subsidiary where the uninsured portion of the money damages sought (which shall include any deductible amount to be paid by Holdco, such Borrower or such Restricted Subsidiary) is reasonably likely to have a Material Adverse Effect.  Said notice is to be given promptly, and is to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

5.10          Additional Guarantors.

(a)           If any Wholly-Owned Restricted Subsidiary that is a Domestic Subsidiary (a “Wholly-Owned Domestic Restricted Subsidiary”) (x) provides a guarantee with respect to any Indebtedness of Holdco, the Parent Borrower, ~~RockTenn~~RKT or MWV in a Dollar Amount which, in the aggregate, exceeds U.S.$200,000,000 and (y) is not a Guarantor at such time, the Parent Borrower shall cause such Wholly-Owned Domestic Restricted Subsidiary to become a Guarantor of the Parent Borrower’s Credit Party Obligations.  Holdco, the Parent Borrower, the Canadian Borrower or a Multicurrency Borrower may, in its sole and absolute discretion, elect to cause a Restricted Subsidiary to become a Guarantor of its Credit Party Obligations by executing a Joinder Agreement.  Upon the execution and delivery by such Subsidiary of a Joinder Agreement, such Restricted Subsidiary shall be deemed to be a Credit Party hereunder, and each reference in this Agreement to a “Credit Party” shall also mean and be a reference to such Restricted Subsidiary, for so long as such Joinder Agreement is in effect.

(b)           In the case of each Restricted Subsidiary that becomes a Guarantor in accordance with clause (a) above, Holdco or the applicable Borrower shall ensure that before the execution of any Joinder Agreement, the Administrative Agent receives the items referred to in Section 4.1(a) in respect of such Guarantor, and a certificate of a Responsible Officer with respect to the representations and warranties in Article III.

5.11          Use of Proceeds.

Use the Loans (other than the Incremental Loans) solely for the purposes provided in Section 3.14.  Use the proceeds of any Incremental Term Loan and any Incremental Revolving Commitment Increases as permitted pursuant to Section 2.26, as applicable.  The Borrowers will not request any Extension of Credit, and no Borrower shall use directly or, to its knowledge, indirectly, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use directly or, to its knowledge, indirectly, the proceeds of any Extension of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Entity, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, Canada (or any province or territory thereof) or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI
NEGATIVE COVENANTS

The Credit Parties covenant and agree that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or under any other Credit Document or in connection herewith or therewith (other than contingent indemnity obligations) have been paid in full (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the Issuing Lender):

6.1          Financial Requirements.

Holdco and the Borrowers will not:

(a)         Debt to Capitalization Ratio.  Suffer or permit the Debt to Capitalization Ratio as of the last day of each full Fiscal Quarter ending on or after September 30, 2015 to be greater than ~~0.60~~0.65:1.00.

(b)          Consolidated Interest Coverage Ratio.  Suffer or permit the Consolidated Interest Coverage Ratio as of the last day of each full Fiscal Quarter ending on or after September 30, 2015, as calculated for a period consisting of the four preceding Fiscal Quarters, to be less than 2.50:1.00.

6.2          Liens.

Holdco and the Borrowers will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired; provided, however, that this Section 6.2 shall not apply to the following:

(a)          any Lien for Taxes not yet due or Taxes or assessments or other governmental charges which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(b)         any Liens, pledges or deposits (i) in connection with worker’s compensation, social security, health, disability or other employee benefits, or property, casualty or liability insurance, assessments or other similar charges or deposits incidental to the conduct of the business of Holdco, a Borrower or any Restricted Subsidiary (including security deposits posted with landlords and utility companies) or the ownership of any of their assets or properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their Properties or materially impair the use thereof in the operation of their businesses and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of any Credit Party in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(c)         statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not overdue by more than 30 days, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, or which are not material in amount;

(d)          pledges or deposits for the purpose of securing a stay or discharge in the course of any legal proceeding and judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(i);

(e)          Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions on real property and statutory Liens of landlords and lessors which in each case do not materially impair the use of any material Property;

(f)          any Lien in favor of the United States of America or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder and which do not materially impair the use of such Property as currently being utilized by Holdco or any Restricted Subsidiary;

(g)         any Lien securing any debt securities issued (including via exchange offer and regardless of when issued) in the capital markets if and to the extent that the Credit Party Obligations under this Agreement are concurrently secured by a Lien equal and ratable with the Lien securing such debt securities;

(h)         Liens (i)(A) existing on the Closing Date securing industrial development bonds and Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $325,000,000 and (B) securing Refinancing Indebtedness in respect of Indebtedness referenced in clause (i)(A) above and (ii) securing any industrial development bonds or similar instruments with respect to which both the debtor and the investor are Consolidated Companies;

(i)         (i) Liens existing or deemed to exist in connection with any Permitted Securitization Transaction, but only to the extent that any such Lien relates to the applicable Securitization Assets or other accounts receivable and other assets (together with related rights and proceeds) sold, contributed, financed or otherwise conveyed or pledged pursuant to such transactions and (ii) Liens existing or deemed to exist in connection with any inventory financing arrangement so long as the fair market value of the inventory on which such Liens exist pursuant to this subsection (i)(ii) does not exceed $250,000,000 at any time;

(j)          any interest of a lessor, licensor, sublessor or sublicensor (or of a lessee, licensee, sublessee or sublicensee) under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases, licenses, subleases and sublicenses not prohibited by this Agreement;

(k)          any interest of title of an owner of equipment or inventory on loan or consignment to, or subject to any title retention or similar arrangement with, a Credit Party, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to such arrangements entered into in the ordinary course of business (but excluding any general inventory financing);

(l)           banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or other funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by any Credit Party in excess of those required by applicable banking regulations;

(m)         Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(n)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o)          Liens that are contractual rights of set-off not securing any Indebtedness;

(p)         Liens (i) solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by any Credit Party in connection with a letter of intent or purchase agreement for an Acquisition or other transaction not prohibited hereunder and (ii) consisting of an agreement to dispose of any Property in a disposition not prohibited hereunder, including customary rights and restrictions contained in such an agreement;

(q)          Liens on any Property of a Credit Party in favor of any other Credit Party or Restricted Subsidiary;

(r)          any restriction or encumbrance with respect to the pledge or transfer of the Capital Stock of any Joint Venture;

(s)          Liens securing insurance premium financing arrangements;

(t)          any Lien renewing, extending, refinancing or refunding any Lien permitted by subsection (g) or (h) above; provided that (i) the Property covered thereby is not increased, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.3;

(u)        Liens on cash, deposits or other collateral granted in favor of the Swingline Lender or the Issuing Lender to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans;

(v)         Liens on cash or deposits granted to any Agent or Issuing Lender in accordance with the terms of this Agreement to cash collateralize any of the Credit Party Obligations; and

(w)         other Liens in addition to those permitted by subsections (a) through (v) above; provided that, at the time of incurrence of any Lien under this subsection (w), the aggregate outstanding principal amount of all obligations secured by such Lien (or in the case of Liens on inventory in connection with an inventory financing arrangement, which Liens are not otherwise permitted by subsection (i) of this Section 6.2, the fair market value of the inventory on which such Liens exist) shall not exceed the Priority Debt Basket at such time (determined prior to giving effect to the incurrence of such Lien).

6.3          Subsidiary Indebtedness.

Holdco and the Borrowers will not permit any of their respective Restricted Subsidiaries (other than the Borrowers and the Guarantors) to create, incur, assume or suffer to exist any Indebtedness except:

(a)          (A) Indebtedness existing as of the Closing Date in respect of industrial development bonds and Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $325,000,000 and (B) Refinancing Indebtedness in respect of Indebtedness incurred under clause (A) above;

(b)          Indebtedness of any Restricted Subsidiary owing to Holdco or any Restricted Subsidiary;

(c)          other Indebtedness (whether secured or unsecured); provided that (i) at the time of incurrence of any Indebtedness under this subsection (c), the aggregate principal amount of such Indebtedness does not exceed the Priority Debt Basket at such time (determined prior to giving effect to the incurrence of such Indebtedness) and (ii) for the avoidance of doubt, the Farm Credit Term Loan Facility shall be considered Indebtedness incurred pursuant to this clause (c);

(d)         Indebtedness and obligations owing under Hedging Agreements and/or Cash Management Agreements so long as such Hedging Agreements and/or Cash Management Agreements are not entered into for speculative purposes;

(e)          Guaranty Obligations of any Restricted Subsidiary in respect of Indebtedness of Holdco or any other Restricted Subsidiary to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.3;

(f)          obligations of any Restricted Subsidiary in connection with (i) any Permitted Securitization Transaction to the extent such obligations constitute Indebtedness and (ii) any inventory financing arrangements so long as the aggregate principal amount of Indebtedness in respect thereof incurred under this subsection (f)(ii) does not exceed $250,000,000 at any time outstanding;

(g)        Indebtedness of any Restricted Subsidiary consisting of completion guarantees, performance bonds, surety bonds or customs bonds incurred in the ordinary course of business;

(h)         Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) providing workers’ compensation, social security, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i)           Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof;

(j)           Indebtedness in respect of judgments that do not constitute an Event of Default under Section 7.1(i);

(k)          Indebtedness consisting of the financing of insurance premiums with the providers of such insurance or their Affiliates;

(l)           Indebtedness created under this Agreement or any other Credit Document; and

(m)         Indebtedness of any Restricted Subsidiary that is a Foreign Subsidiary in an aggregate amount not to exceed $600,000,000.

6.4          Merger and Sale of Assets.

Holdco and the Borrowers will not, and will not permit any Restricted Subsidiary to, dissolve, wind-up, merge, amalgamate or consolidate with any other Person or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the business or assets of Holdco, the Borrowers and their respective Restricted Subsidiaries (taken as a whole), whether now owned or hereafter acquired (excluding any inventory or other assets sold or disposed of in the ordinary course of business); provided that, notwithstanding any of the foregoing limitations, Holdco, the Borrowers and the Restricted Subsidiaries may take the following actions:

(a)         (i) if no Event of Default shall then exist or immediately thereafter will exist, a Borrower may merge, amalgamate or consolidate with any Person so long as (A) such Borrower is the surviving entity or (B) the surviving entity (the “Successor Borrower”) (x) is organized under the laws of the United States or any State thereof, (y) expressly assumes such Borrower’s obligations under this Agreement and the other Credit Documents to which such Borrower is a party pursuant to a supplement hereto or thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent and (z) each Guarantor of the Credit Party Obligations of such Borrower shall have confirmed that its obligations hereunder in respect of such Credit Party Obligations shall apply to the Successor Borrower’s obligations under this Agreement (it being understood that, if the foregoing conditions in clauses (x) through (z) are satisfied, then the Successor Borrower will automatically succeed to, and be substituted for, such Borrower under this Agreement); provided, however, that such Borrower shall have provided not less than five Business Days’ notice of any merger, amalgamation or consolidation of such Borrower, and such Borrower or Successor Borrower shall, promptly upon the request of the Administrative Agent or any Lender, supply any documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations, (ii) any Restricted Subsidiary (other than the Parent Borrower) may merge, amalgamate or consolidate with a Borrower if such Borrower is the surviving entity, (iii) any Restricted Subsidiary (other than a Borrower) may merge, amalgamate or consolidate with any other Person (other than a Borrower); provided that a Restricted Subsidiary shall be the continuing or surviving entity and to the extent such continuing or surviving Restricted Subsidiary assumes the obligations under any Existing Senior Notes, such Restricted Subsidiary shall become a Guarantor of the Credit Party Obligations and deliver an executed Joinder Agreement and the documents required pursuant to Section 5.10(b), (iv) any Restricted Subsidiary (other than a Borrower) may merge or amalgamate with any Person that is not a Restricted Subsidiary in connection with a sale of Property permitted under this Section 6.4, (v) any Restricted Subsidiary (other than a Borrower) may be dissolved so long as the property and assets of such Restricted Subsidiary are transferred to Holdco or any other Restricted Subsidiary and (vi) Holdco may merge, amalgamate or consolidate with any Person so long as (A) Holdco is the surviving entity, (B) if Holdco is merging, amalgamating or consolidating with the Parent Borrower, then the Parent Borrower is the surviving entity or (C) the surviving entity (the “Successor Holdco”) (x) is organized under the laws of the United States or any State thereof and (y) expressly assumes Holdco’s obligations under this Agreement and the other Credit Documents to which Holdco is a party pursuant to a supplement hereto or thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that, if the foregoing conditions in clauses (x) and (y) are satisfied, then the Successor Holdco will automatically succeed to, and be substituted for, Holdco under this Agreement); provided, however, that Holdco shall have provided not less than five Business Days’ notice of any merger, amalgamation or consolidation of Holdco, and Holdco or Successor Holdco shall, promptly upon the request of the Administrative Agent or any Lender, supply any documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations;

(b)          any Restricted Subsidiary (other than the Parent Borrower) may sell, lease, transfer or otherwise dispose of any or all of its Property to (i) a Borrower, (ii) any Guarantor or

(iii) any Restricted Subsidiary; provided that, with respect to transfers described in clause (iii), upon completion of such transaction (A) there shall exist no Default or Event of Default and (B) the Subsidiary to which the Restricted Subsidiary’s Property is sold, leased, transferred or otherwise disposed shall be a Restricted Subsidiary and, if such Restricted Subsidiary is a Guarantor, a Guarantor;

(c)         any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders;

(d)          the Parent Borrower and its Restricted Subsidiaries may sell, transfer or otherwise dispose of or wind down the Non-Core MWV Businesses;

(e)          the Parent Borrower and its Restricted Subsidiaries may consummate the transactions contemplated by the Combination Agreement to occur on the Closing Date (including the Combination); and

(f)          Holdco, the Parent Borrower and the other Restricted Subsidiaries may consummate the transactions contemplated by the KapStone Merger Agreement.

ARTICLE VII
EVENTS OF DEFAULT

7.1          Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)          Payments.  A Borrower shall fail to make when due (including by mandatory prepayment) any principal payment with respect to the Loans, or any Credit Party shall fail to make any payment of interest, fee or other amount payable hereunder within three (3) Business Days of the due date thereof; or

(b)        Covenants Without Notice.  Any Credit Party shall fail to observe or perform any covenant or agreement contained in Section 5.1 (as to maintenance of existence of Holdco or the Borrowers), subsections (g) and (h) of Section 5.7, Section 5.8, Section 5.9, Section 5.11 or Article VI; or

(c)          Other Covenants.  Any Credit Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in subsections (a) and (b) of Section 7.1, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) a Responsible Officer of a Credit Party obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Parent Borrower by an Agent or any Lender; or

(d)         Representations.  Any representation or warranty made or deemed to be made by a Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached hereto and thereto), or in any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted; or

(e)          Non-Payments of Other Indebtedness.  Any Credit Party or any Restricted Subsidiary shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Credit Party Obligations) exceeding U.S.$200,000,000 individually or in the aggregate; or

(f)          Defaults Under Other Agreements.  Any Credit Party or any Restricted Subsidiary shall (i) fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness (other than the Credit Documents) the principal amount of which exceeds U.S.$200,000,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or (ii) breach or default any Hedging Agreement and/or Cash Management Agreement (subject to any applicable cure periods) the termination value owed by such Credit Party or Restricted Subsidiary as a result thereof shall exceed U.S.$200,000,000 if the effect of such breach or default is to terminate such Hedging Agreement or to permit the applicable counterparty to such Hedging Agreement to terminate such Hedging Agreement; provided that this clause (f) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) so long as such Indebtedness is paid or (y) any Indebtedness that becomes due as a result of a voluntary refinancing thereof not prohibited under this Agreement; or

(g)          Bankruptcy.  Any Credit Party or any Material Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation laws; or makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or an involuntary case for bankruptcy is commenced against any Credit Party or any Material Subsidiary and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code), receiver, receiver-manager, trustee or similar official under applicable foreign bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation laws is appointed for, or takes charge of, all or any substantial part of the property of any Credit Party or any Material Subsidiary; or a Credit Party or a Material Subsidiary commences proceedings of its own bankruptcy or insolvency or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Credit Party or any Material Subsidiary or there is commenced against any Credit Party or any Material Subsidiary any such proceeding which remains undismissed for a period of sixty (60) days; or any Credit Party or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any Material Subsidiary suffers any appointment of any custodian, receiver, receiver-manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or any Credit Party or any Material Subsidiary makes a general assignment for the benefit of creditors; or any Credit Party or any Material Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Credit Party or any Material

Subsidiary shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Credit Party or any Material Subsidiary shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Credit Party or any Material Subsidiary for the purpose of effecting any of the foregoing; or

(h)          ERISA.  A Plan of a Credit Party or any Restricted Subsidiary or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

(i)          shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Code or Section 302 of ERISA; or

(ii)          is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii)        results in a liability of a Credit Party or any Restricted Subsidiary under applicable law, the terms of such Plan, or Title IV of ERISA, other than liabilities for benefits in the ordinary course;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or such Plan that would have a Material Adverse Effect; or a Foreign Plan Event occurs that would have a Material Adverse Effect; or

(i)          Money Judgment.  Judgments or orders for the payment of money (net of any amounts paid by an independent third party insurance company or surety or fully covered by independent third party insurance or surety bond issued by a company with an AM Best rating in one of the two highest categories as to which the relevant insurance company or surety does not dispute coverage) in excess of U.S.$200,000,000 individually or in the aggregate or otherwise having a Material Adverse Effect shall be rendered against any Credit Party or any Restricted Subsidiary, and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise); or

(j)          Default Under other Credit Documents; The Guaranty.  (a) There shall exist or occur any “Event of Default” as provided under the terms of any Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Credit Party, or at any time it is or becomes unlawful for any Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of any Credit Party under any Credit Document are not or cease to be legal, valid and binding on any Credit Party; or (b) without limiting the foregoing, the Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor’s obligations under the Guaranty; or

(k)          Change in Control.  A Change in Control shall occur; or

(l)          Securitization Events.  There shall occur any breach of any covenant by any Credit Party, any Restricted Subsidiary or any Permitted Securitization Subsidiary contained in any agreement relating to Permitted Securitization Transaction causing or permitting the acceleration of the obligations thereunder or requiring the prepayment of such obligations or termination of such securitization program prior to its stated maturity or term; provided, however, such breach shall not constitute an Event of Default unless any Credit Parties shall have payment obligations or liabilities under such Permitted Securitization Transaction that have had or are reasonably expected to have a Material Adverse Effect.

7.2          Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (or, where specified, the Multicurrency Agent) may, or upon the request and direction of the Required Lenders shall, by written notice to the Borrowers take any of the following actions (including any combination of such actions):

(a)          Termination of Commitments.  Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b)          Acceleration; Demand.  Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations (including fees) of any and every kind owing by any Credit Party to the Agents and/or any of the Lenders hereunder to be due and direct the Parent Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to 105% of the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party.

(c)          Enforcement of Rights.  With respect to any of the Agents, exercise any and all rights and remedies created and existing under the Credit Documents, whether at law or in equity.

(d)          Rights Under Applicable Law.  With respect to any of the Agents, exercise any and all rights and remedies available to the Agents or the Lenders under applicable law.

Notwithstanding the foregoing, if an Event of Default specified in Section 7.1(g) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agents and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Agents or the Lenders, all of which are hereby waived by the Credit Parties.

ARTICLE VIII
AGENCY PROVISIONS

8.1          Appointment.

Each Lender hereby irrevocably designates and appoints Wells Fargo as the Administrative Agent of such Lender under this Credit Agreement and Wells Fargo and/or any of its designated Affiliates, as the Multicurrency Agent under this Credit Agreement, and each such Lender irrevocably authorizes Wells Fargo, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against any Agent.

8.2          Delegation of Duties.

Anything herein to the contrary, notwithstanding, none of the bookrunners, arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Multicurrency Agent, a Lender or the Issuing Lender hereunder.

Each of the Agents may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.  Without limiting the foregoing, each Agent may appoint one of its Affiliates as its agent to perform its functions hereunder relating to the advancing of funds to the Borrowers and distribution of funds to the Lenders and to perform other functions of the Agents hereunder.

8.3          Exculpatory Provisions.

The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents.  Without limiting the generality of the foregoing, the Agents:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agents are required to exercise as directed in writing by the Required Lenders or Required Multicurrency Lenders, as applicable (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law; and

(c)         shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Multicurrency Agent or any of their Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or Required Multicurrency Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary, or as the applicable Agent or Agents shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

8.4          Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless such Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5          Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or Holdco referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent receives such a notice, such Agent shall give prompt notice thereof to the other Agents and the Lenders.  The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

8.6          Non-Reliance on Agents and Other Lenders.

Each Lender expressly acknowledges that none of the Agents nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by an Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Agents to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7          Agents in Their Individual Capacity.

Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though such Agent were not an Agent hereunder.  With respect to its Loans made or renewed by it and any Note issued to it, each Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.8          Successor Agent; Issuing Lender; Swingline Lender.

Any Agent may resign as such Agent upon thirty (30) days’ prior notice to the Parent Borrower and the Lenders.  If an Agent shall resign as such Agent under this Credit Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Parent Borrower (so long as no Event of Default has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Agent, and the term “Administrative Agent” or “Multicurrency Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the resigning Agent’s rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Credit Agreement or any holders of the Notes or Credit Party Obligations; provided that the Multicurrency Agent may, at its option and at any time, assign its rights, powers and duties to the Administrative Agent upon notice to the Parent Borrower and the Lenders; provided further, that if the Required Lenders appoint a Defaulting Lender, then such Lender shall not succeed to the rights, powers and duties of the resigning Administrative Agent.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent gives notice of its resignation, then the resigning Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Agent, which successor Agent shall be approved by the Parent Borrower; provided that if the resigning Administrative Agent appoints a Defaulting Lender as the successor Administrative Agent, then such Lender shall not succeed to the rights, powers and duties of the resigning Administrative Agent; provided further that if the resigning Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the resigning Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (b) all payments, communications and determinations provided to be made by, to or through the resigning Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.

Any resignation by any Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as

Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

After any retiring Agent’s resignation as an Agent, Issuing Lender or Swingline Lender, the provisions of this Article VIII and Section 9.5 shall inure to its benefit (and the benefit of its sub-agents and Related Parties) as to any actions taken or omitted to be taken by it while it was an Agent, Issuing Lender or Swingline Lender under this Credit Agreement.

Any Issuing Lender or Swingline Lender shall be entitled to resign such role upon thirty (30) days’ prior notice to the Parent Borrower and the Lenders so long as a successor acceptable to the Parent Borrower will take its place (such consent to a successor by the Parent Borrower not to be unreasonably withheld). Any such successor shall become an Issuing Lender or Swingline Lender hereunder as if it were listed as such in this Agreement without further action.

8.9          Patriot Act Notice.

(a)          Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party, and other information that will allow such Lender or such Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

(b)          Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Canadian AML Acts, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party, information concerning its direct and indirect holders of equity interests and other Persons exercising control over it, and its and their respective directors and officers, and other information that will allow such Lender or such Agent, as applicable, to identify such Credit Party in accordance with the Canadian AML Acts.

8.10        Guaranty Matters.

(a)          The Lenders and Issuing Lender irrevocably authorize and direct each of the Agents and without any consent or action by any Lender:

(i)          to release any Guarantor (other than Holdco) from its obligations under the applicable Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(ii)          in the case of the Guaranty of ~~RockTenn~~RKT, to release the Guaranty of ~~RockTenn~~RKT when all Existing ~~RockTenn~~RKT Senior Notes have been redeemed, repurchased or defeased (including any refinancing or replacement of such Indebtedness with Indebtedness of the Parent Borrower); and

(iii)        in the case of the Guaranty of MWV, to release the Guaranty of MWV when all Existing MWV Notes have been redeemed, repurchased or defeased (including any refinancing or replacement of such Indebtedness with Indebtedness of the Parent Borrower).

(b)          Immediately upon the occurrence of any event set forth in paragraph (a) of this Section 8.10, the applicable Guaranty shall automatically be released.

(c)          In connection with a release pursuant to this Section 8.10, the applicable Agent shall promptly execute and deliver to the applicable Credit Party, at the Parent Borrower’s expense, all documents that the applicable Credit Party shall reasonably request to evidence such release.  Upon request by an Agent at any time, the Required Lenders or the Required Multicurrency Lenders, as the case may be, will confirm in writing such Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.10; provided, however, that the applicable Agent may not decline to release any guarantee pursuant to this Section 8.10 due to the absence of any such confirmation.

8.11        Withholding.

To the extent required by any applicable law (as determined in good faith by the Agent), the applicable Agent may withhold from any payment to any Lender under any Credit Document an amount equal to any applicable withholding Tax.  If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the applicable Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless such Agent (to the extent that such Agent has not already been reimbursed by the Credit Parties and without limiting or expanding the obligation of the Credit Parties to do so) for all amounts paid, directly or indirectly, by such Agent as Tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the applicable Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to such Agent under this Section 8.11.  The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Agents, any assignment of rights by, or the replacement of a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement.  For the avoidance of doubt, for purposes of this Section 8.11, the term Lender shall include the Swingline Lender and any Issuing Lender.

8.12        ERISA.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each ~~Joint~~ Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that such Lender is not and will not be a Benefit Plan and is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

ARTICLE IX
MISCELLANEOUS

9.1          Amendments and Waivers.

Neither this Credit Agreement, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, waiver, supplement, modification or release shall:

(i)           change the currency in which a Lender’s or a Voting Participant’s Commitment is funded or in which payments are made, reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate or as a result of any change in the definition of “Leverage Ratio” or any component thereof) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s or Voting Participant’s Commitment, in each case without the written consent of each Lender directly affected thereby; or

(ii)         amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, Required Multicurrency Lenders or Required Revolving Lenders, without the written consent of each Lender directly affected thereby; or

(iii)         amend, modify or waive any provision of Article VIII without the written consent of the then Agents; or

(iv)         release all or substantially all of the Guarantors from their obligations under the Guaranty (other than as permitted hereunder) or all or substantially all of the value of the Guaranty provided by all of the Guarantors, without the written consent of all the Lenders; or

(v)          amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of the Required Lenders or of all Lenders as appropriate; or

(vi)        amend or modify the definition of “Credit Party Obligations”, “Canadian Obligations”, “Foreign Subsidiary Borrower Obligations” or “U.S. Obligations” to delete or exclude any obligation or liability or any Person described therein without the written consent of each Lender directly affected thereby; or

(vii)        amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.15(b) or (c) without the written consent of each Lender directly affected thereby; or

(viii)       amend, modify or waive any (A) provision of Sections 2.2 or 2.3 without the consent of the Required Multicurrency Lenders, or (B) any provision of Section 2.7 without the consent of the Canadian Swingline Lender and Required Revolving Lenders; or

(ix)          amend, modify or waive (A) any provision of Section 2.1 without the consent of the Required Revolving Lenders, (B) any provision of Section 2.6 without the consent of the U.S. Swingline Lender and Required Revolving Lenders, or (C) any provision of Section 2.8 without the consent of the Issuing Lender and Required Revolving Lenders; or

(x)         amend, modify or waive any provision of Section 4.2 without the consent of the Required Revolving Lenders and prior to the Delayed Draw Termination Date, Delayed Draw Term Loan Lenders holding a majority of the aggregate principal amount of Delayed Draw Term Loans and Delayed Draw Term Loan Commitments; or

(xi)         subordinate the Commitments and Loans to any other Indebtedness without the written consent of all Lenders;

provided, further, that no amendment, waiver or consent affecting the rights or duties of an Agent under any Credit Document shall in any event be effective, unless in writing and signed by the applicable Agent in addition to the Lenders required hereinabove to take such action.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except those affecting it referred to in clause (i) above.

Notwithstanding anything in any Credit Document to the contrary, under no circumstances shall any Hedging Agreement Provider or Cash Management Bank have any voting rights under the Credit Documents.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the other Credit Parties, the Agents and all future holders of the Notes or Credit Party Obligations.  In the case of any waiver, the Borrowers, the other Credit Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default permanently waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9 and Section 8.10); provided, however, that the Administrative Agent will provide written notice to the Borrowers of any such amendment, modification or waiver.  In addition, notwithstanding the foregoing, this Agreement and any other Credit Document may be amended by an agreement in writing entered into by the Parent Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Swingline Lender or the Issuing Lender stating that it objects to such amendment.

In addition, notwithstanding any of the foregoing to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loan to permit the refinancing of all outstanding amounts under the Term Loans (“Refinanced Term Loan”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loan”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loan shall not exceed the aggregate principal amount of such Refinanced Term Loan, (b) the weighted average life to maturity of such Replacement Term Loan shall not be shorter than the weighted average life to maturity of such Refinanced Term Loan at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (c) all other terms (other than interest rate margins) applicable to such Replacement Term Loan shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loan than those applicable to such Refinanced Term Loan, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing.

Notwithstanding anything in this Credit Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including amendments to this Section 9.1) or any of the other Credit Documents or to enter into additional Credit Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.3(a), Section 2.26 (including as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Commitment Increases to share ratably in the benefits of this Credit Agreement and the other Credit Documents, (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Commitment Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Commitment Increase, as applicable, in any determination of (i) Required Lenders or Required Revolving Lenders, as applicable or (ii) similar required lender terms applicable thereto), Section 2.27 or Section 2.28; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s U.S. Revolving Commitment Percentage or Multicurrency Revolving Commitment Percentage, in each case, without the written consent of such affected Lender and (3) to include Multicurrency Revolving Commitments in additional Multicurrency Alternative Currencies on the terms of Section 2.26; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s U.S. Revolving Commitment Percentage or Multicurrency Revolving Commitment Percentage, in each case, without the written consent of such affected Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein solely with respect to approving the terms of any such bankruptcy reorganization plan and (B) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

The Borrowers shall be permitted to replace with a replacement financial institution acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) any Lender that fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of this Section 9.1, so long as the consent of the Required Lenders (or, in the case of any proposed amendment, modification, termination, waiver or consent that requires the approval of a ~~class~~Class of Lenders, of a Majority in Interest of Lenders of such ~~class~~Class) shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (1) such replacement does not conflict with any Requirement of Law, (2) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (3) the replacement financial institution shall approve the proposed amendment, modification, termination, waiver or consent and together with all other replacement financial institutions is sufficient to pass the proposed amendment, modification, termination, waiver or consent, (4) the Borrowers shall be liable to such replaced Lender under Section 2.20 if any LIBOR Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (5) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (6) the Borrowers shall pay to the replaced Lender all additional amounts (if any) required pursuant to Section 2.18, ~~2.19~~2.19, 2.20, 2.21 or ~~2.21,~~9.5, as the case may be, (7) the Borrowers provide at least three (3) Business Days’ prior notice to such replaced Lender, and (8) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.  In the event any replaced Lender fails to execute the agreements required under Section 9.6 in connection with an assignment pursuant to this Section 9.1, the Borrowers may, upon two (2) Business Days’ prior notice to such replaced Lender, execute such agreements on behalf of such replaced Lender.  A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such replacement cease to apply.

If at any time the Farm Credit Term Loan Facility, the BofA Term Loan Agreement, the DDTL Agreement or any other Credit Document (as defined in the Farm Credit Term Loan Facility, the BofA Term Loan Agreement or the DDTL Agreement, as applicable), or the documentation for any replacement credit facilities therefor, includes (a) representations and warranties, covenants or events of default (including related definitions) in favor of a Lender (as defined in the Farm Credit Term Loan Facility, the BofA Term Loan Agreement or the DDTL Agreement, as applicable), or lender under any such replacement credit facilities, that are not provided for in this Agreement or the other Credit Documents, (b) representations and warranties, covenants or events of default (including related definitions) in favor of a Lender (as defined in the Farm Credit Term Loan Facility, the BofA Term Loan Agreement or the DDTL Agreement, as applicable), or lender under any such replacement credit facilities, that are more restrictive than the same or similar provisions provided for in this Agreement and the other Credit Documents and/or (c) requirements for the Farm Credit Term Loan Facility or the credit facilities under the BofA Term Loan Agreement or the DDTL Agreement to be secured by collateral or guaranteed by Domestic Subsidiaries of Holdco that are not already Guarantors (any or all of the foregoing, collectively, the “Most Favored Lender Provisions”) (in the case of each of the Most Favored Lender Provisions, other than any differences between the Farm Credit Term Loan Facility, the BofA Term Loan Agreement, the DDTL Agreement and the other Credit Documents (as defined in the Farm Credit Term Loan Facility, the BofA Term Loan Agreement, the DDTL Agreement, as applicable), on the one hand, and this Agreement and the other Credit Documents, on the other hand, existing as of the Closing Date (or otherwise consistent with such differences)), then (i) such Most Favored Lender Provisions shall immediately and automatically be deemed incorporated into this Agreement and the other Credit Documents as if set forth fully herein and therein, mutatis mutandis, and no such incorporated provision may thereafter be waived, amended or modified except pursuant to the provisions of this Section 9.1, and (ii) the Borrowers and the Guarantors shall promptly, and in any event within five (5) days after entering into any such Most Favored Lender Provisions, so advise the Administrative Agent in writing.  Thereafter, upon the request of the Required Lenders, the Borrowers and the Guarantors shall enter into an amendment to this Agreement and, if applicable, the other Credit Documents evidencing the incorporation of such Most Favored Lender Provisions, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation described in clause (i) of the immediately preceding sentence.

9.2          Notices.

(a)          All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via facsimile to the number set out herein, (c) the day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case addressed as follows in the case of the Borrowers, the other Credit Parties, the Agents, and the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes and Credit Party Obligations:

if to any of the Credit Parties

c/o WestRock Company
~~504 Thrasher Street, N.W.~~
~~Norcross~~1000 Abernathy Road NE
Atlanta, Georgia  ~~30071 1956~~30328
Attention:            Chief Financial Officer
Telecopier:          (770) 263-3582
Telephone:          (678) 291-7700

With a copy to:

WestRock Company
~~504 Thrasher Street, N.W.~~
~~Norcross~~1000 Abernathy Road NE
Atlanta, Georgia  ~~30071 1956~~30328
Attention:            General Counsel
Telecopier:          (770) 263-3582
Telephone:          (678) 291-7456

if to the Administrative Agent or the Multicurrency Agent:

Wells Fargo Bank, National Association
MAC D1109-019
1525 W. W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:            Syndication Agency Services
Telecopier:          (704) 590-2703
Telephone:          (704) 590-3481
E-mail address:  agencyservices.requests@wellsfargo.com.

With a copy to:

Wells Fargo Bank, National Association
MAC G0189-113
1100 Abernathy Road NE, Suite 1140
Atlanta, GA 30328
Attention:          Kay Reedy, Managing Director, Portfolio Manager

Telecopier:          (470) 307-4481
Telephone:          (470) 307-4465
E-mail address:   kay.reedy@wellsfargo.com

If to any Lender:               To the address set forth on the Register

(b)         Notices and other communications to the Lenders or the Agents hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the applicable Agent.  The Agents or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Notwithstanding the foregoing, notices, requests and demands delivered pursuant to the requirements of Article II shall be deemed to have been duly given or made when transmitted via e-mail to the e-mail address of the Administrative Agent or Multicurrency Agent, as applicable, set forth in Section 9.2(a).

Unless the Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

9.3          No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Agents or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4          Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Credit Party Obligations (other than contingent indemnity obligations) have been paid in full (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the Issuing Lender).

9.5          Payment of Expenses.

(a)          Costs and Expenses.  The Credit Parties shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Agents and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this

Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented out-of-pocket expenses incurred by the Issuing Lender and each Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, each Lender, the Issuing Lender and the Swingline Lenders (including the fees, charges and disbursements of counsel for any of the Agents, Lenders, Issuing Lender and Swingline Lenders), and all fees and time charges for attorneys who may be employees of any of the Agents, Lenders, Issuing Lender and Swingline Lenders, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Credit Documents, Loans or Letters of Credit.

(b)          Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Agents (and any sub-agent thereof), each Lender, the Issuing Lender and the Swingline Lenders, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Parent Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threat of Release of Hazardous Substances on, at, under or from any property owned, leased or operated by any Credit Party or any of its Subsidiaries, or any liability under Environmental Law related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) a claim brought by Holdco or any Subsidiary against such Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or (B) result from a proceeding that does not involve an act or omission by Holdco or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against any arranger, bookrunner or agent hereunder in its capacity or in fulfilling its roles as an arranger, bookrunner or agent hereunder or any similar role with respect to the credit facilities hereunder). Notwithstanding the foregoing, (x) this Section 9.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim and (y) none of the Canadian Credit Parties or the Foreign Subsidiary Borrowers shall be required to provide any indemnification under this Section 9.5(b) with respect to any obligation of any U.S. Credit Party.

(c)          Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsections (a) or (b) of this Section to be paid by it to the Agents (or any sub-agent thereof), the Issuing Lender, any Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), the Issuing Lender, such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and based on the aggregate principal amount of all Loans and unused Commitments then outstanding) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), the Issuing Lender or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for an Agent (or any such sub-agent), Issuing Lender or Swingline Lender in connection with such capacity and only the Multicurrency Revolving Lenders shall have any obligation to make any payment to the Multicurrency Agent pursuant to this Section 9.5(c). The agreements in this Section 9.5(c) shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

(d)          Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the transmission of any information or other materials through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e)          Payments.  All amounts due under this Section shall be payable promptly/not later than five (5) days after demand therefor.

9.6          Successors and Assigns; Participations; Purchasing Lenders.

(a)          Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)        in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         _in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than U.S.$10,000,000, in the case of any assignment in respect of a revolving facility, or U.S.$1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Parent Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) of an assignment under a term facility unless it shall object thereto by written notice to the Administrative Agent prior to such tenth (10th) Business Day.

(iii)       Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Types on a non-pro rata basis.

(iv)         Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the primary syndication of the Loans has not been completed as determined in good faith by Wells Fargo; provided, that the Parent Borrower shall be deemed to have consented to any such assignment with respect to a term facility unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) a Revolving Commitment or (ii) a Term Loan, a Delayed Draw Term Loan Commitment or an Incremental Term Loan Commitment to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)        the consent of the Multicurrency Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Multicurrency Revolving Commitment; and

(D)        the consent of the Issuing Lender and the applicable Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment.

(v)        Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of U.S.$3,500 (unless waived by the Administrative Agent in its sole discretion) and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(vi)         No Assignment to a Credit Party.  No such assignment shall be made to any Credit Party or any of Credit Party’s Affiliates or Subsidiaries.

(vii)       No Assignment to Natural Persons and Disqualified Institutions.  No such assignment shall be made to a natural person or a Disqualified Institution on the most recent list of Disqualified Institutions made available to the Lenders at the request of the Parent Borrower prior to the date of such assignment.

(viii)     Multicurrency Assignments.  A Multicurrency Revolving Lender and a Canadian Revolving Lender may only assign Multicurrency Revolving Commitments, Canadian Revolving Loans and Multicurrency Alternative Currency Revolving Loans to an entity that is able to fulfill all obligations of a Multicurrency Revolving Lender and a Canadian Revolving Lender under the terms of this Agreement (including the obligation to make Loans in any Multicurrency Alternative Currency) in accordance with the requirements of applicable law.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections ~~2.18~~2.18, 2.19, 2.20, 2.21 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

No Agent shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions.

(c)         Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Issuing Lender, the Swingline Lenders or the Agents, sell participations to any Person (other than a natural person or any Credit Party or any Credit Party’s Affiliates or Subsidiaries or any Disqualified Institution on the most recent list of Disqualified Institutions made available to the Lenders at the request of the Parent Borrower prior to the date of such assignment) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the Lenders, Issuing Lender and Swingline Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant.  Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.19 and 2.21 (subject to the requirements and limitations of such Sections and Section 2.23 and it being understood that a Participant shall be required to deliver the documentation required under Section 2.21(d) to only the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive (absent manifest error) and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The portion of the Participant Register relating to any Participant requesting payment from the Borrowers under the Credit Documents shall be made available to the Borrowers upon reasonable request.  Except as provided in the preceding sentence, a Lender shall not be required to disclose its Participant Register to the Borrowers or any other Person except to the extent required in connection with a Tax audit or inquiry to establish that the Loans hereunder are in registered form for U.S. federal income tax purposes.

Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender that (i) has purchased a participation in a minimum amount of $7,000,000, (ii) has been designated as a “Voting Participant” in a notice (a “Voting Participant Notice”) sent by the relevant Lender to the Administrative Agent and (iii) receives, prior to becoming a “Voting Participant,” the consent of the Administrative Agent, the Parent Borrower, the Multicurrency Agent, the applicable Swingline Lender and the Issuing Lender (each such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with clause (b)) (a “Voting Participant”), shall be entitled to vote as if such Voting Participant were a

Lender on all matters subject to a vote by the Lenders and the voting rights of the selling Lender shall be correspondingly reduced, on a U.S. Dollar-for-U.S. Dollar (or Dollar Amount-for-Dollar Amount) basis.  Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption.  Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 9.6 hereto shall be a Voting Participant without delivery of a Voting Participant Notice and without the prior written consent of the Parent Borrower, the Administrative Agent, the Multicurrency Agent, the applicable Swingline Lender and the Issuing Lender.  The selling Lender and the Voting Participant shall notify the Administrative Agent and the Borrower within three (3) Business Days of any termination, reduction or increase of the amount of such participation.  The Parent Borrower, the Multicurrency Agent and the Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto.  The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not itself a Voting Participant.

(e)          Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.19 and 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent or the entitlement to a greater payment results from a change in law after the date such Participant became a participant.

(f)          Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Preservation of security interests.  In case of assignment from an existing Lender to a new Lender, of all or any part of its rights and obligations under the Credit Agreement or any of the other Credit Documents, the existing Lender and the new Lender shall agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any security created or guarantee given under the Credit Agreement or in relation to the Credit Agreement or any other Credit Document shall be preserved and continue in full force and effect to the benefit of the new Lender or participant.

9.7          Adjustments; Set-off.

(a)          If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective

Affiliates may have.  Each Lender and the Issuing Lender agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the applicable Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

 (i)          if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

 (ii)        the provisions of this subsection shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this subsection shall apply).

(c)          Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

9.8           Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

9.9           Counterparts; Electronic Execution.

(a)           This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

(b)          The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.10          Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11          Integration.

This Credit Agreement and the other Credit Documents represent the agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents, the Borrowers or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

9.12          Governing Law.

THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.13          Consent to Jurisdiction and Service of Process.

Each of the Borrowers and each other Credit Party and each other party hereto irrevocably and unconditionally submits, for itself and its property, with respect to this Credit Agreement, any Note or any of the other Credit Documents and all judicial proceedings in respect thereof to the exclusive jurisdiction of the courts of the State of New York in New York County in the Borough of Manhattan or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and, by execution and delivery of this Credit Agreement, each of the Borrowers and the other Credit Parties (i) accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement, any Note or any other Credit Document from which no appeal has been taken or is available; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any person in any way relating to this Credit Agreement, any Note or any other Credit Document in any forum other than the Supreme Court of the State of New York in New York County in the Borough of Manhattan or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Each of the Borrowers and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each of the Borrowers and the other Credit Parties to be effective and binding service in every respect.  Each of the Borrowers, the Agents and the Lenders irrevocably waives any objection, including any objection to the laying of venue based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction.

9.14          Confidentiality.

Each of the Agents, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives who shall maintain the confidential nature of such Information, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Agent, such Lender or the Issuing Lender shall promptly notify the Parent Borrower in advance to the extent lawfully permitted to do so and practicable), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under any other Credit Document, Guaranteed Hedging Agreement or Guaranteed Cash Management Agreement or any action or proceeding relating to this Agreement, any other Credit Document, Guaranteed Hedging Agreement or Guaranteed Cash Management Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to (i) any credit risk protection provider or actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund or (v) any third-party service provider that (x) provides audit, regulatory or risk management services to the Administrative Agent or any of the Lenders or (y) provides services to the Administrative Agent or any of the Lenders in connection with the administration of this Agreement, the other Credit Documents and the Commitments (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Parent Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Credit Parties that is not, to such Agent’s, Lender’s or Issuing Lender’s knowledge, subject to a confidentiality obligation to Holdco or any of its Affiliates with respect to such Information.  For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.15          Acknowledgments.

Each of the Borrowers and the other Credit Parties each hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b)        neither any Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between the Agents and the Lenders, on one hand, and the Borrowers and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor;

(c)          each Agent, each Lender and their respective Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates; and

(c)          no joint venture exists among the Lenders or among the Borrowers and the Lenders.

9.16        Waivers of Jury Trial.

THE BORROWERS, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT, THE MULTICURRENCY AGENT, THE ISSUING LENDER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.17        Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or the Multicurrency Agent, as applicable, could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrowers in respect of any such sum due from it to any Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, such Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to any Agent or any Lender in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or such Lender or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to any Agent or any Lender in such currency, such Agent or such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

9.18        Subordination of Intercompany Debt.

Each Credit Party agrees that all intercompany Indebtedness among Credit Parties (the “Intercompany Debt”) is subordinated in right of payment, to the prior payment in full of all Credit Party Obligations.  Notwithstanding any provision of this Agreement to the contrary, so long as no Event of

Default has occurred and is continuing, the Credit Parties may make and receive payments with respect to the Intercompany Debt to the extent otherwise permitted by this Agreement; provided, that in the event of and during the continuation of any Event of Default, no payment shall be made by or on behalf of any Credit Party on account of any Intercompany Debt other than payments to a Borrower.  In the event that any Credit Party other than a Borrower receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 9.18, such payment shall be held by such Credit Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the Administrative Agent.

9.19        Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

9.20        Acknowledgement Regarding Any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, of Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)        In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC

and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)          As used in this Section 9.20, the following terms shall have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D)

ARTICLE X
GUARANTY OF PARENT BORROWER OBLIGATIONS

10.1          The Guaranty.

In order to induce the Lenders to enter into this Credit Agreement, any Hedging Agreement Provider to enter into any Guaranteed Hedging Agreement and any Cash Management Bank to enter into any Guaranteed Cash Management Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the U.S. Guarantors from the Extensions of Credit hereunder, under any Guaranteed Hedging Agreement and under any Guaranteed Cash Management Agreement, each of the U.S. Guarantors hereby agrees with the Agents and the Lenders as follows: such U.S. Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all U.S. Obligations.  If any or all of U.S. Obligations become due and payable hereunder or under any Guaranteed Hedging Agreement or under any Guaranteed Cash Management Agreement, each U.S. Guarantor unconditionally promises to pay such U.S. Obligations to the Agents, the Lenders, the Hedging Agreement Providers, the Cash Management Banks or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Agents or the Lenders in collecting any of such U.S. Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a U.S. Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state, federal or provincial law relating to fraudulent conveyances or transfers) then the obligations of each such U.S. Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including the Bankruptcy Code).

10.2          Bankruptcy.

Additionally, each of the U.S. Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all U.S. Obligations to the Lenders, any Cash Management Bank and any Hedging Agreement Provider whether or not due or payable by the Parent Borrower upon the occurrence of any of the events specified in Section 7.1(g), and unconditionally promises to pay such U.S. Obligations to the Administrative Agent for the account of the Lenders, to any such Cash Management Bank and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States upon any such occurrence.  Each of the U.S. Guarantors further agrees that to the extent that the Parent Borrower or a U.S. Guarantor shall make a payment or a transfer of an interest in any property to any Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Parent Borrower or a U.S. Guarantor, the estate of the Parent Borrower or a U.S. Guarantor, a trustee, receiver or any other party under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

10.3          Nature of Liability.

The liability of each U.S. Guarantor hereunder is exclusive and independent of any security for or other guaranty of the U.S. Obligations whether executed by any such U.S. Guarantor, any other guarantor or by any other party, and no U.S. Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Parent Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.S. Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Parent Borrower, or (e) any payment made to any Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider on the U.S. Obligations which such Agent, such Lender, such Cash Management Bank or such Hedging Agreement Provider repays the Parent Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the U.S. Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

10.4          Independent Obligation.

The obligations of each U.S. Guarantor hereunder are independent of the obligations of any other U.S. Guarantor or the Parent Borrower, and a separate action or actions may be brought and prosecuted against each U.S. Guarantor whether or not action is brought against any other U.S. Guarantor or the

Parent Borrower and whether or not any other U.S. Guarantor or the Parent Borrower is joined in any such action or actions.

10.5          Authorization.

Each of the U.S. Guarantors authorizes each Agent, each Lender, each Cash Management Bank and each Hedging Agreement Provider, without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the U.S. Obligations or any part thereof in accordance with this Agreement, any Guaranteed Cash Management Agreement and any Guaranteed Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any U.S. Guarantor or any other party for the payment of the Guaranty under this Article X or the U.S. Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Agents and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, U.S. Guarantors, the Parent Borrower or other obligors.

10.6          Reliance.

It is not necessary for the Agents, the Lenders, any Cash Management Bank or any Hedging Agreement Provider to inquire into the capacity or powers of the Parent Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any U.S. Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

10.7          Waiver.

(a)            Each of the U.S. Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require any Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider to (i) proceed against the Parent Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Parent Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in any Agent’s, any Lender’s, any Cash Management Bank’s or any Hedging Agreement Provider’s power whatsoever.  Each of the U.S. Guarantors waives any defense based on or arising out of any defense of the Parent Borrower, any other guarantor or any other party other than payment in full of the U.S. Obligations (other than contingent indemnity obligations), including any defense based on or arising out of (i) the disability of the Parent Borrower, any other Guarantor or any other party, (ii) the unenforceability of the U.S. Obligations or any part thereof from any cause, (iii) the cessation from any cause of the liability of the Parent Borrower other than payment in full of the U.S. Obligations of the Parent Borrower (other than contingent indemnity obligations), (iv) any amendment, waiver or modification of the U.S. Obligations, (v) any substitution, release, exchange or impairment of any security for any of the U.S. Obligations, (vi) any change in the corporate existence or structure of a Borrower or any other Guarantor, (vii) any claims or rights of set off that such Guarantor may have, and/or (viii) any Requirement of Law or order of any Governmental Authority affecting any term of the U.S. Obligations.  Each of the Agents may, at its election, foreclose on any security held by such Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy such Agent or any Agent or Lender may have against the Parent Borrower or any other party, or any security, without affecting or impairing in any way the liability of any U.S. Guarantor hereunder except to the extent the U.S. Obligations of the Parent Borrower have been paid in full and the Commitments have been terminated.  Each of the U.S. Guarantors waives any defense arising out of any such election by any of the Agents or Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the U.S. Guarantors against the Parent Borrower or any other party or any security.

(b)          Each of the U.S. Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the Guaranty under this Article X, and notices of the existence, creation or incurring of new or additional U.S. Obligations.  Each U.S. Guarantor assumes all responsibility for being and keeping itself informed of the Parent Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Obligations and the nature, scope and extent of the risks which such U.S. Guarantor assumes and incurs hereunder, and agrees that neither any Agent nor any Lender shall have any duty to advise such U.S. Guarantor of information known to it regarding such circumstances or risks.

(c)          Each of the U.S. Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of the Guaranty under this Article X (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders, any Cash Management Bank or any Hedging Agreement Provider (collectively, the “Other Parties”) against the Parent Borrower or any other guarantor of the U.S. Obligations owing to the Lenders, such Cash Management Bank or such Hedging Agreement Provider and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of the Guaranty under this Article X until such time as the U.S. Obligations shall have been paid in full and the Commitments have been terminated.  Each of the U.S. Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Agents, the Lenders, any Cash Management Bank or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the U.S. Obligations and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders, the Cash Management Banks and/or the Hedging Agreement Providers to secure payment of the U.S. Obligations until such time as the U.S. Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the Issuing Lender).

10.8         Limitation on Enforcement.

The Lenders, the Cash Management Bank and the Hedging Agreement Providers agree that the Guaranty under this Article X may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender, Cash Management Bank or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce the Guaranty under this Article X, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement.  The Lenders, the Cash Management Banks and the Hedging Agreement Providers further agree that the Guaranty under this Article X may not be enforced against any director, officer, employee or stockholder of the U.S. Guarantors.

10.9         Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the U.S. Obligations which are the subject of the Guaranty under this Article X and termination of the Commitments relating thereto, confirm to the Parent Borrower, the U.S. Guarantors or any other Person that such U.S. Obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

10.10          Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty under this Article X in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.10, or otherwise under the Guaranty under this Article X, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of this Agreement or the release of such Guarantor in accordance with Section 8.11.  Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI
GUARANTY OF CANADIAN OBLIGATIONS AND FOREIGN SUBSIDIARY BORROWER OBLIGATIONS

11.1          The Guaranty.

In order to induce the Lenders to enter into this Credit Agreement, any Hedging Agreement Provider to enter into any Guaranteed Hedging Agreement and any Cash Management Bank to enter into any Guaranteed Cash Management Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, under any Guaranteed Hedging Agreement and under any Guaranteed Cash Management Agreement, each of the Guarantors hereby agrees with the Agents and the Lenders as follows: such Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Foreign Borrower Obligations.  If any or all of the Foreign Borrower Obligations becomes due and payable hereunder or under any Guaranteed Hedging Agreement or under any Guaranteed Cash Management Agreements, each Guarantor unconditionally promises to pay such Foreign Borrower Obligations to the Agents, the Lenders, the Hedging Agreement Providers, the Cash Management Banks or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Agents or the Lenders in collecting any of the Foreign Borrower Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor would either breach any applicable law or shall be adjudicated to be invalid or unenforceable for any reason (including because of the provisions of applicable state, provincial, or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under or would not otherwise breach applicable law (whether federal, state or provincial, and including the Bankruptcy Code.

11.2          Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Foreign Borrower Obligations to the Lenders, any Cash Management Agreement and any Hedging Agreement Provider whether or not due or payable by the applicable Foreign Borrower upon the occurrence of any of the events specified in Section 7.1(g), and unconditionally promises to pay such Foreign Borrower Obligations to the Multicurrency Agent for the account of the Lenders, to any such Cash Management Bank and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States upon any such occurrence.  Each of the Guarantors further agrees that to the extent that any Foreign Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Multicurrency Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to any Foreign Borrower or a Guarantor, the estate of any Foreign Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

11.3          Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Foreign Borrower Obligations whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by any Foreign Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Foreign Borrower Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Foreign Borrower, or (e) any payment made to any Agent, any Lender, any Cash Management Bank or any Hedging Agreement Provider on the Foreign Borrower Obligations which such Agent, such Lender, such Cash Management Bank or such Hedging Agreement Provider repays any Foreign Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

11.4          Independent Obligation.  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any Foreign Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or any Foreign Borrower and whether or not any other Guarantor or any Foreign Borrower is joined in any such action or actions.

11.5          Authorization.

Each of the Guarantors authorizes each Agent, each Lender, each Cash Management Bank and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Foreign Borrower Obligations or any part thereof in accordance with this Agreement, any Guaranteed Cash Management Agreement and any Guaranteed Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of the Guaranty under this Article XI or the Foreign Borrower Obligations and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Agents and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, Foreign Borrowers or other obligors.

11.6          Reliance.

It is not necessary for the Agents, the Lenders, any Cash Management Bank or any Hedging Agreement Provider to inquire into the capacity or powers of each Foreign Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Foreign Borrower Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

11.7          Waiver.

(a)            Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agents, any Lender, any Cash Management Bank or any Hedging Agreement Provider to (i) proceed against any Foreign Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Foreign Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Agents’, any Lender’s, any Cash Management Bank’s or any Hedging Agreement Provider’s power whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of any Foreign Borrower, any other guarantor or any other party other than payment in full of the Foreign Borrower Obligations (other than contingent indemnity obligations), including any defense based on or arising out of (i) the disability of any Foreign Borrower, any other guarantor or any other party, (ii) the unenforceability of the Foreign Borrower Obligations or any part thereof from any cause, (iii) the cessation from any cause of the liability of each Foreign Borrower other than payment in full of the Foreign Borrower Obligations, (iv) any amendment, waiver or modification of the Foreign Borrower Obligations, (v) any substitution, release, exchange or impairment of any security for any of the Foreign Borrower Obligations, (vi) any change in the corporate existence or structure of any Foreign Borrower or any other Guarantor, (vii) any claims or rights of set off that such Guarantor may have, and/or (viii) any Requirement of Law or order of any Governmental Authority affecting any term of the Foreign Borrower Obligations.  The Agents may, at their election, foreclose on any security held by the Agents by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agents or any Lender may have against any Foreign Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Foreign Borrower Obligations have been paid in full and the Commitments have been terminated.  Each of the Guarantors waives any defense arising out of any such election by the Agents or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against any Foreign Borrower or any other party or any security.

(b)            Each of the Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the Guaranty under this Article XI, and notices of the existence, creation or incurring of new or additional Foreign Borrower Obligations.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Foreign Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Foreign Borrower Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Agents nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)          Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of the Guaranty under this Article XI (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders or the Other Parties against any Foreign Borrower or any other guarantor of the Foreign Borrower Obligations of each Foreign Borrower owing to the Lenders or the Other Parties and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of the Guaranty under this Article XI until such time as the Foreign Borrower

Obligations shall have been paid in full and the Commitments have been terminated.  Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Agents, the Lenders, any Cash Management Bank or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Foreign Borrower Obligations and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders, the Cash Management Banks and/or the Hedging Agreement Providers to secure payment of the Foreign Borrower Obligations until such time as the Foreign Borrower Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated (or, in the case of any Letter of Credit, cash collateralized, backstopped or replaced in a manner reasonably satisfactory to the Issuing Lender).

11.8          Limitation on Enforcement.

The Lenders, the Cash Management Banks and the Hedging Agreement Providers agree that the Guaranty under this Article XI may be enforced only by the action of the Administrative Agent or Multicurrency Agent acting upon the instructions of the Required Lenders and that no Lender, Cash Management Bank or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce the Guaranty under this Article XI, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Multicurrency Agent for the benefit of the Lenders under the terms of this Credit Agreement.  The Lenders, the Cash Management Banks and the Hedging Agreement Providers further agree that the Guaranty under this Article XI may not be enforced against any director, officer, employee or stockholder of the Guarantors.

11.9          Confirmation of Payment.

The Agents and the Lenders will, upon request after payment of the Foreign Borrower Obligations which are the subject of the Guaranty under this Article XI and termination of the Commitments relating thereto, confirm to each Foreign Borrower, the Guarantors or any other Person that such Foreign Borrower Obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 11.2.

11.10         Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty under this Article XI in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.10, or otherwise under the Guaranty under this Article XI, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of this Agreement or the release of such Guarantor in accordance with Section 8.11.  Each Qualified ECP Guarantor intends that this Section 11.10 constitute, and this Section 11.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XII
SPECIAL PROVISIONS APPLICABLE TO LENDERS
UPON THE OCCURRENCE OF A SHARING EVENT

12.1          Participations.

Upon the occurrence and during the continuation of a Sharing Event, the Lenders shall automatically and without further action be deemed to have exchanged interests in the outstanding Loans and outstanding Letters of Credit such that, in lieu of the interests of each Lender in each Loan and each outstanding Letter of Credit, such Lender shall hold an interest in all Loans made to the Borrowers and all outstanding Letters of Credit issued for the account of such Persons or their Subsidiaries at such time, whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof.  The foregoing exchanges shall be accomplished automatically pursuant to this Section 12.1 through purchases and sales of participations in the various Loans and outstanding Letters of Credit as required hereby, although at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence the same.  All purchases and sales of participating interests pursuant to this Section 12.1 shall be made in U.S. Dollars.  At the request of the Administrative Agent, each Lender which has sold participations in any of its Loans and outstanding Letters of Credit as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participating interest therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent and the Multicurrency Agent.  It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.  For the avoidance of doubt, in the event that on or after the occurrence of a Sharing Event, there shall be a disbursement under a Letter of Credit that is not reimbursed by the Parent Borrower then this paragraph shall apply automatically and without further action to such disbursement.  For purposes of subclause (iii)(A) of the definition of “Excluded Taxes” a Lender that acquires a participation pursuant to this Section 12.1 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

12.2           Administrative Agent’s Determinations Binding.

All determinations by the Administrative Agent pursuant to this Article XII shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk after a Sharing Event for all Loans and Letters of Credit and other Extensions of Credit hereunder in accordance with the provisions hereof.  Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Credit Parties and each of the Lenders.  The Administrative Agent shall have no liability to any Credit Party or Lender hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.3          Participation Payments in U.S. Dollars.

Upon, and after, the occurrence of a Sharing Event (a) no further Extensions of Credit shall be made, (b) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Loans denominated in Canadian Dollars or any Multicurrency Alternative Currency (including any interest and other amounts which were accrued but unpaid on the date of such Sharing Event) shall be payable in U.S. Dollars (taking the Dollar Amount of such amounts on the date payment is made with respect thereto) and shall be distributed by the Administrative Agent for the account of the Lenders which made such Loans or are participating therein and (c) all Commitments shall be automatically terminated.  Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any Extensions of Credit upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

12.4          Delinquent Participation Payments.

If any amount required to be paid by any Lender pursuant to this Article XII is not paid to the Administrative Agent on the date upon which the Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (a) the amount so required to be paid by such Lender for the purchase of its participations, (b) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (c) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Article XII shall be conclusive in the absence of manifest error.  Amounts payable by any Lender pursuant to this Article XII shall be paid to the Administrative Agent for the account of the relevant Lenders; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

12.5          Settlement of Participation Payments.

Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Article XII, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

12.6          Participation Obligations Absolute.

Each Lender’s obligation to purchase participating interests pursuant to this Article XII shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party or any other Person for any reason whatsoever, (b) the occurrence or continuance of a Default or an Event of Default, (c) any adverse change in the condition (financial or otherwise) of any Credit Party or any other Person, (iv) any breach of this Agreement by any Credit Party, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  The Lenders agree that the provisions of this Article XII shall be effective as against each of the Lenders before, during, and after the commencement of any bankruptcy case of any of the Credit Parties.  For the avoidance of doubt, after the occurrence of a Sharing Event, nothing herein shall prohibit a Lender from assigning its Exchange Percentage in obligations hereunder on a non-pro rata basis and as otherwise permitted by Section 9.6.

12.7          Increased Costs; Indemnities.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (a) each Lender which has purchased such participations shall be entitled to receive from the Borrowers any increased costs and indemnities directly from Borrowers to the same extent as if it were the direct Lender as opposed to a participant therein and (b) each Lender which has sold such participations shall be entitled to receive from the Borrowers indemnification from and against any and all Taxes imposed as a result of the sale of the participations pursuant to this Article XII.  Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Article XII, increased Taxes may be owing by it pursuant to Section 2.21, which Taxes shall be paid (to the extent provided in Section 2.21) by the respective Borrower or Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Article XII.

12.8          Provisions Solely to Effect Sharing Arrangement.

The provisions of this Article XII are and are intended solely for the purpose of effecting a sharing arrangement among the Lenders and reflect an agreement among creditors for purposes of defining the relative rights and obligations of the Lenders in relation to one another in connection with such arrangement.  None of the Credit Parties shall have any rights or obligations (except as contemplated by Sections 12.3 and 12.7 hereof) under this Article XII against any Lender, Administrative Agent, Multicurrency Agent or otherwise.  Nothing contained in this Article XII is intended to or shall impair the obligations of the Credit Parties, which are absolute and unconditional, to pay the Credit Party Obligations as and when the same shall become due and payable in accordance with their terms.  All references in this Article XII to a Credit Party shall include such person as a debtor-in-possession and any receiver or trustee for such person in any bankruptcy case thereof.

EXHIBIT B

Master Assignment Agreement

[see attached]

MASTER ASSIGNMENT AGREEMENT

This Master Assignment Agreement (this “Master Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between each of the assignors identified on Schedule A hereto as an “Assignor” (collectively, the “Assignors” and each an “Assignor”) and each Assignee identified on Schedule B hereto as an “Assignee” (collectively, the “Assignees” and each an “Assignee”).  It is understood and agreed that the rights and obligations of the Assignees and the Assignors hereunder are several and not joint.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Master Assignment Agreement as if set forth herein in full.

For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignees, and each Assignee hereby irrevocably purchases and assumes from the Assignors, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of such Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount identified below of all of such outstanding rights and obligations of such Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by each Assignor to the Assignees pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interests”).  Each such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Master Assignment Agreement, without representation or warranty by any Assignor.

1.	Assignors:	See Schedule A attached hereto.

2.	Assignees:	See Schedule B Attached hereto.

3.	Borrowers:	WRKCo Inc., a Delaware corporation, and WestRock Company of Canada Corp./Compagnie WestRock du Canada Corp., a Nova Scotia unlimited liability company

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated as of July 1, 2015 by and among WRKCo Inc., a Delaware corporation (the “Parent Borrower”), WestRock Company of Canada Corp./Compagnie WestRock du Canada Corp., a Nova Scotia unlimited liability company (the “Canadian Borrower” and, together with the Parent Borrower, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as Administrative Agent and as Multicurrency administrative agent (as amended, restated, amended and restated, extended, supplemented or otherwise modified)

6.	Assigned Interest:	See Schedules attached hereto

7.	Effective Date:	November 21, 2019

[Remainder of Page Intentionally Left Blank]

The terms set forth in this Master Assignment Agreement are hereby agreed to:

ASSIGNOR

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

ASSIGNEES

See Schedules attached hereto

[Signature Page to Master Assignment Agreement]

The terms set forth in this Master Assignment Agreement are hereby agreed to:

ASSIGNOR

BARCLAYS BANK plc

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to Master Assignment Agreement]

The terms set forth in this Master Assignment Agreement are hereby agreed to:

ASSIGNOR

SANTANDER BANK, N.A.

By:	/s/ Carolina Gutierrez
Name: Carolina Gutierrez
Title: Vice President

/s/ Zara Kamal
Name: Zara Kamal
Title: Vice President

[Signature Page to Master Assignment Agreement]

The terms set forth in this Master Assignment Agreement are hereby agreed to:

ASSIGNOR

BANK HAPOALIM BM

By:	/s/ Charles McLaughlin
Name: Charles McLaughlin
Title: Senior Vice President

/s/ Helen H. Gateson
Name: Helen H. Gateson
Title: Vice President

[Signature Page to Master Assignment Agreement]

The terms set forth in this Master Assignment Agreement are hereby agreed to:

ASSIGNOR

FIRST HAWAIIAN BANK

By:	/s/ Dawn Hofmann
Name: Dawn Hofmann
Title: Executive Vice President

[Signature Page to Master Assignment Agreement]

The terms set forth in this Master Assignment Agreement are hereby agreed to:

ASSIGNOR

THE CHIBA BANK, LTD., NEW YORK BRANK

By:	/s/
Title: General Manager

ASSIGNEES

See Schedules attached hereto

[Signature Page to Master Assignment Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Lender, Multicurrency Agent and U.S. Swingline Lender

By:	/s/ Kay Reedy
Name: Kay Reedy
Title: Managing Director

[Signature Page to Master Assignment Agreement]

BANK OF AMERICA, N.A., as an Issuing Lender

By:	/s/ Erron Powers
Name: Erron Powers
Title: Director

BANK OF AMERICA, N.A., ACTING THROUGH ITS CANADA BRANCH, as Canadian Swingline Lender

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

[Signature Page to Master Assignment Agreement]

Consented to:

WRKCO INC., on behalf of the Assignors listed on Schedule C hereto,

By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Director

[Signature Page to Master Assignment Agreement]

ANNEX 1
to Master Assignment Agreement

STANDARD TERMS AND CONDITIONS FOR
MASTER ASSIGNMENT AGREEMENT

1.          Representations and Warranties.

          1.1            Assignors.  Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of its respective Assigned Interest, (ii) its Assigned Interests is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Master Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

         1.2.          Assignees.  Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Master Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interests and either it, or the person exercising discretion in making its decision to acquire the relevant Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.7 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Master Assignment Agreement and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Master Assignment Agreement and to purchase such Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Master Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignors or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.          Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.

3.          General Provisions.  This Master Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Master Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Master Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Master Assignment Agreement.  This Master Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.